Exhibit 10.1

LOAN AGREEMENT
among
L’AUBERGE NEWCO, LLC,
a Delaware limited liability company
and
ORCHARDS NEWCO, LLC,
a Delaware limited liability company
COLLECTIVELY, AS BORROWER
and
CALMWATER CAPITAL 3, LLC,
a California limited liability company
AS LENDER
Executed as of January 23, 2015

1

Exhibit 10.1

LOAN AGREEMENT
THIS LOAN AGREEMENT (this "Agreement") is dated as of January 23, 2015, by and between L’AUBERGE NEWCO, LLC, a Delaware limited liability company (“L’Auberge”) and ORCHARDS NEWCO, LLC, a Delaware limited liability company (“Orchards” and together with L’Auberge, individually, collectively, jointly and severally "Borrower"), and CALMWATER CAPITAL 3, LLC, a California limited liability company (together with its successors and assigns, "Lender").
R E C I T A L S
A.    L’Auberge is the owner in fee simple of land located at 301 L’Auberge Lane, on which the L’Auberge de Sedona hotel (the “L’Auberge Hotel”) is located, in the City of Sedona, County of Coconino, State of Arizona, and legally described on Exhibit A-1 attached hereto and incorporated herein by reference (the "L’Auberge Real Property"). The L’Auberge Real Property consists of approximately 10.49 acres and contains improvements generally consisting of a hotel (together with all "Improvements" referenced in the Security Instrument (defined below) thereon, collectively, the "L’Auberge Improvements"). As used herein, the term "L’Auberge Property" shall collectively mean the L’Auberge Real Property and the Improvements thereon, all related personal property, and all other "Property" described in the Security Instrument with respect to the L’Auberge Property. Orchards is the owner in fee simple of land located at 254 North Highway 89A, on which the Orchards Inn hotel (the “Orchards Hotel”) is located, in the City of Sedona, County of Coconino, State of Arizona, and legally described on Exhibit A-2 attached hereto and incorporated herein by reference (the "Orchards Real Property" and together with the L’Auberge Real Property, individually or collectively, as the context may require, the “Real Property”). The Orchards Real Property consists of approximately 9.1 acres and contains improvements generally consisting of a hotel (together with all "Improvements" thereon referenced in the Security Instrument (defined below), collectively, the "Orchards Improvements" and together with the L’Auberge Improvements, individually or collectively, as the context may require, the “Improvements”). As used herein, the term "Orchards Property" shall collectively mean the Orchards Real Property and the Orchards Improvements, all related personal property, and all other "Property" described in the Security Instrument with respect to the Orchards Property. As the context may require, “Property” shall refer to the L’Auberge Property and the Orchards Property, individually or collectively. Orchards is subtenant under those certain subleases more particularly described in Exhibit A-3 attached hereto by and between Canyon Portal II, L.L.C., an Arizona limited liability company (“Canyon Portal”), as sublandlord, and Orchards, as subtenant, as amended (the “Orchards Subleases”), which Orchards Subleases are subject to that certain Amended and Restated Commercial Lease dated June 30, 1998 by and between Carla Lepori Coniglio, as Trustee of the Carla Lepori Coniglio Living Trust and the other parties named as “Landlord” therein (collectively, the “Original Ground Lessor”), as landlord, as amended (the “Ground Lease”), in respect of the real property and improvements more specifically described on Exhibit A-4 attached hereto and made a part hereof (the “Ground Lease Parcel”). The rights of Original Ground Lessor have been transferred to Atherton Ventures, LLC, a California limited liability company, and Canyon Portal Properties, LLC, a California limited liability company (collectively, “Ground Lessor”). L’Auberge is tenant under those certain leases more particularly described in Exhibit A-5 attached hereto by and between Sinagua Plaza II, L.L.C., an Arizona limited liability company (“Sinagua”), as landlord, and L’Auberge, as tenant, as amended (the “L’Auberge Leases”), in respect of the real property and improvements more specifically described on Exhibit A-6 attached hereto and made a part hereof (the “Sinagua Parcels”). The Orchards Subleases and the L’Auberge Leases are individually and collectively referred to herein as the “Subleases”. Canyon Portal and Sinagua are individually and collectively referred to herein as “Sublessors”. The Ground Lease Parcel and the Sinagua Parcels are individually and collectively referred to herein as the “Sublease Land”. Lender and Borrower agree that the definitions of “Property” and “Improvements” with respect to the Sublease Land and the respective interests of Borrower under the Subleases include only Borrower’s leasehold interest in the Subleases and such personal property of Borrower owned by Borrower and located on the Sublease Land.
B.    Borrower has applied to Lender for a loan in the amount of up to FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00) (the "Loan") for refinancing the Real Property and costs related thereto, and Lender is willing to make the Loan on the terms and conditions hereinafter set forth. The Loan is evidenced by, among other things, that certain Promissory Note, dated as of the date hereof made by Borrower in the original principal amount of $50,000,000.00, and payable to Lender (such Promissory Note, together with all amendments, modifications and/or supplements thereto are hereinafter collectively referred to as the "Note"). The terms and provisions of the Note are hereby incorporated by reference in this Agreement.
C.    Borrower’s obligations under the Loan will be secured by, among other items, a first priority Deed of Trust, Security Agreement and Financing Statement dated as of the date hereof, from Borrower, to the trustee named therein for the benefit of Lender encumbering the Property, and granting Lender a first priority lien in the Property (such Deed of Trust, Security Agreement and Financing Statement, together with amendments, modifications and/or supplements thereto is hereinafter referred to as the "Security Instrument").
NOW, THEREFORE, Borrower and Lender agree as follows:
ARTICLE 1.
DEFINITIONS
1.1    INCORPORATION OF EXHIBITS AND SCHEDULE. Exhibits A through G and Schedule 1 to this Agreement, attached hereto, are incorporated in this Agreement and expressly made a part hereof by this reference.
1.2    DEFINED TERMS. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.
"ADA" means the Americans with Disabilities Act, 42 U.S.C. §§ 12101, et. seq. as now or hereafter amended or modified.

"Affiliate" of any Person means (a) any other Person which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, (b) any other Person with five percent (5%) or more of the equity interest of which is held beneficially or of record by such Person (in each case, directly or indirectly), (c) with respect to Borrower or any Guarantor, any partner or member in Borrower or any Guarantor (other than partners or members that obtain an interest in Borrower or Guarantor in violation of the terms of the Loan Documents), and (d) any Guarantor or Borrower.
"Affiliate Fees" shall have the meaning ascribed to such term in Section 3.1.1(z) hereof.
"Agreement" shall have the meaning ascribed to such term in the preamble hereto.
"Applicable Laws" shall have the meaning ascribed to such term in Section 6.18 hereof.
"Approved Budget" shall have the meaning ascribed to such term in Section 10.6 hereof.
"Bankruptcy" means with respect to any Person, if such Person (a) makes an assignment for the benefit of creditors, (b) files a voluntary petition in bankruptcy, (c) is adjudged a bankrupt or insolvent, or has entered against itself an order for relief, in any bankruptcy or insolvency proceeding, (d) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (e) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (f) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (g) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment, without such Person’s consent or acquiescence, of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.
"Bankruptcy Code" means the Bankruptcy Reform Act of 1978 (11 USC § 101‑1330) as now or hereafter amended or recodified.
"Borrower" shall have the meaning ascribed to such term in the preamble hereto.
"Borrower Equity" means an amount not less than Two Million Fifteen Thousand and No/100 Dollars ($2,015,000.00)of unborrowed funds which Borrower shall cause to be contributed to or applied in payment of the costs and expenses incurred by Borrower in connection with the Loan and the Property (of which amount at least One Million One Hundred Ninety Thousand and No/100 Dollars ($1,190,000.00) shall be contributed to or applied in payment of the costs and expenses incurred by Borrower in connection with the Immediate Capital Improvement Work).

"Business Day" means a day of the week (but not a Saturday, Sunday or public holiday on which the banking institutions in Los Angeles, California are authorized or required by law to be closed) on which the offices of Lender are open to the public for carrying on substantially all of Lender’s business functions. Unless specifically referenced in this Agreement as a Business Day, all references to "days" shall be to calendar days.
"Capital Improvement Budget" shall mean the capital budget attached hereto as part of Exhibit "C".
"Capital Improvement Work" shall have the meaning ascribed to such term in Section 2.4(c).
"Capital Improvement Work Completion date" means April 30, 2016, subject to Section 9.12 hereof.
"Carveout Guaranty" means the Indemnity and Guaranty Agreement dated as of the date hereof, made by Guarantor in favor of Lender, as modified, amended and/or supplemented from time to time.
"Code" means the Internal Revenue Code of 1986, as amended.
"Collateral" shall have the meaning ascribed to such term in the Security Instrument.
"Control" means the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, family relationship or otherwise. Controlled and Controlling shall have correlative meanings.
“Debt Service Coverage Ratio” shall be equal to the ratio of the Net Operating Income for the twelve (12)-calendar months immediately preceding the applicable calculation date to Deemed Debt Service, as determined by Lender in its sole but good faith discretion, which determination shall be conclusive absent manifest error.
“Deemed Debt Service” shall mean, for the twelve (12)-calendar months immediately succeeding the applicable calculation date, assuming that the interest rate during such succeeding twelve (12)-calendar months is the is the greater of (i) the Note Rate in effect on the applicable calculation date or (ii) seven and one-quarter percent (7.25%) per annum based on the then current Outstanding Principal Balance on such date of determination.
"Default" means an event, omission or condition that, with the giving of notice or lapse of time or both, would constitute an Event of Default.
"Effective Date" means the first date Lender disburses any funds into escrow (and, in all events, interest or amounts funded and deemed funded shall begin to accrue interest on the date Lender disburses any funds into escrow).

"Environmental Indemnity Agreement" means that certain Hazardous Substances Indemnity Agreement dated as of the date hereof, executed by Borrower and Guarantor, collectively, in favor of Lender , as modified, amended and/or supplemented from time to time.
"Environmental Laws" shall have the meaning ascribed to such term in Section 7.1(a) hereof.
"Environmental Report" means that certain Phase I Environmental Report dated December 29, 2014 and prepared by AEI Consultants, Project No. 337752, with respect to the Property for the benefit of Lender.
"ERISA" means the Employee Retirement Income Security Act of 1974, and any regulations issued pursuant thereto, as now or from time to time hereafter in effect.
"Event of Default" shall have the meaning ascribed to such term in Section 11.1 hereof.
“Force Majeure” means a delay or delays, not to exceed a total of one hundred twenty (120) days in the aggregate, caused by unusually adverse weather conditions which have not been taken into account in the Milestone Dates or the Capital Improvement Budget, fire, earthquake or other acts of God, strikes, lockouts, acts of public enemy, riots or insurrections or any other unforeseen circumstances or events beyond the control of Borrower (except financial circumstances or events or matters which may be resolved by the payment of money), and as to which Borrower notifies Lender in writing within five (5) days after each such occurrence; provided, however, no such delay shall suspend or abate any obligation of Borrower, Guarantor or any other person to pay any money.
"GAAP" means generally accepted accounting principles in the United States of America as of the date of the applicable financial report.
"Governmental Authority" means any federal, state, county or municipal government, or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or any court or administrative tribunal.
"Gross Operating Income" shall have the meaning ascribed to such term in Section 10.5(a).
"Gross Revenues" means the amount described in clause (1) of the definition of Net Operating Income.
"Guarantor" means IMH Financial Corporation, a Delaware corporation, and with respect to any other guaranty now or hereafter executed in connection with the Loan, any other Person who, or which, in any manner, is or becomes obligated to Lender thereunder (collectively or jointly and severally as the context thereof may suggest or require).
"Hazardous Substances" shall have the meaning ascribed to such term in Section 7.1(a) hereof.

“Immediate Capital Improvement Work” means the portion of the Capital Improvement Work described on Exhibit C-1 attached hereto.
“Immediate Capital Improvement Work Completion Date” means May 31, 2015, subject to Section 9.12 hereof.
"Improvements" shall have the meaning ascribed to such term in Recital A hereof.
“In-Balance” shall have the meaning ascribed to such term in Section 9.13.
“Interest Reserve” shall have the meaning ascribed to such term in Section 2.4(b).
“Interest Reserve Deficiency” means that Lender concludes in its reasonable discretion that the existing available amounts in the Interest Reserve may be insufficient to pay interest under the Loan through the Maturity Date as follows: based on Net Operating Income at the time such determination is made and calculated using the debt service on the Loan which is anticipated to accrue for the period at the Note Rate (as defined in the Note) which would be in effect under the Note during the remaining Loan term period.
"Leases" means any lease, occupancy agreement, sublease or other agreement creating possessory rights in all or any portion of the Property.
"Lender" shall have the meaning ascribed to such term in the preamble hereto.
"Lender Expenses" shall have the meaning ascribed to such term in Section 2.3(a) hereof.
"Loan" shall have the meaning ascribed to such term in Recital B hereof.
"Loan Commitment Fee" shall have the meaning ascribed to such term in the Note.
"Loan Documents" means those documents, as hereafter modified, amended and/or supplemented from time to time, properly executed and in recordable form, if necessary, listed in Exhibit B hereof as Loan Documents, and such other agreements, documents and instruments executed and/or delivered in connection with the Loan, together with any and all renewals, amendments, extensions and modifications thereof supplements thereof and other changes of any kind thereto.
“Loan-to-Value Ratio” means the ratio of (a) the sum of (i) the outstanding principal amount of the Loan as of the date in question, and (ii) the committed and undisbursed portion of the Loan as of the date in question, to (b) the appraised value of the Property as of such date, as determined by Lender in its sole but good faith discretion whether pursuant to its underwriting practices or an updated appraisal, which determination shall be conclusive absent manifest error.
"Lockbox Agreement" means that certain Lockbox and Security Agreement, between Borrower and Lender of even date herewith.

"Material Agreements" shall mean (i) the Subleases, (ii) the Leases (iii) that certain Second Amended Land Use Restriction agreement recorded in the Official Records of Coconino County, Arizona (the “Official Records”) on March 15, 2010, as Instrument No. 3555970 (the “LURA” and that certain Second Amended Development Agreement recorded in the Official Records on March 15, 2010, as Instrument No. 3555971 (the “Development Agreement”), each as amended or modified from time to time, and (iv) each management, brokerage or leasing agreement, or any cleaning, maintenance, service or other contract or agreement of any kind (other than the Leases) of a material nature (materiality for purposes of this definition shall mean any contract with a term longer than one year and providing for payments of more than One Hundred Thousand Dollars ($100,000), in either case relating to the ownership, development, leasing, management, use, operation, maintenance, repair, improvement or restoration of the Property, whether written or oral.
"Maturity Date" shall have the meaning ascribed to such term in the Note.
"Net Operating Income" shall mean: (1) all income, computed in accordance with GAAP, derived from the ownership and operation of the Property from whatever source, including, without limitation, guest ledger receivables, checks and credit and debit card slips and payments, receipts, revenues, deposits, accounts, cash, issues, profits, charges for goods or services rendered, other items of revenue, receipts or other income as identified in the Uniform System of Accounts for Hotels, 9th Edition, International Association of Hospitality Accounts (1996), as from time to time amended, and all revenues and credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities, all receivables, customer obligations and other obligations now existing or hereafter arising or created out of the sale, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower or any operator or manager of the hotel on the Property or the commercial space located on the Property; minus (2) (x) the Operating Expenses (defined below) for the period being measured and (y) an amount for management expenses not less than the lesser of (aa) four percent (4.0%) of the amount of Gross Revenues, or (bb) the actual management expenses of the Property as of the date of determination.
"Note" shall have the meaning ascribed to such term in Recital B hereof.
“NWRA” means NWRA Ventures I, LLC, a Delaware limited liability company.
“NWRA Loan” means that certain loan made by NWRA, as lender, to Guarantor, as borrower, as evidenced by that certain Loan Agreement dated as of June 7, 2011, as amended, and related documents and instruments, which loan has been or will be paid in full and the obligations thereunder satisfied on or prior to the Effective Date.
"OFAC" shall have the meaning ascribed to such term in Section 6.18 hereof.
"OFAC Laws and Regulations" shall have the meaning ascribed to such term in Section 6.18 hereof.

"Operating Agreements" shall mean, collectively, any covenants, restrictions or agreements of record relating to the construction, operation or use of the Property.
"Operating Budget" shall have the meaning ascribed to such term in Section 10.6 hereof.
"Operating Expenses" means for purposes of calculating Net Operating Income all actual operating expenses and disbursements of every kind, nature or description actually paid or due and payable (and accrued even if not payable in the case of real property taxes and insurance premiums) during (or projected by Lender to be incurred for) the period being measured, including, without limitation, those for leasing, management, operation, maintenance, repairs, annual taxes, bond assessments, ground lease payments, insurance, utilities and other annual expenses actually expended, on a cash basis ), including, without limitation: (i) recurring expenses (e.g., real estate tax and insurance deposits, tenant improvements, leasing commissions and such others as determined by Lender) which are not paid out of any reserve, and (ii) deposits into the FF&E Reserve for the period being measured. Operating Expenses shall not include any interest or principal payments on the Loan or any allowance for depreciation nor shall it include asset management fees or other fees payable under the operating agreement of Borrower. Operating Expenses shall not include any management expenses to the extent that such management expenses have already been deducted from Net Operating Income pursuant to the definition of Net Operating Income contained herein. Operating Expenses shall not include deposits into the FF&E Reserve for the period being measured if no deposits into the FF&E Reserve are required for such period pursuant to Section 2.4 hereof.
"Outstanding Principal Balance" means the then outstanding principal balance of the Loan.
"Participant" shall have the meaning ascribed to such term in Section 12.13 hereof.
"Patriot Act" shall have the meaning ascribed to such term in Section 6.18 hereof.
"Payment Date" shall have the meaning ascribed to such term in the Note.
"Permitted Operating Expenses" shall have the meaning ascribed to such term in Section 10.5(b) hereof.
"Person" means any individual, corporation, partnership, limited liability company, trust, unincorporated organization or other entity.
"Prescribed Laws" shall have the meaning ascribed to such term in Section 6.18 hereof.
"Property" shall have the meaning ascribed to such term in Recital A hereof.
"Real Property" shall have the meaning ascribed to such term in Recital A hereof.
"Required Work" shall have the meaning ascribed to such term in Section 2.5.
"Reserves" means, collectively, any reserves established under the Loan Documents.

"Security Instrument" shall have the meaning ascribed to such term in Recital C hereof.
"Structural Engineering Report" shall have the meaning given to such term in Section 3.1.1(h) hereof.
"Subdivision Map" shall have the meaning ascribed to such term in Section 9.5 hereof.
"Survey" shall have the meaning ascribed to such term in Section 3.1.1(k) hereof.
"Tax and Insurance Reserve" shall have the meaning ascribed to such term in Section 2.4(a) hereof.
"Title Company" means Chicago Title Insurance Company.
"Title Policy" means an ALTA extended coverage lender’s title policy issued by Title Company insuring the lien of the Security Instrument in the full maximum principal amount of the Loan subject only to such exceptions approved by Lender and including such endorsements as are required by Lender.
"Transfer" means the sale, transfer, hypothecation, encumbrance, mortgage, conveyance, lease (excluding room occupancy agreements for rooms at the Improvements entered into in the ordinary course of business), alienation, assignment, pledge, disposition, divestment, or leasing with option to purchase, or assignment of the Property, or any portion thereof or interest therein (whether direct or indirect, legal or equitable, including the issuance, sale, assignment, pledge, alienation, conveyance, divestment, transfer, disposition, hypothecation, mortgage or encumbrance of any direct or indirect ownership interest in Borrower or in any entity having an ownership interest in Borrower, whether direct or indirect) (or entering into any agreement or contract to do any of the foregoing that is not conditioned on compliance with the terms of the Loan Documents), or undertaking, suffering or causing any of the foregoing to occur voluntarily, involuntarily or by operation of law.
"UCC Searches" shall have the meaning ascribed to such term in Section 3.1.1(t).
ARTICLE 2.
LOAN
2.1    LOAN. By and subject to the terms of this Agreement, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender the Loan in the principal sum of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00), said sum to be evidenced by the Note. The Note shall be secured, in part by, among other things, the Security Instrument encumbering the Property. Amounts disbursed to or on behalf of Borrower pursuant to the Note shall be used to refinance the Property and Improvements and for such other purposes and uses as may be permitted under this Agreement and the other Loan Documents.
2.2    MATURITY DATE. On the Maturity Date, all sums due and owing under this Agreement and the other Loan Documents shall be repaid in full. All payments due to Lender under this Agreement, whether at the Maturity Date or otherwise, shall be paid in immediately available funds.
2.3    FUNDING OF LOAN.
(a)    Subject to the terms, provisions and conditions of this Agreement and the other Loan Documents, including, without limitation, satisfaction of the conditions precedent set forth in Section 3.1.1 hereof, on the Effective Date, Borrower agrees to borrow from Lender, and Lender shall disburse to Borrower the proceeds of the Loan which shall be used for paying (A) the cost of paying off any existing financing secured by an encumbrance on the Property, (B) out‑of‑pocket fees, costs and expenses incurred by Lender in connection with the Loan transaction, including, without limitation, all appraisal, title, escrow, engineering, environmental and attorneys’ fees and expenses (collectively, the "Lender Expenses"), (C) the Loan Commitment Fee, (D) establishment of the Tax and Insurance Reserve and a portion of the Interest Reserve in the amount of $617,500, and (E) fees payable to the broker named in Section 12.27 of this Agreement. Borrower hereby authorizes Lender to disburse on the Effective Date such Loan proceeds directly to Lender as are necessary to pay the Lender Expenses and the Loan Commitment Fee.
(b)    Disbursement Requests Subsequent to Effective Date from Reserve Accounts. Without limitations on other restrictions on funding contained in this Section 2.3 or Section 3.1.2, there shall not be more than one (1) disbursement in any calendar month from the Reserves under this Section 2.3. In addition, in connection with any such disbursement, Borrower shall give to Lender, at 11755 Wilshire Boulevard, Suite 1400, Los Angeles, California 90025, Attention: Larry Grantham or at such other address as Lender shall designate, an original or facsimile written request for disbursement in the form of Exhibit E attached hereto or such other form as is required by Lender in its sole discretion (together with all supporting documents and information required by Lender for draws), no later than 2:00 p.m. Eastern Standard Time or Eastern Daylight Time, as applicable, and not less than ten (10) Business Days prior to the proposed funding date of such disbursement. Each such request for disbursement shall specify (i) Borrower’s desired funding date (which shall be a Business Day) in respect of the disbursement of proceeds from the applicable Reserve, (ii) the amount of the proposed disbursement, (iii) the proposed use of such disbursement of the Reserve proceeds, (iv) a certification that each of the conditions to Lender’s obligation to fund the Reserve proceeds as set forth herein have been satisfied, and (v) shall be accompanied by such additional documents and information relating to the proposed disbursement as Lender shall reasonably require. Subject to Lender’s approval of the request for disbursement, which shall be in Lender’s good-faith discretion, and in accordance with the terms and conditions contained in this Agreement, Lender shall use good faith efforts to make available to Borrower the proceeds of each disbursement requested by Borrower on the funding date specified in the Borrower’s request for disbursement (or such other date as Lender shall deem appropriate) and shall disburse such funds into such account of Borrower as Borrower shall specify and Lender shall approve. Each such request for a disbursement from the Reserves shall be accompanied by an administrative fee in the amount of Five Hundred and No/100 Dollars ($500.00) per draw.

(c)    General Provisions Relating to Reserves. Funds in the Reserves shall be used only for the purposes and pursuant to line item limitations set forth in the approved Operating Budget (subject to adjustment as provided in Section 10.6 hereof), or as otherwise set forth in this Agreement. Funds in each of the Reserves may be commingled with other funds of Lender (or its servicer, if applicable). Borrower grants to Lender a first priority security interest in all funds on deposit in the Reserves to secure its obligations under the Loan Documents. If an Event of Default shall occur hereunder or under any other of the Loan Documents, Lender may, without notice or demand on Borrower or any Affiliates of Borrower, at its option: (i) withdraw any or all of the funds (including, without limitation, interest) then remaining in the Reserves and apply the same, after deducting all reasonable costs and expenses of safekeeping, collection and delivery (including, but not limited to, reasonable attorneys’ fees, costs and expenses) to the Loan or any other obligations of Borrower under the other Loan Documents in such manner as Lender shall deem appropriate in its sole discretion, (ii) exercise any and all rights and remedies of a secured party under any applicable Uniform Commercial Code, including, without limitation, those with respect to the Reserves and/or (iii) exercise any other remedies available at law or in equity. Borrower shall execute any and all documents or agreements, and take such actions, as Lender in its good faith reasonably deems necessary or advisable to ensure that Lender shall at all times retain a first-priority perfected security interest in each of the Reserves. Lender shall have no obligation to advance funds from any of the Reserves if a Default or an Event of Default exists and is continuing. Without limitation, Lender shall have no obligation to (a) advance any funds for the Capital Improvement Work after the Capital Improvement Work Completion Date or (b) reimburse Borrower from the Reserves for projects or other works of improvement that Lender determines may not be completed prior to the Capital Improvement Work Completion Date.
2.4    ADDITIONAL RESERVES.
(a)    Tax and Insurance Impounds. Tax and insurance reserves shall be maintained by a monthly deposit by Borrower of one-twelfth (1/12th) of the annual real property taxes and assessments for the Property and one-twelfth (1/12th) of the annual insurance premiums payable for the Property, each as reasonably estimated by Lender (the "Tax and Insurance Reserve"). Notwithstanding the foregoing, on the Effective Date, the Tax and Insurance Reserve shall be funded in an amount which, when the required monthly payments are added thereto, will be sufficient to pay such charges when due. Borrower shall provide to Lender a copy of the applicable invoices at least thirty (30) days prior to (i) the date such Taxes become delinquent and (ii) the date such insurance premiums are due. If Lender at any time determines that any amounts paid into the Tax and Insurance Reserve are insufficient for the payment in full of such taxes, assessments, levies and/or insurance premiums, Lender shall notify Borrower of the increased amounts required to pay all amounts due, whereupon Borrower shall pay (or cause to be paid) to Lender within thirty (30) days thereafter the additional amount as stated in Lender’s notice.
So long as no Default (other than an Unintentional Non-Monetary Default (as hereinafter defined) or Event of Default has occurred and is continuing, all sums in the Tax and Insurance Reserve shall be held by Lender in the Tax and Insurance Reserve to pay annual real property taxes and assessments for the Property when necessary so that the maximum tax discount available may be obtained with regard to the Property and to pay insurance premiums for the Property in one installment before the same become delinquent. Borrower shall be responsible for ensuring the receipt by Lender, at least thirty (30) days prior to the respective delinquency date for Taxes and due date for payment of insurance premiums, of all bills, invoices and statements for all real property taxes and assessments and insurance premiums to be paid from the Tax and Insurance Reserve, and, so long as no Default (other than an Unintentional Non-Monetary Default) or Event of Default hereunder or under any other Loan Document has occurred and is continuing, Lender shall pay the governmental authority or other party entitled thereto directly, to the extent funds are available for such purpose in the Tax and Insurance Reserve. In making any payment from the Tax and Insurance Reserve, Lender shall be entitled to rely on any bill, statement or estimate procured from any public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof. The Tax and Insurance Reserve shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Lender’s option and in Lender’s discretion, may either be held in a separate account or be commingled by Lender with the general funds of Lender or Lender’s loan servicer. Interest (if any) on the funds contained in the Tax and Insurance Reserve shall accrue for the benefit of and belong to Lender and shall be paid immediately to Lender. No interest on funds contained in the Tax and Insurance Reserve shall be paid by Lender to Borrower. The Tax and Insurance Reserve is solely for the protection of Lender and entails no responsibility on Lender’s part beyond the payment of taxes, assessments and insurance premiums following receipt of bills, invoices or statements therefor in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. Upon assignment of the Loan by Lender, any funds in the Tax and Insurance Reserve shall be turned over to the assignee and any responsibility of Lender, as assignor, with respect thereto shall terminate. If the total funds in the Tax and Insurance Reserve shall exceed the amount of payments actually applied by Lender for the purposes of the Tax and Insurance Reserve, such excess shall, at the option of Lender, either be credited by Lender on subsequent payments to be made hereunder or refunded to Borrower. If, however, the Tax and Insurance Reserve shall not contain sufficient funds to pay the sums required when the same shall become due (with respect to insurance premiums) or delinquent (with respect to Taxes), Borrower shall, within ten (10) days after receipt of written notice thereof, deposit with Lender the full amount of any such deficiency. If Borrower shall fail to deposit with Lender the full amount of such deficiency as provided above, such failure shall constitute an Event of Default and, without limiting Lender’s other rights and remedies by reason thereof, Lender shall have the option, but not the obligation, to make such deposit and all amounts so deposited by Lender, together with interest thereon at the Default Interest Rate from the date deposited by Lender until actually paid by Borrower, shall be immediately paid by Borrower on demand and shall be secured by the Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. Upon the occurrence and during the continuance of an Event of Default, Lender may, but shall not be obligated to, to the extent permitted by law, apply at any time the balance then remaining in the Tax and Insurance Reserve against the indebtedness secured by the Security Instrument in whatever order Lender shall subjectively determine. No such application of the Tax and

Insurance Reserve shall be deemed to cure any Default or Event of Default hereunder. Upon full payment of the indebtedness secured by the Loan Documents in accordance with its terms or at such earlier time as Lender may elect, the balance of the Tax and Insurance Reserve then in Lender’s possession shall be paid over to Borrower and no other party shall have any right or claim thereto. “Unintentional Non-Monetary Default” means an unintentional default hereunder or under the other Loan Documents for a reason other than Borrower’s failure to pay when due any sums payable under the Note or any of the other Loan Documents, which default Borrower has commenced to cure and will cause to be cured within the cure period provided under the Loan Documents.
(b)    Interest Reserve. Contemporaneously with the execution hereof, Borrower has established with Lender, from proceeds of the Loan, a reserve (the "Interest Reserve") in an initial amount equal to Six Hundred Seventeen Thousand Five Hundred and No/100 Dollars ($617,500.00). The Interest Reserve may be periodically disbursed directly by Lender to Lender for the payment of interest which accrues and becomes due under the Note pursuant to the terms and conditions of this Section 2.4 and Section 3.1.2. If at any time there is an Interest Reserve Deficiency, Borrower shall, within thirty (30) days after written notice by Lender, deposit with Lender (or into a Reserve established by Lender) the amount of the Interest Reserve Deficiency. Such deposit by Borrower (other than the initial amount of $617,500.00 specified above) shall be derived from additional Borrower Equity and shall not come from Loan proceeds or otherwise be borrowed. Lender is hereby authorized to charge the Loan directly for such interest payments when due by reducing the amount in the Interest Reserve pursuant to the terms and conditions of this Section 2.4 and Section 3.1.2. If Lender disburses funds to Lender directly from the Interest Reserve, Lender shall provide Borrower with a monthly interest statement. Depletion of the Interest Reserve shall not release Borrower from any of Borrower’s obligations under the Loan Documents including, without limitation, payment of all accrued and due interest. Lender shall have no obligation to release any portion of the Interest Reserve during any period that a Default (other than an Unintentional Non-Monetary Default) or an Event of Default exists and is continuing.
Commencing on March 1, 2015, Borrower shall fund and maintain the Interest Reserve by delivering to Lender on each Payment Date a deposit into the Interest Reserve equal to One Hundred Thousand and No/Dollars ($100,000) per month; provided, however, that, Borrower shall have no obligation to fund the Interest Reserve for the months of December, January and February of each year (it being understood that the monthly deposits into the Interest Reserve shall recommence in March of each year). Lender shall have the right, in its reasonable discretion, to increase the amount of monthly deposits required to be made by Borrower into the Interest Reserve from time to time following Lender’s review of the Approved Budget. So long as no Default (other than an Unintentional Non-Monetary Default) or Event of Default hereunder or under the other Loan Documents has occurred and is continuing, all sums in the Interest Reserve and disbursed to Borrower (pursuant to the terms hereof, including Section 3.1) shall be held by Lender in the Interest Reserve for the payment of interest which accrues and becomes due under the Note.

Upon assignment of the Loan by Lender, any funds in the Interest Reserve shall be turned over to the assignee and any responsibility of Lender, as assignor, with respect thereto shall terminate. Funds in the Interest Reserve shall only be used for the purpose set forth in this Section, except that if there is an Event of Default under the Loan Documents, Lender may, but shall not be obligated to, apply at any time that such Event of Default is continuing the balance then remaining in the Interest Reserve against the indebtedness secured hereby in whatever order Lender shall subjectively determine. No such application of the Interest Reserve shall be deemed to cure any Default or Event of Default hereunder. Upon full payment of the indebtedness secured hereby in accordance with its terms or at such earlier time as Lender may elect, the balance of the Interest Reserve then in Lender's possession shall be paid over to Borrower and no other party shall have any right or claim thereto. The Interest Reserve shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Lender's option and in Lender's discretion, may either be held in a separate account or be commingled by Lender with the general funds of Lender or Lender's loan servicer. Borrower understands and agrees that, notwithstanding the establishment of the Interest Reserve as herein required, all of the proceeds of the Note have been, and shall be considered, fully disbursed and shall bear interest and be payable on the terms provided therein. Borrower grants to Lender a first priority security interest in all funds on deposit in the Interest Reserve to secure its obligations under the Loan Documents. Borrower shall execute any and all documents or agreements, and take such actions, as Lender in its good faith reasonably deems necessary or advisable to ensure that Lender shall at all times retain a first-priority perfected security interest in the Interest Reserve.
(c)    Capital Improvement Reserve. Contemporaneously with the execution hereof, Borrower has established with Lender a reserve for the payment of the costs and expenses of the Capital Improvement Work, in accordance with the budgeted capital expenditures to the Property and in all cases as permitted under this Agreement and the other Loan Documents and as specified in the Capital Improvement Budget attached hereto as part of Exhibit C (the “Capital Improvement Reserve”). Amounts in the Capital Improvement Reserve shall be made available on the terms and conditions contained herein (including the conditions contained in Section 3.1.2 hereof). Lender shall have no obligation to release any portion of the Capital Improvement Reserve during any period that a Default or an Event of Default exists and is continuing.
Borrower shall fund and maintain the Capital Improvement Reserve by delivering to Lender on the first Payment Date (as defined in the Note) and on each Payment Date through and including July 1, 2015, a deposit into the Capital Improvement Reserve equal to Five Hundred Eighty Thousand and No/Dollars ($580,000.00) per month (the “Mandatory Deposits”) (which funds shall not have been generated from the operation of the Property). So long as no Default or Event of Default hereunder or under the other Loan Documents has occurred and is continuing, all sums in the Capital Improvement Reserve and disbursed to Borrower (pursuant to the terms hereof, including Section 3.1) shall be held by Lender in the Capital Improvement Reserve for the payment of the costs and expenses set forth on the Capital Improvement Budget. In addition, Borrower shall deposit all excess Gross Operating Income from the Property after payment of the items set forth in Section 2.6(i) through (vi) into the Capital Improvement

Reserve (the “Excess Cash Flow Deposits”); provided, however, that except as set forth in Section 9.12 below, such Excess Cash Flow Deposits shall no longer be required after (i) Borrower deposits Two Million Dollars ($2,000,000) (exclusive of the Mandatory Deposits) from Borrower’s funds (which funds shall not have been generated from the operation of the Property) into the Capital Improvement Reserve, it being acknowledged and agreed that such Two Million Dollars ($2,000,000.00) may be, and are intended to be, funded by the loan proceeds of that certain loan to be made by Lender to an affiliate of Borrower in the original principal amount of Thirty Million Dollars ($30,000,000.00) as more specifically set forth in that certain term sheet dated November 28, 2014 in respect of the IMHFC portfolio, or (ii) Six Million Two Hundred Fifty Thousand Dollars ($6,250,000) shall have been deposited by Borrower into the Capital Improvement Reserve. At such time that Borrower has funded Two Million Dollars ($2,000,000) (exclusive of the Mandatory Deposits) into the Capital Improvement Reserve, the obligation to make Excess Cash Flow Deposits hereunder shall terminate, except as set forth in Section 9.12 below.
So long as no Default or Event of Default hereunder or under the other Loan Documents has occurred and is continuing, all sums in the Capital Improvement Reserve and disbursed to Borrower (pursuant to the terms hereof, including Section 3.1) shall be held by Lender in the Capital Improvement Reserve to pay the costs and expenses of capital improvements projects, replacement and maintenance of furniture, furnishings, fixtures and equipment to fully equip the Property as set forth in the Capital Improvement Budget (collectively, "Capital Improvement Work"). So long as no Default or Event of Default hereunder or under the other Loan Documents has occurred and is continuing, Lender shall, to the extent funds are available for such purpose in the Capital Improvement Reserve, disburse to Borrower the amount paid or incurred by Borrower in performing such Capital Improvement Work within ten (10) days following the satisfaction of all the following conditions:
(i)    the receipt by Lender of a written request from Borrower for disbursement from the Capital Improvement Reserve in the form attached hereto as Exhibit E and a certification from Borrower that the applicable item of Capital Improvement Work has been completed;
(ii)    the delivery to Lender of invoices, receipts or other evidence satisfactory to Lender verifying the cost of performing the Capital Improvement Work (or portion thereof) to be reimbursed;
(iii)    the delivery to Lender of conditional lien waivers (and within thirty (30) days after disbursement of funds from the Capital Improvement Reserve to Borrower, Borrower shall deliver to Lender affidavits, lien waivers or other evidence reasonably satisfactory to Lender ("Final Releases") showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and have furnished material or labor with respect to the Capital Improvement Work for which the disbursement is requested have been paid all amounts due for labor and materials for such job);
(iv)    the delivery to Lender of a certification from an inspecting architect or other third party acceptable to Lender describing the completed Capital Improvement Work for such job and verifying the completion of the Capital Improvement Work for such job and the cost of the completed Capital Improvement Work for such job;
(v)    the delivery to Lender of a new certificate of occupancy or temporary certificate of occupancy for the portion of the Improvements covered by such Capital Improvement Work, if said new certificate of occupancy is required by law, or a certification by Borrower that no new certificate of occupancy is required;
(vi)    the receipt by Lender of the actual out of pocket costs incurred by Lender in connection with each disbursement;
(vii)    the receipt by Lender of an administrative fee in the amount of Five Hundred Dollars ($500); and
(viii)    the delivery to Lender of a certificate, in form and substance acceptable to Lender in its reasonable discretion, whereby Borrower certifies that all representations and warranties set forth in the Loan Documents are true and correct as of the date of such certificate.
Lender shall not be required to make advances from the Capital Improvement Reserve more frequently than once in any thirty (30) day period. In making any payment from the Capital Improvement Reserve, Lender shall be entitled to rely on such request from Borrower without any inquiry into the accuracy, validity or contestability of the certifications or other information provided by Borrower (but reserves the right to withhold any such payment if it reasonably determines that any such certification, or other information is inaccurate). Lender shall not be required to make any future payment from the Capital Improvement Reserve until all Final Releases for prior Capital Improvement Work are delivered to Lender. Lender may, at Borrower's expense, make or cause to be made during the term of the Loan inspections at the Property to determine the need, as determined by Lender in its reasonable judgment, for further Capital Improvement Work of the Property. In the event that such inspection reveals that further Capital Improvement Work of the Property are reasonably required, Lender shall provide Borrower with a written description of the required Capital Improvement Work and Borrower shall complete such Capital Improvement Work to the reasonable satisfaction of Lender within ninety (90) days after the receipt of such description from Lender, or such later date as may be approved by Lender in its reasonable discretion. The Capital Improvement Reserve is solely for the protection of Lender and entails no responsibility on Lender's part beyond the payment of the costs and expenses described in this Section in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. In the event that the amounts on deposit or available in the Capital Improvement Reserve are inadequate to pay the cost of the Capital Improvement Work, Borrower shall pay promptly the amount of such deficiency. Upon assignment of the Loan by Lender, any funds in the Capital Improvement Reserve shall be turned over to the assignee and any responsibility of Lender, as assignor, with respect thereto shall terminate. Funds in the Capital Improvement Reserve shall only be used for the purpose set forth in this Section, except that if there is an Event of Default under the Loan Documents, Lender may, but shall not be obligated to, apply at any time that such Event of Default is continuing the balance then remaining in the Capital Improvement Reserve against the indebtedness secured hereby in whatever order Lender shall subjectively determine. No such application of the Capital Improvement Reserve shall be deemed to cure any Default or Event of Default hereunder. Upon full payment of the indebtedness secured hereby in accordance with its terms or at such earlier time as Lender may elect, the balance of the Capital Improvement Reserve then in Lender's possession shall be paid over to Borrower and no other party shall have any right or claim thereto. The Capital Improvement Reserve shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Lender's option and in Lender's discretion, may either be held in a separate account or be commingled by Lender with the general funds of Lender or Lender's loan servicer. Borrower understands and agrees that, notwithstanding the establishment of the Capital Improvement Reserve as herein required, all of the proceeds of the Note have been, and shall be considered, fully disbursed and shall bear interest and be payable on the terms provided therein. Borrower grants to Lender a first priority security interest in all funds on deposit in the Capital Improvement Reserve to secure its obligations under the Loan Documents. Borrower shall execute any and all documents or agreements, and take such actions, as Lender in its good faith reasonably deems necessary or advisable to ensure that Lender shall at all times retain a first-priority perfected security interest in the Capital Improvement Reserve.
(d)    FF&E Reserve. Commencing on February 1, 2016 and on each Payment Date thereafter, Borrower shall fund and maintain a capital expenditure, furniture, fixtures and equipment reserve ("FF&E Reserve") by depositing with Lender an amount equal to two percent (2%) of Gross Revenue on each Payment Date through and including July, 2016; (ii) three percent (3%) of Gross Revenue on each Payment Date from August, 2016 through and including January, 2017; and (iii) four percent (4%) of Gross Revenue on each Payment Date from February, 2017 and thereafter. So long as no Event of Default hereunder or under the other Loan Documents has occurred and is continuing, all sums in the FF&E Reserve and disbursed to Borrower (pursuant to the terms hereof, including Section 3.1) shall be held by Lender in the FF&E Reserve to pay the costs and expenses of capital improvements projects, replacement and maintenance of furniture, furnishings, fixtures and equipment to fully equip the Property as set forth in the Approved Budget (collectively, "FF&E Work"). So long as no Event of Default hereunder or under the other Loan Documents has occurred and is continuing, Lender shall, to the extent funds are available for such purpose in the FF&E Reserve, disburse to Borrower the amount paid or incurred by Borrower in performing such FF&E Work within ten (10) days following the satisfaction of all the following conditions:
(i)    the receipt by Lender of a written request from Borrower for disbursement from the FF&E Reserve in the form attached hereto as Exhibit E and a certification from Borrower that the applicable item of FF&E Work has been completed;
(ii)    the delivery to Lender of invoices, receipts or other evidence satisfactory to Lender verifying the cost of performing the FF&E Work (or portion thereof) to be reimbursed;
(iii)    the delivery to Lender of conditional lien waivers (and within thirty (30) days after disbursement of funds from the FF&E Reserve to Borrower, Borrower shall deliver to Lender affidavits, lien waivers or other evidence reasonably satisfactory to Lender ("Final

Releases") showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and have furnished material or labor with respect to the FF&E Work for which the disbursement is requested have been paid all amounts due for labor and materials for such job);
(iv)    the delivery to Lender of a certification from an inspecting architect or other third party acceptable to Lender describing the completed FF&E Work for such job and verifying the completion of the FF&E Work for such job and the cost of the completed FF&E Work for such job;
(v)    the delivery to Lender of a new certificate of occupancy or temporary certificate of occupancy for the portion of the Improvements covered by such FF&E Work, if said new certificate of occupancy is required by law, or a certification by Borrower that no new certificate of occupancy is required;
(vi)    the receipt by Lender of the actual out of pocket costs incurred by Lender in connection with each disbursement;
(vii)    the receipt by Lender of an administrative fee in the amount of Five Hundred Dollars ($500); and
(viii)    the delivery to Lender of a certificate, in form and substance acceptable to Lender in its reasonable discretion, whereby Borrower certifies that all representations and warranties set forth in the Loan Documents are true and correct as of the date of such certificate.
Lender shall not be required to make advances from the FF&E Reserve more frequently than once in any thirty (30) day period. In making any payment from the FF&E Reserve, Lender shall be entitled to rely on such request from Borrower without any inquiry into the accuracy, validity or contestability of the certifications or other information provided by Borrower (but reserves the right to withhold any such payment if it reasonably determines that any such certification, or other information is inaccurate). Lender shall not be required to make any future payment from the FF&E Reserve until all Final Releases for prior FF&E Work are delivered to Lender. Lender may, at Borrower's expense, make or cause to be made during the term of the Loan inspections at the Property to determine the need, as determined by Lender in its reasonable judgment, for further FF&E Work of the Property. In the event that such inspection reveals that further FF&E Work of the Property are reasonably required, Lender shall provide Borrower with a written description of the required FF&E Work and Borrower shall complete such FF&E Work to the reasonable satisfaction of Lender within ninety (90) days after the receipt of such description from Lender, or such later date as may be approved by Lender in its reasonable discretion. The FF&E Reserve is solely for the protection of Lender and entails no responsibility on Lender's part beyond the payment of the costs and expenses described in this Section in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. In the event that the amounts on deposit or available in the FF&E Reserve are inadequate to pay the cost of the FF&E Work, Borrower shall pay promptly the amount of such deficiency. Upon assignment of the Loan by Lender, any funds in the FF&E Reserve shall be turned over to the assignee and any responsibility of Lender, as assignor, with respect thereto shall terminate. Funds in the FF&E Reserve shall only be used for the purpose set forth in this Section, except that if there is an Event of Default under the Loan Documents, Lender may, but shall not be obligated to, apply at any time that such Event of Default is continuing the balance then remaining in the FF&E Reserve against the indebtedness secured hereby in whatever order Lender shall subjectively determine. No such application of the FF&E Reserve shall be deemed to cure any Default or Event of Default hereunder. Upon full payment of the indebtedness secured hereby in accordance with its terms or at such earlier time as Lender may elect, the balance of the FF&E Reserve then in Lender's possession shall be paid over to Borrower and no other party shall have any right or claim thereto. The FF&E Reserve shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Lender's option and in Lender's discretion, may either be held in a separate account or be commingled by Lender with the general funds of Lender or Lender's loan servicer. Borrower understands and agrees that, notwithstanding the establishment of the FF&E Reserve as herein required, all of the proceeds of the Note have been, and shall be considered, fully disbursed and shall bear interest and be payable on the terms provided therein. Borrower grants to Lender a first priority security interest in all funds on deposit in the FF&E Reserve to secure its obligations under the Loan Documents. Borrower shall execute any and all documents or agreements, and take such actions, as Lender in its good faith reasonably deems necessary or advisable to ensure that Lender shall at all times retain a first-priority perfected security interest in the FF&E Reserve.
2.5    REQUIRED WORK. Any improvements required to be performed under this Agreement or paid for under this Agreement ("Required Work") (including, without limitation, all work required under Section 9.12 hereof and all work paid for or required to be performed under or funded from the Capital Improvement Reserve shall be diligently performed and completed in a lien-free and good and workmanlike manner. Without limitation, all Required Work shall comply with all applicable laws, ordinances, rules and regulations of all Governmental Authorities having jurisdiction over the Property and applicable insurance requirements, including applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters. If Lender disapproves, in its reasonable judgment, any portion of the construction or equipping of the Property, Borrower, within ninety (90) days after such disapproval, shall commence to correct the condition so disapproved, and thereafter will diligently complete such correction. Borrower agrees that all materials contracted or purchased for construction of the Property and all labor hired or contracted for with respect to any construction and paid for with proceeds of the Loan will be used and employed solely on the Property and for no other purpose.
2.6    DISTRIBUTION OF CASH FLOW.
Borrower shall cause all Gross Operating Income to be applied on a monthly basis for the following purposes and in the following order of priority:
(ix)    First, to establish and fund the Tax and Insurance Reserve;
(x)    Next, to Lender to make the monthly interest payments due and payable on the Loan;

(xi)    Next, to Lender for the payment of any other amounts then due and payable under the Loan Documents;
(xii)    Next, to the payment of the Permitted Operating Expenses;
(xiii)    Next, to the Tax and Insurance Reserve in accordance with Section 2.4(b) hereof;
(xiv)    Next, to the FF&E Reserve in accordance with Section 2.4(d) hereof; and
(xv)    Next, to the Capital Improvement Reserve in accordance with Section 2.4(c) hereof;
(xvi)    Then, provided Borrower is not obligated to make Excess Cash Flow Deposits under Section 2.4(c) or 9.12, the balance of the Gross Operating Income, if any, to Borrower.
SUBJECT TO THE PROVISIONS OF SECTION 3 OF THE NOTE, IN THE EVENT THAT GROSS OPERATING INCOME SHALL NOT BE SUFFICIENT TO ENABLE BORROWER TO MAKE ANY OF THE PAYMENTS DESCRIBED IN SUBPARAGRAPHS (i) THROUGH (vi) ABOVE, BORROWER SHALL BE AND REMAIN OBLIGATED TO MAKE SUCH PAYMENTS FROM OTHER SOURCES.

ARTICLE 3.
DISBURSEMENT
3.1    CONDITIONS PRECEDENT TO DISBURSEMENTS.
3.1.1    Lender’s obligation to make the initial disbursement under the Loan Documents shall be subject to satisfaction of following conditions precedent by not later than the date hereof:
(a)    No Default or Event of Default. There exists no Default or Event of Default.
(b)    Loan Documents. Lender shall have received all Loan Documents, other documents, instruments, policies, and forms of evidence or other materials requested by Lender under the terms of this Agreement or any of the other Loan Documents.
(c)    Security Instrument. The Security Instrument is a valid lien upon the Property and is prior and superior to all other liens and encumbrances thereon except those approved by Lender in writing.

(d)    Representations and Warranties True at Closing. The representations and warranties contained in Article 6 of this Agreement or otherwise made by or on behalf of Borrower in any of the Loan Documents or in any certificate, written statement or other writing given in connection with the Loan (including, but not limited to, all financial and operating statements) shall be true and correct in all material respects on and as of the Effective Date with the same effect as if made at such time.
(e)    Performance. Borrower shall have performed and complied with all agreements and conditions contained herein required to be performed and complied with by Borrower prior to or on the Effective Date.
(f)    Reports, Studies and Permits. Lender shall have received and approved in form and substance reasonably satisfactory to Lender:  (i) a report of the physical condition of the Property (the “Property Condition Report”); (ii) copies of all agreements which were material to completion of the Improvements; (iii) copies of all building permits and similar permits, licenses, approvals, zoning and land use approval, development agreements and other authorizations of governmental agencies, if any, required in connection with the development of the Property; and (iv) copies of any initial study, negative declaration, mitigated negative declaration, environmental impact report, notice of determination or notice of exemption prepared, adopted, certified or filed by or with any governmental agency in connection with the Property.
(g)    Environmental Matters. Lender shall have received the Environmental Report in form and substance reasonably satisfactory to Lender from an independent, licensed environmental engineer approved by Lender, certifying to Lender that the Property is free from any Hazardous Substances, except for such uses which are in compliance with Environmental Laws. Such report shall be addressed directly to Lender or, if such report is not addressed to Lender, Borrower shall obtain reliance letters satisfactory to Lender.
(h)    Structural Engineering Report. Lender shall have received and approved from an independent, licensed engineer reasonably acceptable to Lender, a report (the "Structural Engineering Report") certifying to Lender that the Property is structurally sound and is in good order and repair, identifying, among other things, any deferred maintenance for the Property and the cost thereof, providing a 10-year schedule of anticipated capital expenditures and the per annum costs thereof, and setting forth recommendations of remedial repairs, capital improvements and replacements which should be undertaken.
(i)    Earthquake Report. If required by Lender, Lender shall have received and approved from an independent, licensed engineer reasonably acceptable to Lender, a report stating the probable maximum loss to the Property resulting from seismic events. The report shall include, but shall not be limited to, a soil analysis, structural analysis, and soil-structure interaction analysis, proximity to known faults and seismic history.
(j)    Title Insurance. The Title Company shall be irrevocably committed to issue to Lender the Title Policy which shall include extended coverage policies of title insurance, together with such endorsements as required by Lender, in the amount of the Loan (or other amount approved by Lender) and issued by Title Company, with such reinsurance or co‑insurance as may be required by Lender, in form and substance satisfactory to Lender insuring that Borrower is the owner of the Property, and that the Security Instrument creating the insurable interest of Lender under the Title Policy is a valid first lien on the Property encumbered thereby, in favor of Lender, its successors and assigns, as the insured, free and clear of all liens, encumbrances and exceptions to title whatsoever, other than encumbrances approved in writing by Lender prior to the Effective Date.
(k)    Survey. Borrower shall have furnished to Lender two (2) copies of an acceptable survey by an independent, registered surveyor reasonably satisfactory to Lender, certified to Borrower, Lender, Lender’s successors and assigns, and the Title Company as having been made in accordance with the most recent standards for "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys," jointly established and adopted by ALTA and ACSM (the "Survey").
(l)    Insurance. Borrower shall have delivered to Lender the policies of insurance (or certificates) as required by Article 5 of this Agreement, and shall have delivered evidence reasonably satisfactory to Lender of the payment of all premiums payable for the existing period of such policies.
(m)    Consents, Licenses, Permits and Approvals. Borrower shall have furnished to Lender copies of, or other evidence satisfactory to Lender establishing that Borrower has obtained, all consents, licenses, permits and approvals from any and all governmental authorities having jurisdiction over Borrower and/or the Property, which are required in connection with the Property and the Improvements and/or the execution, delivery and performance by Borrower under, and the validity and enforceability of, the Loan Documents, and all such consents, licenses, permits and approvals shall be in full force and effect, and written proof that any and all corporate, partnership and limited liability company action necessary to enable Borrower to enter into the financing transactions contemplated by this Agreement shall have been obtained and/or taken by Borrower (including, without limitation, any required consents of any partners, members and/or shareholders).
(n)    REAs, CCRs. Lender shall have received copies of any reciprocal easement agreements, development agreements, covenants, conditions and restrictions or similar agreements affecting the Property and each and all of the same shall be reasonably satisfactory in form and substance to Lender.
(o)    Financial Statements. Lender shall have received originally signed and dated financial statements, balance sheets, and tax returns from Borrower, and each Guarantor, and any other financial information relating to the Property requested by Lender, including, without limitation, income and expense statements.
(p)    Payment of Fees and Expenses. Borrower shall have paid to Lender, on or before the Effective Date, the Loan Commitment Fee and the Lender Expenses.

(q)    Rent Roll. Borrower shall have provided Lender with a current itemized and certified rent roll for the Property.
(r)    Lien Search Reports. Lender shall have received satisfactory reports of UCC, federal tax lien, state tax lien, bankruptcy, judgment and pending litigation searches conducted by a search firm reasonably acceptable to Lender (collectively, the "UCC Searches"). Such UCC Searches shall have been received in relation to Borrower, Guarantor and each owner of the Property (or any portion thereof) immediately prior to the acquisition of the Property by Borrower (to the extent that Borrower is acquiring the Property from such prior owner in connection with the Loan).
(s)    No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of Lender would enjoin, prohibit or restrain, or impose or result in an adverse effect upon the making or repayment of the Loan or the consummation of the transactions contemplated by the Loan Documents.
(t)    Material Contracts. Borrower shall have delivered to Lender a copy of all Material Agreements and Operating Agreements relating to the Property. In addition, if required by Lender, Borrower shall obtain estoppels and other customary agreements with any third parties under such Material Agreements and Operating Agreements.
(u)    Site Inspection. Lender shall have performed, or caused to be performed on its behalf, an on-site due diligence review of the Property to be acquired with the Loan satisfactory to Lender in Lender’s sole discretion.
(v)    Subdivision. Lender shall have received evidence satisfactory to Lender (including title endorsements) that the Real Property comprising the Property constitutes a separate lot for real estate tax and assessment purposes.
(w)    No Material Adverse Change. Since the date financial reports were delivered to Lender, there shall have been no material adverse change in the financial condition or business of Borrower or Guarantor nor any material decline in the condition or market value of the Property, each as determined by Lender in its sole discretion.
(x)    Underwriting and Due Diligence. Lender shall have satisfactorily completed its underwriting and due diligence with respect to the Loan, Borrower, the partners, joint venturers or members of Borrower, Guarantor, and the Property, including, without limitation, any title, survey, insurance, tenant estoppel letters, lease abstracts, environmental reports, structural reports, and financial statements relating to the Property, and Lender shall have completed such other real estate and legal due diligence investigations as Lender deems necessary, and such review and investigations shall provide Lender with resulting information which, in Lender’s sole discretion, is satisfactory to permit Lender to enter into this Agreement and to make the Loan.

(y)    Budgets. Lender shall have reviewed and reasonably approved capital improvement and operating budgets for the Property, and Borrower’s proposed sources and uses of funds for the Loan proceeds, together with a detailed timeline for completion of the capital improvements or renovations (if any) contemplated for the Property.
(z)    Affiliate Fees. Borrower shall have disclosed to Lender, and Lender shall have approved, all fees, commissions and other amounts (collectively, "Affiliate Fees") which have been or will be reimbursed or paid to or paid on behalf of Borrower, any Guarantor or any Affiliate thereof in connection with the acquisition or financing of the Property. All Affiliate Fees shall be deducted from the calculation of the capitalization costs of the financing transaction contemplated by this Agreement for determining the maximum principal amount of the Loan and Borrower’s required equity contribution. Without limitation on the foregoing, all Affiliate Fees shall be subordinate to the Loan and shall be terminable by Lender in the event of the occurrence of an Event of Default;
(aa)    Interest Rate Cap. Borrower shall have purchased an interest rate protection agreement or other hedging instrument acceptable to Lender in its sole and absolute discretion, which interest rate protection agreement shall have been assigned to Lender in writing, shall name Lender as payee thereunder;
(bb)    Charter Documents. Lender shall have received from Borrower and Guarantor, certified copies of all organizational documents relating to such Person (other than a natural Person) as Lender may request, including, but not limited to, all partnership or operating agreements evidencing the organization, existence and authority of Borrower and such other corporate, partnership and limited liability company documents with respect to Borrower and its constituent entities as Lender shall require, including evidence of authorization and incumbency of all Persons executing the Loan Documents on behalf of Borrower, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the execution, delivery and performance of the Loan Documents, and incumbency certificates;
(cc)     Additional Matters. Lender shall have received such other permits, certificates (including certificates of occupancy reflecting the use of the Property as of the Effective Date), opinions, documents and instruments (including without limitation, written proof from the appropriate Governmental Authority regarding the zoning of the Property) in form and substance reasonably acceptable to Lender relating to the Loan as may have been requested by Lender and all other documents and all legal matters in connection with the Loan shall be reasonably satisfactory in form and substance to Lender.
(dd)    Ground Lease Estoppel. Lender shall have received an estoppel certificate from Ground Lessor in form and substance acceptable to Lender in its sole and absolute discretion with respect to the Ground Lease.
(ee)    Sublease Estoppels. Lender shall have received estoppel certificates from Sublessors in form and substance acceptable to Lender in its sole and absolute discretion with respect to the Subleases.

(ff)    Loan-to-Value Ratio. The Loan-to-Value Ratio is no more than 70%.
(gg)    Intentionally Omitted.
(hh)    Lender shall have received such other documents or items as Lender or its counsel may require in their good-faith discretion.
(ii)    Lender, at its option and without further direction from Borrower, may disburse any improvements payment to the Person to whom payment is due or through an escrow satisfactory to Lender or directly to Borrower for payment to such Persons. Borrower hereby irrevocably directs and authorizes Lender to so advance the proceeds of the Loan. All sums so advanced shall constitute advances of the Loan and shall be secured by the Loan Documents.
3.1.2    The obligation of Lender to make any disbursement under the Loan of any Reserves hereunder (including the Reserves under Section 2.4) is subject to the satisfaction of the following additional conditions precedent as of the date of any such disbursement:
(a)    Disbursement Request. Lender shall have received a written request for disbursement submitted in accordance with Section 2.3 of this Agreement, which shall provide a detailed description of the uses of the proceeds of such disbursement;
(b)    Use of Proceeds; Disbursement Schedule. The proceeds of the disbursement are solely for uses permitted under this Agreement including the disbursement schedule contained in the Approved Budget; and Borrower shall have satisfied any other specific conditions herein for use of the Loan proceeds to be disbursed to Borrower;
(c)    In-Balance. The Loan is In-Balance pursuant to the terms of Section 9.13 hereinbelow;
(d)    Borrower Equity. Borrower shall have contributed all of the Borrower Equity to the payment of the Immediate Capital Improvement Work and Borrower shall have delivered evidence of the same to Lender;
(e)    Representations and Warranties. All of the representations and warranties of Borrower contained in this Agreement or in any other Loan Document shall be true and correct in all material respects as though made on and as of such date;
(f)    No Event of Default. No Default or Event of Default shall have occurred and be continuing or would result from the making of such disbursement;
(g)    Application of Gross Operating Income. Borrower shall have applied all Gross Operating Income in accordance with the Loan Documents and shall provide evidence reasonably satisfactory to Lender evidencing such application;
(h)    No Material Adverse Change. No change shall have occurred in Borrower, the Property or any other Collateral which materially and adversely affects the value of the Collateral or the ability of Borrower to perform its obligations under this Agreement or the other Loan Documents;
(i)    Title Policy. The lien of the Security Instrument shall continue to be insured by the Title Policy as a senior priority lien against the Property and Lender shall receive any endorsements to the Title Policy required by Lender in connection therewith (including any endorsement required to increase the amount of coverage to reflect such disbursement);
(j)    Affirmation. If required by Lender, each Guarantor shall have reaffirmed in writing to Lender all of its obligations under the Guaranty;
(k)    Fees and Costs. All out-of-pocket fees and expenses payable to Lender (or other fees and expenses due and payable hereunder), to the extent then due and payable, shall have been (or contemporaneously are being) paid in full and all title premiums and other title and survey charges shall have been (or contemporaneously are being) paid in full;
(l)    Loan-to-Value Ratio. The Loan-to-Value Ratio is no more than 70%
(m)    Additional Requirements for Payments from Certain Reserves. In connection with reimbursements to be made from the Capital Improvement Reserve, the following additional terms and conditions shall apply:
(i)    Without limitation on other requirements, Lender may require that Borrower shall furnish to Lender, separately with respect to each such request, AIA forms G702 and G703 (or acceptable equivalents) and such other forms and schedules of values as may from time to time be approved or required by Lender, duly signed and sworn to by Borrower and each applicable contractor, with all blanks appropriately completed, setting forth such details concerning construction of the improvements as Lender shall require. If required by Lender, Borrower shall have furnished to Lender evidence that all required inspections by governmental authorities have been satisfactorily completed.
(ii)    If required by Lender, Borrower shall have submitted and Lender shall have approved in writing (A) the improvements to be constructed and the estimated cost thereof, (B) the plans and specifications for such improvements (in which event such plans and specifications shall be included as "Approved Plans and Specifications"), which Approved Plans and Specifications may not be changed without Lender’s prior written consent which shall not be unreasonably withheld, and (C) if requested by Lender, each contract or subcontract for an amount in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00) for the performance of labor or the furnishing of materials for such improvements. Upon Lender’s request, Borrower shall assign any such contract or subcontract to Lender.
(iii)    All work performed by Borrower prior to the date a payment or reimbursement is requested shall be completed or progressing to the reasonable satisfaction of Lender (and/or its agents) and Lender’s engineer and substantially in accordance with any applicable Approved Plans and Specifications and applicable budget for such improvements, and all legal requirements.
(iv)    Borrower shall not use any portion of any disbursement for payment of any other cost except as specifically set forth in a request for payment or reimbursement approved by Lender in writing or as properly reallocated by Borrower pursuant to this Agreement.
(v)    No funds will be used to pay or reimburse Borrower for payment for materials stored at the Property unless Borrower furnishes Lender evidence, satisfactory to Lender, that such materials are properly stored and secured at the Property.
(vi)    Borrower shall have provided to Lender evidence satisfactory to Lender (including access to the Property to Lender and any agent of Lender for the purpose of an inspection of work done, at Borrower’s expense, if requested by Lender) that the construction covered by the request for payment or reimbursement has been performed and the applicable materials have been furnished.
(vii)    If required by Lender, Borrower shall have furnished to Lender a list of the names and addresses of all mechanics and materialmen who have performed labor or supplied materials the cost of which is to be paid from the disbursement of proceeds that is the subject of the improvements payment or reimbursement request.
(viii)    Disbursement for hard costs shall be limited to the lesser of: (A) the actual cost to Borrower of work and labor performed on the improvements and materials incorporated into the improvements or suitably stored on the Property; or (B) the amounts allocated to the work, labor and materials in question on budgets and schedules of values approved by Lender multiplied by the percentage of completion (as reasonably determined by Lender) of such work, labor and materials (subject, however, to a ten percent (10%) retention for such work as specified in Exhibit G attached hereto).
(ix)    Disbursements on account of soft costs shall be limited to the actual amounts of such costs as indicated by invoices, statements, vouchers, receipts or other written evidence satisfactory to Lender.
(x)    Throughout the course of construction of the improvements, Lender shall have the right, in its good-faith discretion, to employ, at Borrower’s sole cost and expense, an inspector or inspectors and a consultant or consultants who shall review as agent for Lender all construction activities undertaken in regard to any Property; provided, however, that the cost of any such inspector or consultant hired in the ordinary course of administration of the Loan during any period that no Event of Default is continuing shall be paid by Lender from the Servicing Fee, it being agreed that Borrower shall pay the cost of any such inspector or consultant hired in connection with any Event of Default or the exercise by Lender of its remedies under this Agreement or the other Loan Documents. If required by Lender, a certificate or indication from such inspector(s) and/or consultant(s) that construction complies with any Approved Plans and

Specifications and any applicable budget (including percent completion requirements and in-balance requirements herein) shall be a further condition precedent to Lender’s approval of each draw request.
(xi)    Lender shall have received unconditional lien waivers executed by each contractor, subcontractor and materialman supplying labor or materials and any architect’s certificates as to work completed as required by Lender.
(xii)    Without limitation on the other terms and conditions contained herein, all disbursements (A) from the Capital Improvement Reserve shall be pursuant to and for the purposes provided in the Approved Budget. Any contingency under the Approved Budget may be used only with the prior written consent of Lender and for purposes approved in writing by Lender (in its sole discretion).
(xiii)    No event, circumstance or condition exists or has occurred which, in Lender’s reasonable judgment, could delay or prevent the completion of the work specified under the Immediate Capital Improvement Work by the Immediate Capital Improvement Work Completion Date or the Capital Improvement Work by the Capital Improvement Work Completion Date.
(xiv)    The amounts in the Capital Improvement Reserve are sufficient to complete the remaining Capital Improvement Work, as reasonably determined by Lender (it being understood that Borrower shall deposit with Lender additional Borrower equity to cover any such shortfall).
(n)    Lender shall have received such other documents or items as Lender or its counsel may require in their good-faith discretion.
(o)    Lender, at its option and without further direction from Borrower, may disburse any improvements payment to the Person to whom payment is due or through an escrow satisfactory to Lender or directly to Borrower for payment to such Persons. Borrower hereby irrevocably directs and authorizes Lender to so advance the proceeds of the Loan. All sums so advanced shall constitute advances of the Loan and shall be secured by the Loan Documents.

ARTICLE 4.
BORROWER’S EQUITY
Borrower shall contribute the Borrower’s Equity (from sources other than the Loan proceeds and otherwise in compliance with the Loan Documents) for the payment of the Immediate Capital Improvement Work.
ARTICLE 5.
INSURANCE

5.1    PROPERTY INSURANCE. Property insurance covering loss or damage by fire, lightning, water, wind and such other perils as are included in a standard "special causes of loss form" property insurance policy in an amount no less than one hundred percent (100%) of the replacement cost (including cost of demolition, increased costs to repair or rebuild the Property to comply with current building, zoning or land use ordinance or law, and debris removal) of all real and personal property, including tenant improvements, eighteen (18) months of gross rental income or business income (or, if coverage is on an "actual loss sustained" basis, covering a period of restoration not less than eighteen (18) months) with not less than an additional ninety (90) day period of extended indemnity coverage, and including such other endorsements as Lender may reasonably require, insuring against damage to the Property in an amount acceptable to Lender. The loss valuation clause of the policy shall be replacement cost value. The deductible under such policy shall not exceed $25,000. This policy shall contain ordinance or law coverage, including loss to undamaged parts of the building to the full building damage limit of the policy and with demolition and increased cost of construction insured to limits in an amount acceptable to Lender. The policy shall contain a standard mortgagee insurance clause and a Lender’s Loss Payable Endorsement or clause (ISO form CP 12 18 or equivalent) with Lender named on the policy as both mortgagee and loss payee.
5.2    BOILER AND MACHINERY INSURANCE. Boiler and machinery (or equipment breakdown) insurance, in an amount which is no less than twenty percent (20%) of the sum of the one hundred percent (100%) replacement cost value of the Property, or such other amount agreed by Lender, plus an amount equivalent to the annual Gross Operating Income for the Property, covering the mechanical breakdown of boilers, air conditioning equipment and other machinery and equipment in an amount deemed necessary by Lender. The loss valuation clause of the policy shall be replacement value.
5.3    FLOOD INSURANCE. Flood insurance if the Property lies within Flood Zones A or V, or if otherwise deemed necessary by Lender, in a form and with insured limits and deductibles acceptable to Lender.
5.4    INTENTIONALLY OMITTED.

5.5    TERRORISM INSURANCE. As required by Lender, Borrower shall provide evidence of insurance covering loss from acts of terrorism; provided, however, that this requirement shall only apply to the extent of a legislative extension of the Terrorism Risk Insurance Act of 2002 (the “TRIA”). If the TRIA is not extended, then Borrower shall insure loss from acts of terrorism with coverage commercially available to Borrower at a cost no greater than 75% of the cost to insure the property without such terrorism coverage.
5.6    LIABILITY INSURANCE. Commercial General Liability insurance with limits no less than $5,000,000 each occurrence and $5,000,000 in the aggregate for any policy year with Lender included as an additional insured with the coverage primary and non-contributory to any other valid and collectible insurance. The use of a combination of primary and excess liability insurance policies shall be permitted in order to maintain the required limits of liability insurance. All liability insurance policies must provide for claims to be insured on an occurrence basis. All liability policies shall include coverage of premises and operations, products and completed operations, contractual liability, personal injury, and acts of terrorism.
5.7    CONSTRUCTION. Upon commencement and for the duration of construction, reconstruction, renovation or alteration of the Property at a cost in excess of 10% of the stated amount of the Note, Borrower shall maintain at Borrower’s sole expense, with licensed insurers approved by Lender, the following policies of insurance in form and substance satisfactory to Lender:
(a)    Builder’s Risk Insurance coverage in any amount equal to 100% of the completed value replacement cost of all improvements to be constructed, written on a Causes of Loss – Special Form or its equivalent, in a non-reporting completed value form. The loss valuation clause of the policy shall be replacement cost value. Coverage shall be extended to insure project soft costs to include 100% of the cost during the construction term of construction loan interest, taxes and insurance and shall insure loss of income or rents in an amount equivalent to the gross income or loss of rents for an indemnity period of no less than twelve months. Any exclusion for loss or damage to existing structures shall be removed from the policy. The policy shall contain a basic perils deductible no greater than $25,000. Coverage shall permit for partial occupancy by Borrower and shall insure all construction materials and supplies on the construction site, stored off-site and while in transit. The policy shall include coverage of ordinance or law perils as shown above in Section 5.1 and of equipment breakdown perils as shown above in Section 5.2;
(b)    Borrower shall require of its contractor, and contractor shall purchase and maintain, (1) general liability insurance with limits of $3,000,000 each occurrence / $3,000,000 annual aggregate with Lender and Borrower included as additional insured with the coverage primary and non-contributory to any other valid and collectible insurance and, (2) worker’s compensation as required by statute or law and to insure employer’s liability in amount of at least $1,000,000 per occurrence. Borrower shall require of the sub-contractors, and sub-contractors shall purchase and maintain, (1) general liability insurance with limits of $1,000,000 each occurrence / $1,000,000 annual aggregate with Lender and Borrower included as additional insured with the coverage primary and non-contributory to any other valid and collectible insurance and, (2) worker’s compensation as required by statute or law and to insure employer’s liability in amount of at least $1,000,000 per occurrence.
5.8    GENERAL. All insurance policies contemplated by Section 5.1 hereof shall name Borrower as the insured. All premiums on insurance policies shall be paid in full. Borrower shall provide the Lender certified copies of all required insurance policies, or other evidence which is reasonably acceptable to Lender. Property insurance certificates shall be issued using the ACORD 28 form. All insurance policies shall provide that the insurance shall not be cancelable without thirty (30) days prior written notice to Lender, or ten (10) days prior written notice if due to non-payment of premium, and Borrower shall provide Lender with no less than ten (10) days prior written notice of material changes to the insurance policies. All policies, other than liability insurance policies, shall not contain any co-insurance clause or such clause shall be removed by an "agreed amount" endorsement. Lender shall be named under a

Lender’s Loss Payable Endorsement (ISO form CP 12 18 or equivalent) and as mortgagee with a standard form mortgagee clause applying on all non-liability insurance policies which Borrower maintains with respect to the Property and Improvements. Borrower shall provide to Lender evidence, in a form as is reasonably required by Lender, of any other hazard insurance Lender may reasonably deem necessary at any time during the Loan. Without limitation on the foregoing, all policies shall be insured by a licensed insurance company or companies with a rating of A- VIII or better by A.M. Best Co. and shall contain deductibles not in excess of five percent (5%) of the policy limits.
ARTICLE 6.
REPRESENTATIONS AND WARRANTIES
As a material inducement to Lender’s entry into this Agreement, Borrower represents and warrants to Lender as of the Effective Date (and as of the date of any additional advances hereunder) and continuing thereafter that:
6.1    AUTHORITY/ENFORCEABILITY. Borrower is in material compliance with all laws and regulations applicable to its organization, existence and transaction of business and has all necessary rights and powers to own, develop and operate the Property and Improvements as contemplated by the Loan Documents.
6.2    BINDING OBLIGATIONS. Borrower is authorized to execute, deliver and perform its obligations under the Loan Documents, and such obligations shall be valid and binding obligations of Borrower.
6.3    FORMATION AND ORGANIZATIONAL DOCUMENTS. Borrower has delivered to Lender all formation and organizational documents of Borrower and of the managing member, partners, joint venturers or members of Borrower, if any, and of all Guarantors other than Guarantors which are natural persons, if any, and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Lender. Borrower shall promptly provide Lender with copies of any amendments or modifications of the formation or organizational documents of Borrower and any Guarantor.
6.4    NO VIOLATION. Borrower’s execution, delivery, and performance under the Loan Documents do not: (a) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other document; (b) violate any Applicable Laws; or (c) conflict with, or constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which the Borrower is or the Property and Improvements are bound or regulated.
6.5    COMPLIANCE WITH LAWS. Borrower has obtained, and at all times shall have obtained all permits, licenses, exemptions, and approvals necessary to occupy, operate and market the Property and Improvements in accordance with the Approved Budget, and shall maintain compliance with all Applicable Laws. To Borrower’s knowledge, each Property is a legal parcel lawfully created in full compliance with all subdivision laws and ordinances.

6.6    LITIGATION. Except as disclosed to Lender in writing, there are no claims, actions, suits, or proceedings pending, or to Borrower’s knowledge threatened, against Borrower or any Guarantor affecting the Property or Improvements. Lender acknowledges receipt of a copy of the Memorandum from Richard M. Amoroso of Polsinelli to IMH Insurance Claim file dated as of December 1, 2014, with the subject “Brennan Claim – L’Auberge Newco, LLC/L’Auberge de Sedona” (the “Brennan Memo”).
6.7    FINANCIAL CONDITION. All financial statements and financial information heretofore and hereafter delivered to Lender by Borrower, including, without limitation, information relating to the financial condition of Borrower, the Property, the Improvements and Guarantor, fairly and accurately represent in all material respects the financial condition of the subject thereof and have been prepared (except as noted therein) in accordance with GAAP consistently applied. Borrower acknowledges and agrees that Lender may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.
6.8    NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the financial condition of Borrower and/or Guarantor since the dates of the latest financial statements furnished to Lender and, except as otherwise disclosed to Lender in writing, Borrower has not entered into any material transaction which is not disclosed in such financial statements.
6.9    ACCURACY. All material reports, documents, instruments, information and forms of evidence delivered to Lender concerning the Loan or security for the Loan or required by the Loan Documents are accurate, correct and sufficiently complete to give Lender true and accurate knowledge of their subject matter, and do not contain any misrepresentation or omission.
6.10    TAX LIABILITY. Borrower has filed all required federal, state, county and municipal tax returns and has paid all taxes and assessments owed and payable, and Borrower has no knowledge of any basis for any additional payment with respect to any such taxes and assessments.
6.11    UTILITIES. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended use. All utility services, including, without limitation, gas, water, sewage, electrical and telephone, necessary for the development and occupancy of the Property and Improvements are available at or within the boundaries of the Property, or Borrower has taken all steps necessary to assure that all such services will be available upon completion of the Improvements.
6.12    COMPLIANCE. Borrower is in material compliance with all governmental requirements for the ownership and operation of the Property and construction of the Improvements and will conform to and comply with all governmental requirements and any Approved Plans and Specifications relating to any construction.

6.13    AMERICANS WITH DISABILITIES ACT COMPLIANCE. The Improvements are in all material respects compliant with all of the requirements of the Americans with Disabilities Act, of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. § 12101, et. seq., as amended from time to time. Borrower shall be responsible for all ADA compliance costs.
6.14    BUSINESS LOAN. The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan will be used for the personal, family or agricultural purposes of the Borrower.
6.15    NO CONDEMNATION. There are no pending or, to the best of Borrower’s knowledge, threatened eminent domain or condemnation proceedings affecting the Property (or any portion thereof).
6.16    DEFECTS. To the best of Borrower’s knowledge, and except as otherwise disclosed in the Environmental Report, the Structural Engineering Report or the Property Condition Report, there are no defects, facts or conditions affecting the Property or any portion thereof which would make the Property unsuitable for the occupancy, use or sale thereof. To the best of Borrower’s knowledge, there are no surface or subsurface soil conditions adversely affecting the Property, including, without limitation, unstable soil or landfills.
6.17    LEASES. The rent roll attached hereto as Exhibit F hereto is true, complete and correct and the Property is not subject to any Leases or occupancy agreements other than as described in such Exhibit F (and without limitation, there are no agreements or documents affecting any of the Leases except as expressly listed on such Exhibit F). The Leases identified on Exhibit F are in full force and effect and, to the best of Borrower’s knowledge, there are no defaults thereunder by either party (except as disclosed in the rent roll). The copies of the Leases delivered to Lender are true and complete, and there are no oral agreements with respect thereto. Except as disclosed by the rent roll, no rent (including security deposits) has been paid more than one (1) month in advance of its due date. All work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable tenant. Any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant (except as disclosed in the rent roll). The tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises and have commenced the payment of rent under the Leases (except as disclosed in the rent roll).
6.18    PATRIOT ACT AND RELATED MATTERS. Borrower and Guarantor shall promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting Borrower, the Property, or the use thereof, including, without limitation, Prescribed Laws (collectively, "Applicable Laws"). The term "Prescribed Laws" shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the "Patriot Act"), (b) OFAC Laws and Regulations (as defined below), (c) the International Emergency Economic Power Act, 50 U.S.C. §1701 et. seq. and (d) all other legal requirements relating to money laundering or terrorism. Lender shall have the right to audit

Borrower’s compliance with the Prescribed Laws. Borrower shall from time to time, upon Lender’s request, provide Lender with evidence reasonably satisfactory to Lender that each of Borrower and the Property complies with all Prescribed Laws or is exempt from compliance with Prescribed Laws. "OFAC Laws and Regulations" means any lists, laws, rules, sanctions and regulations maintained by the United States Department of the Treasury’s Office of Foreign Assets Control ("OFAC") pursuant to any authorizing statute, Executive Order No. 13224 (September 23, 2001) and any related enabling or implementing executive orders or regulation, including the Trading with the Enemy Act, 50 U.S.C. App. 1-44, as amended from time to time, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, as amended from time to time, the unrepealed provisions of the Iraqi Sanctions Act, Pub. L. No. 101-513; United Nations Participation Act, 22 U.S.C. § 287c, as amended from time to time, the International Security and Development Cooperation Act, 22 U.S.C. § 2349 aa 9, as amended from time to time, The Cuban Democracy Act, 22 U.S.C. §§ 6001-10, as amended from time to time, The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 2339b, as amended from time to time, and The Foreign Narcotics Kingpin Designation Act, Pub. L. No. 106-120, as amended from time to time.
6.19    NO BANKRUPTCY. No bankruptcy or insolvency proceedings are pending or contemplated by Borrower or, to the best knowledge of Borrower, against Borrower or by or against any endorser or cosigner of the Note, or any guarantor or indemnitor under any guaranty or indemnity agreement executed in connection with the Note or the loan evidenced thereby and secured hereby.
6.20    NOT FOREIGN PERSON. Borrower is not a "foreign person" within the meaning of §1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations.
6.21    BORROWER’S PRIOR ACTS. Borrower, since the date of its formation:
(a)    Has always been duly formed, validly existing and in good standing under the laws of the state of its formation;
(b)    Has received no notice of any judgments or liens of any nature against it except for tax liens not yet delinquent;
(c)    Has always been and is in material compliance with all laws, regulations, and orders applicable to it, and has, and has always had, all permits necessary for it to operate;
(d)    Has received no notice of any pending or threatened (in writing) litigation, and has never been a party to any material lawsuit, arbitration, summons, or other material legal proceeding except as disclosed in writing to Lender. Lender acknowledges receipt of a copy of the Brennan Memo;
(e)    Has never been, except as disclosed in writing to Lender, and is not involved in any dispute with any taxing authority, and has paid all taxes due to any taxing authority before the delinquency thereof;

(f)    Has never owned any property other than the Property and has never engaged in any business except the ownership and operation of the Property;
(g)    Has prepared financial statements that fairly and accurately reflect its current financial condition;
(h)    Has no material contingent or actual obligations unrelated to the Property; and
(i)    Has, since formation, complied in all material respects with the covenants referred to in Section 9.10.
6.22    OMITTED.
6.23    COMPLETION DATE. To the best of Borrower knowledge, no condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which could adversely affect the ability of Borrower to complete the Immediate Capital Improvement Work prior to the Immediate Capital Improvement Work Completion Date or the Capital Improvement Work prior to the Capital Improvement Work Completion Date.
6.24    ERISA.
(a)    Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of the Loan gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.
(b)    Borrower is not (i) an employee benefit plan (as defined in Section 3(3) of ERISA), (ii) a plan as defined in Section 4975(e)(1) of the Code, which is subject to Section 4975 of the Code, or (iii) an entity whose underlying assets constitute "plan assets" of any such employee benefit plan or plan for purposes of Title I of ERISA or Section 4975 of the Code.
6.25    CONSULTING AGREEMENT. There are no consulting, franchise, property management or similar agreements affecting the Property.
6.26    CERTIFICATE OF OCCUPANCY; LICENSES. All certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property as a hotel, whether temporary or permanent, have been obtained and are in full force and effect. Borrower shall keep and maintain to keep and maintain, all certifications, permits, licenses and approvals necessary for the operation of the Property as a hotel. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property, or any portion thereof.
6.27    MATERIAL AGREEMENTS.

(i)    Borrower has not entered into, and is not bound by, any Material Agreement which continues in existence, except those previously disclosed in writing to Lender.
(ii)    Each of the Material Agreements is in full force and effect, Borrower has received no notice of any monetary or other defaults by Borrower thereunder and, to the best knowledge of Borrower, there are no monetary or other defaults thereunder by any other party thereto. Neither Borrower nor any other Person acting on Borrower’s behalf has given or received any notice of default under any Material Agreement that remains outstanding or in dispute.
(iii)    Borrower has delivered true, correct and complete copies of the Material Agreements (including all amendments and supplements thereto) to Lender.
(iv)    No Material Agreement or Operating Agreement has as a party an Affiliate of Borrower, except on an arm’s-length basis and commercially reasonable terms, copies of which have been provided to Lender.

ARTICLE 7.
HAZARDOUS MATERIALS
7.1    SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS.
(a)    Borrower hereby represents and warrants to Lender that, as of the date hereof, to the best of Borrower’s knowledge and except as disclosed to Lender in writing prior to the Effective Date and as otherwise contained in the Enviornmental Report: (i)  the Property is not in material violation of any local, state or federal law, rule or regulation pertaining to environmental regulation, contamination or clean-up (collectively, "Environmental Laws"), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq. and 40 CFR §302.1 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq. and 40 CFR § 116.1 et seq.); those relating to Lead Based Paint (as defined below); the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.); the Clean Air Act, 42 U.S.C. §7401 et seq; the Toxic Substances Control Act; 15 U.S.C. §2601 et seq; the Safe Drinking Water Act) (42 U.S.C. §300f et seq; and the regulations promulgated pursuant to said laws, all as same may have been or may be amended relating to or affecting the Property, any portion thereof, whether or not caused by or within the control of Borrower; (ii) to the best of Borrower’s knowledge, no hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls, petroleum products, flammable explosives, radioactive materials, infectious substances or raw materials which include hazardous constituents), paint containing more than 0.5% leaf by dry weight ("Lead Based Paint") or any other substances or materials which are included under or regulated by Environmental Laws, or any mold (collectively, "Hazardous Substances"), are located on or have been handled, generated, stored, processed or disposed of on or released or discharged from the Property (including underground contamination) except for those substances used by Borrower in the ordinary course of Borrower's business and in compliance with all Environmental Laws; (iii) the Property is not subject to any private or governmental lien or judicial or administrative notice or action relating to Hazardous Substances; (iv) to the best of Borrower’s knowledge, there are no existing or closed underground storage tanks or other underground storage receptacles for Hazardous Substances on the Property; (v) Borrower has received no written notice of and, to the best of Borrower’s knowledge, there exists no investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Property nor does Borrower know of any basis for such a claim; and (vi) Borrower has received no notice of and, to the best of Borrower's knowledge, there has been no claim by any party that any use, operation or condition of the Property has caused any nuisance or any other liability or adverse condition on any other property nor does Borrower know of any basis for such a claim.
(b)    Borrower shall keep or cause the Property to be kept free from Hazardous Substances (except those substances used by Borrower in the ordinary course of its business and in compliance with all Environmental Laws), shall not install or use any underground storage tanks, shall expressly prohibit the use, generation, handling, storage, production, processing and disposal of Hazardous Substances (except those substances used by Borrower in the ordinary course of its business and in compliance with all Environmental Laws), and, without limiting the generality of the foregoing, so long as this Agreement continues in effect, shall not install in the Improvements or permit to be installed in the Improvements asbestos or any substance containing asbestos.
(c)    Borrower shall promptly notify Lender if Borrower shall become aware of the possible existence of (i) any Hazardous Substances on the Property (except those substances used by Borrower in the ordinary course of its business and in compliance with all Environmental Laws), or other potential environmental problem or liability, with respect to the Property, (ii) any lien, action or notice affecting the Property or Borrower resulting from any violation or alleged violation of the Environmental Laws, (iii) the institution of any investigation, inquiry or proceeding concerning Borrower or the Property pursuant to any Environmental Law or otherwise relating to Hazardous Substances, or (iv) the discovery of any occurrence, condition or state of facts which would render any representation or warranty contained in this Agreement incorrect in any respect if made at the time of such discovery or (v) that the Property is in violation of any Environmental Laws. Further, promptly following receipt of the same, Borrower shall deliver to Lender copies of any and all orders, notices, permits, applications, reports, and other communications, documents and instruments pertaining to the actual, alleged or potential presence or existence of any Hazardous Substances at, on, about, under, within in connection with the Property. Borrower shall, promptly following written request thereof by Lender, at Borrower's sole cost and expense, and regardless of the source of contamination, take all actions as shall be reasonably necessary or advisable for the clean-up of any and all portions of the Property or other affected property, including, without limitation, all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Laws (and in all events in a manner reasonably satisfactory to Lender), and shall further pay or cause to be paid, at no expense to Lender, all clean-up, administrative and enforcement costs of applicable governmental agencies which may be asserted against the

Property. In the event Borrower fails to do so, Lender may, but shall not be obligated to, cause the Property or other affected property to be freed from any Hazardous Substances or otherwise brought into conformance with Environmental Laws and any and all costs and expenses incurred by Lender in connection therewith shall be paid by Borrower within ten (10) days after written notice from Lender itemizing the amounts thereof incurred to the date of such notice. In the event Borrower fails to pay such costs and expenses within ten (10) days after such written notice from Lender, such costs and expenses, together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately due and payable by Borrower on demand and shall be secured by this Agreement and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. In furtherance of the foregoing, Borrower hereby grants to Lender and Lender's agents and employees access to the Property during normal business hours and an irrevocable license to remove any items reasonably deemed by Lender to be Hazardous Substances and to do all things Lender shall deem necessary to bring the Property in conformance with Environmental Laws. Borrower covenants and agrees, at Borrower's sole cost and expense, to indemnify, defend, protect (at trial and appellate levels, and with attorneys, consultants and experts reasonably acceptable to Lender), and hold Lender harmless from and against any and all present and future liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys', reasonable consultants' and reasonable experts' fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) (collectively, "Costs") which may at any time be imposed upon, incurred by or asserted or awarded against Lender or the Property, and arising directly or indirectly from or out of: (i) the violation of any Environmental Laws relating to or affecting the Property, whether or not caused by or within the control of Borrower; (ii) the actual or alleged presence, release or threat of release of any Hazardous Substances now or hereafter, on, in, under or affecting all or any portion of the Property, regardless of whether or not caused by or within the control of Borrower; (iii) the failure by Borrower to comply fully with the terms and conditions of this Section 7.1; (iv) the breach of any representation or warranty contained in this Section 7.1; or (v) the enforcement of this Section 7.1(c), including, without limitation, the cost of assessment, containment and/or removal of any and all Hazardous Substances from all or any portion of the Property, the cost of any actions required to be taken under this Section 7.1 in response to the presence, release or threat of release of any Hazardous Substances on, in, under, within or otherwise affecting any portion of the Property to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with the Environmental Laws in connection with all or any portion of the Property. The indemnity set forth in this Section 7.1(c) shall also include, without limitation, any diminution in the value of the security afforded by the Property or any future reduction in the sales price of the Property by reason of any matter set forth in this Section 7.1(c). Notwithstanding anything contained herein to the contrary, in no event shall Borrower be liable for or be obligated to indemnify Lender for Costs resulting solely from Lender’s gross negligence or willful misconduct. Lender's rights under this Section 7.1(c) shall survive payment in full of the indebtedness secured hereby and shall be in addition to all other rights of Lender under this Agreement, the Note and the other Loan Documents.

(d)    Upon Lender's request, at any time and from time to time after the occurrence of an Event of Default hereunder or at such other time as Lender has reasonable grounds to believe that Hazardous Substances are or have been released, stored or disposed of on or around the Property or that the Property may be in violation of the Environmental Laws, Borrower shall provide, at Borrower's sole cost and expense, an inspection or audit of the Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant reasonably approved by Lender indicating the presence or absence of Hazardous Substances on the Property or an inspection or audit of the Improvements prepared by an engineering or consulting firm approved by Lender indicating the presence or absence of friable asbestos or substances containing asbestos on the Property, as applicable. If Borrower fails to provide such inspection or audit within thirty (30) days after such request, without waiving any other rights or remedies of Lender by reason of Borrower's failure to do so, Lender may order the same, and Borrower hereby grants to Lender and Lender's employees and agents access to the Property during normal business hours and an irrevocable license to undertake such inspection or audit. The cost of such inspection or audit shall be paid by Borrower within five (5) Business Days after written notice from Lender itemizing the amounts thereof incurred to the date of such notice. In the event Borrower fails to pay such cost within five (5) Business Days after such written notice from Lender, such cost, together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately due and payable to Lender by Borrower on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.
(e)    Reference is made to the Environmental Indemnity Agreement. The provisions of this Agreement and the Environmental Indemnity Agreement shall be read together to maximize the coverage with respect to the subject matter thereof, as determined by Lender; provided, however, the obligations of the Indemnitors (as defined in the Environmental Indemnity Agreement) are not secured by the liens and security interests under this Agreement, as more fully set forth in the Environmental Indemnity Agreement.
(f)    If, at any time hereafter, Lead-Based Paint is suspected of being present on the Property, Borrower agrees, at its sole cost and expense and within twenty (20) days thereafter, to cause a qualified engineer or other expert satisfactory to Lender to perform an inspection of the Property and prepare a an assessment report describing the location and condition of the Lead-Based Paint (a “Lead-Based Paint Report”), which Lead-Based Paint Report shall be in form, scope and substance, acceptable to Lender. Borrower agrees that if at any time hereafter it is, determined that the Property contains Lead Based Paint, on or before thirty (30) days following such determination Borrower shall, at Borrower’s sole cost and expense, develop and implement, and thereafter diligently and continuously carry out (or cause to be developed and implemented and thereafter diligently and continually to be carried out), an operations, abatement and maintenance plan for the Lead Based Paint on the Property, which plan shall be prepared by an expert reasonably approved by Lender, and be in form, scope and substance reasonably acceptable to Lender (together with any Lead-Based Paint Report, the "O&M Plan"). Compliance with the O&M Plan shall require or be deemed to require, without limitation, the proper preparation and maintenance of all records, papers and forms required under the Environmental Laws.

(g)    Borrower agrees that if at any time hereafter it is, determined that the Property contains asbestos-containing materials ("ACM's"), on or before thirty (30) days following such determination, Indemnitors shall, at their sole cost and expense, develop and implement, and thereafter diligently and continuously carry out (or cause to be developed and implemented and thereafter diligently and continually to be carried out), an operations and maintenance program (the "Maintenance Program") designed by an environmental consultant, reasonably approved by Lender, with respect to the ACM's, consistent with "Guidelines for Controlling Asbestos-Containing Materials in Buildings" (ISOPIA, 1985) and other relevant guidelines, and such Maintenance Program will hereafter continuously remain in effect until the Loan is repaid in full. In furtherance of the foregoing, Borrower shall inspect and maintain all ACM's on a regular basis and ensure that all ACM's shall be maintained in a condition that prevents exposure of occupants to ACM's at all times. Without limiting the generality of the preceding sentence, provided a Maintenance Program is in place, Lender may reasonably require (i) periodic notices or reports to Lender in form, substance and at such intervals as Lender may specify, (ii) an amendment to such Maintenance Program to address changing circumstances, laws or other matters, (iii) at Borrower’s sole cost and expense, supplemental examination of the Property by consultants specified by Lender (but not more frequently than once in any calendar year unless an Event of Default has occurred and is continuing), and (iv) variation of the Maintenance Program in response to the reports provided by any such consultants.
7.2    LEGAL EFFECT OF SECTION. It is expressly understood that Borrower’s duty to indemnify Lender hereunder shall survive: (i) any judicial or non-judicial foreclosure under the Security Instrument, or transfer of the Property in lieu thereof; (ii) the release and reconveyance or cancellation of the Security Instrument; and (iii) the satisfaction of all of Borrower’s obligations under the Loan Documents.
ARTICLE 8.
RECONVEYANCE
8.1    FULL REPAYMENT AND RECONVEYANCE. Upon indefeasible payment in full of all sums owing and outstanding under the Loan Documents and full satisfaction of all other obligations under this Agreement and the other Loan Documents, Lender shall issue a full release and reconveyance of the Property and Improvements from the lien of the Security Instrument; provided, however, that all of the following conditions shall be satisfied at the time of, and with respect to, such reconveyance and remittance: (a) Lender shall have received all escrow, closing and recording costs, the costs of preparing and delivering such reconveyance and any sums then due and payable under the Loan Documents; and (b) Lender shall have received a written release reasonably satisfactory to Lender of any set aside letter, letter of credit or other form of undertaking which Lender has issued to any surety, governmental agency or any other party in connection with the Loan and/or the Property and Improvements. Lender’s obligation to make further disbursements under the Loan shall terminate as to any portion of the Loan undisbursed as of the date of issuance of such full release or reconveyance, and any commitment of Lender to lend any undisbursed portion of the Loan shall be canceled.

ARTICLE 9.
COVENANTS OF BORROWER
9.1    EXPENSES. Borrower shall pay, whether or not the closing of the Loan occurs, all of the Lender Expenses and all other out of pocket costs and expenses incurred by Lender or any of its Affiliates, from time to time, including documentation and diligence fees and expenses, all search, audit, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses (including UCC and judgment and tax lien searches and UCC filings and fees for post-closing UCC and judgment and tax lien searches, if required by Lender), all servicing fees and expenses and attorneys’ fees incurred (a) in any effort to enforce, protect or collect payment of any obligations hereunder or otherwise secured by the Security Instrument or to enforce any Loan Document or any related agreement, document or instrument, or effect collection hereunder or thereunder, (b) in connection with entering into, negotiating, preparing, reviewing and executing this Agreement and the other Loan Documents and all related agreements, documents and instruments, (c) arising in any way out of administration of the Loan including any wire transfer fees or audit expenses and a servicing fee equal to 0.1% per annum of the original, maximum principal balance of the Loan payable in arrears on each Payment Date (the “Servicing Fee”), (d) in connection with instituting, maintaining, preserving, enforcing and foreclosing on Lender’s security interests, whether through judicial proceedings or otherwise, (e) in connection with reviewing Borrower’s compliance with insurance requirements (both prior to the Effective Date and thereafter during the term of the Loan), (f) in defending or prosecuting any actions, claims or proceedings arising out of or relating to Lender’s transactions with Borrower or any Guarantor, (g) in seeking, obtaining or receiving any advice with respect to its rights and obligations under this Agreement, any of the other Loan Documents and all related agreements, documents and instruments, or (h) in connection with any modification, restatement, supplement, amendment, waiver or extension of this Agreement or any other Loan Document or any related agreement, document or instrument, and all of the same may be charged to Borrower’s account and shall be part of the obligations secured by the Security Instrument. Borrower recognizes and agrees that formal written appraisals of the Property and Improvements by a licensed independent appraiser may be required by Lender’s internal procedures and/or federal regulatory reporting requirements on an annual and/or specialized basis and that Lender may, at its option, require inspection of the Property and Improvements by an independent supervising architect and/or cost engineering specialist: (i) at least once each month during the course of any capital improvement project/construction at the Property; (ii) upon completion of any new or remodeled Improvements; and (iii) at least semi-annually thereafter; provided, however, that the cost of any such appraisal or inspection performed in the ordinary course of administration of the Loan during any period that no Event of Default is continuing shall be paid by Lender from the Servicing Fee, it being agreed that Borrower shall pay the cost of any such appraisal or inspection performed in connection with any Event of Default or the exercise by Lender of its remedies under this Agreement or the other Loan Documents.
9.2    ERISA COMPLIANCE. Borrower shall at all times comply with the provisions of ERISA with respect to any retirement or other employee benefit plan to which it is a party as employer, and as soon as possible after Borrower knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such plan of Borrower has occurred, it shall furnish to Lender a written statement setting forth details as to such Reportable Event and the action, if any, which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation.
9.3    LEASING. Except for room occupancy agreements entered into in the ordinary course of business, Borrower shall not lease any portion of the Property without Lender’s prior written consent which shall not be unreasonably withheld. Borrower shall not amend, supplement, terminate or otherwise modify any of the existing Leases (other than room occupancy agreements entered into in the ordinary course of business).
9.4    APPLICATION OF GROSS OPERATING INCOME. Borrower shall apply all Gross Operating Income from the Property and Improvements pursuant to the Approved Budget and otherwise in accordance with the terms of the Loan Documents.
9.5    SUBDIVISION MAPS. Borrower shall have no right to record any final map, plat, parcel map, lot line adjustment or other subdivision map of any kind covering any portion of the Property (collectively, "Subdivision Map"), without Lender’s prior written consent, which approval may be granted or withheld in Lender’s sole and absolute discretion. Without limitation on the foregoing, Lender shall also have the right to approve, in its sole and absolute discretion, any changes to or amendments of the current zoning for the Property. Notwithstanding anything to the contrary contained in this Section 9.5, Lender shall not unreasonably withhold, condition or delay its consent to, and approval of, any modification, amendment or restatement of any Subdivision Map (including, without limitation, any replatting of the same) or changes or amendments to the current zoning for the Property, so long as the same does not change the permitted use of the Property as provided in Section 9.18 hereof, or reduce the zoned density or permitted floor area ratio of the Property and Improvements as such exist as of the date hereof.
9.6    FURTHER ASSURANCES. Upon Lender’s request and at Borrower’s sole cost and expense, Borrower shall execute, acknowledge and deliver any other instruments and perform any other reasonable acts necessary, desirable or proper, as determined by Lender, to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any liens created by the Loan Documents; provided, however, that in no event shall the obligations or liabilities of Borrower be increased thereby.
9.7    ASSIGNMENT. Without the prior written consent of Lender in its sole discretion, Borrower shall not assign Borrower’s interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void. In this regard, Borrower acknowledges that Lender would not make this Loan except in reliance on Borrower’s expertise, reputation, prior experience in owning and operating commercial real property, Lender’s knowledge of Borrower, and Lender’s understanding that this Agreement is more in the nature of an agreement involving personal services than a standard loan where Lender would rely on security which already exists.
9.8    INTENTIONALLY OMITTED.

9.9    TRANSFERS. By delivery of this Agreement, Borrower acknowledges that the financial standing and managerial and operational ability of Borrower are substantial and material considerations to Lender in its agreement to make the Loan and that any encumbrance or transfer of an interest in the Property or any portion thereof or in Borrower whether direct or indirect, will materially impair Lender’s security under the Security Instrument. To induce Lender to make the Loan, Borrower agrees Borrower shall not effect a Transfer, either directly or indirectly, or by operation of law, without in each instance first obtaining Lender’s prior written consent, which consent may be withheld for any reason, or given upon such terms and conditions as Lender deems necessary or appropriate, all within Lender’s sole and absolute discretion, to the extent permitted by Applicable Law. Upon any Transfer made in violation of this Section 9.9, without limitation on Lender’s other rights, Lender shall have the absolute right in its sole discretion, without demand or notice, to declare all sums, indebtedness and obligations secured by this Agreement and the other Loan Documents to be immediately due and payable (including the Prepayment Premium and the Yield Maintenance (as each such term is defined in the Note)), except to the extent that and in such particular circumstances where exercise of such right by Lender is prohibited by law. Any Transfer effected pursuant to a consent by Lender shall be subject to this Agreement and the other Loan Documents, and any direct transferee shall, as a condition of the effectiveness of any such consent and as a covenant of Borrower and such transferee, and in form and substance prescribed by Lender, assume all obligations hereunder and agree to be bound by all provisions contained herein. Such assumption shall not, however, release Borrower or any maker or guarantor (including any Guarantor) from any liability thereunder.
Notwithstanding anything to the contrary contained herein, the following shall not constitute a “Transfer” and are hereby expressly acknowledged and permitted by Lender:
(i) The transfer of any direct or indirect ownership interests in Guarantor, including, without limitation, the transfer of any common or preferred stock.
9.10    SINGLE PURPOSE ENTITY. Each Borrower (as to its Property only) shall be and remain a single purpose bankruptcy remote entity and shall at all times comply with the following covenants:
(a)    The purpose for which Borrower is organized shall be limited to (i) owning, holding, selling, leasing, transferring, exchanging, operating and managing Borrower’s interest in the Property, (ii) entering into the Loan, (iii) refinancing the Loan in connection with a permitted repayment of the Loan, and (iv) transacting any and all lawful business that is incident, necessary and appropriate to accomplish the foregoing.
(b)    Borrower has not owned, does not own and will not own any asset or property other than (i) its interest in the Property and (ii) incidental personal property necessary for and used in connection with the ownership or operation of the same.
(c)    Borrower shall not engage in a business other than the ownership, operation and management of the Property and acquire any other property without Lender’s prior written consent.

(d)    From and after the Effective Date, Borrower shall not enter into any contract or agreement with any Affiliate, any Guarantor, without Lender’s prior written consent.
(e)    Borrower shall not incur, create, assume or guarantee any indebtedness or liabilities, secured or unsecured, direct or contingent, other than (i) the Loan and incidental costs and expenses associated therewith, (ii) unsecured indebtedness incurred in the ordinary course of business of owning, operating, and maintaining the Property, that (A) are in such amounts that are normal and reasonable under the circumstances (but in no event more than One Million Dollars ($1,000,000) (in the aggregate together with all trade payables or accrued expenses incurred by Borrower)), (B) are not evidenced by a note, and (C) are required to be paid within sixty (60) days from the date they are first incurred by Borrower, and (iii) non-delinquent property taxes and assessments. No indebtedness other than the Loan may be secured (subordinate or pari passu) by the Property, and no indebtedness may be secured, directly or indirectly, by any partnership, membership or other equity interest in Borrower (comprising the same) without Lender’s consent in Lender’s sole and absolute discretion.
(f)    Borrower has not made and will not make any loans or advances to any Person or entity and shall not acquire obligations or securities of an Affiliate.
(g)    Borrower is and will remain solvent and Borrower will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due; provided, however, that in no event shall any other Person be obligated to make a capital contribution to Borrower to ensure Borrower’s compliance with the covenant in this Section 9.10(g).
(h)    Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and Borrower will not amend, modify or otherwise change, in violation of the covenants of this Section 9.10, the organizational documents of Borrower, as the case may be without the written consent of Lender.
(i)    Borrower shall maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates. Borrower’s assets will not be listed as assets on the financial statement of any other Person. Borrower shall have its own separate financial statement, provided, however, that Borrower’s assets may be included in a consolidated financial statement of its parent companies if inclusion on such a consolidated statement is required to comply with the requirements of GAAP, and provided, further, that such consolidated financial statement shall contain a footnote to the effect that Borrower’s assets are owned by Borrower, as the case may be and that they are being included on the financial statement of its parent solely to comply with the requirements of GAAP, and provided, further, that such assets shall be listed on Borrower’s own separate balance sheet. Borrower will file its own tax returns (unless a disregarded entity for tax purposes) and will not file a consolidated federal income tax return with any other corporation. Borrower shall maintain its books, records, resolutions and agreements as official records.
(j)    Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other Person, shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name and shall not identify itself or any of its Affiliates as a division or part of the other. Notwithstanding the foregoing, Lender acknowledges that Borrower may, from time to time, hold itself out to be a member of “The Leading Hotels of the World” or similar marketing campaign, and that such representation by Borrower shall not constitute a violation of the covenant in this Section 9.10(j).
(k)    Borrower will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, that in no event shall any other Person be obligated to make a capital contribution to Borrower to ensure Borrower’s compliance with the covenant in this Section 9.10(k).
(l)    Neither Borrower, nor any constituent party of Borrower has or at any time sought nor will seek the dissolution, winding up, liquidation, consolidation or merger, in whole or in part, or the sale of material assets of Borrower except in connection with a payoff of the Loan.
(m)    Borrower will not commingle the funds and other assets of Borrower with those of any other Person, and will not participate in a cash management system with any such Person. The foregoing shall not preclude distributions by Borrower to its members after payment of principal (if any) and interest then due under the Note and all other amounts then due and payable under the Loan Documents, including, without limitation, the payment of operating expenses of the Property and all amounts payable under Section 2.6 of this Agreement.
(n)    Borrower will not commingle its assets with those of any other Person and will hold all of its assets in its own name.
(o)    Borrower will not guarantee or become obligated for the debts of any other Person and has not (other than as a limited guarantor pursuant to the terms of the NWRA Loan), does not and will not in the future hold itself out as being responsible for the debts or obligations of any other Person.
(p)    Borrower shall not pledge its assets for the benefit of any other Person, other than with respect to the Loan.
(q)    Borrower shall not file a petition for relief under the Bankruptcy Code, or under any other present or future state of federal law regarding bankruptcy, reorganization or other debtor relief law.
(r)    Borrower shall not partition and shall not permit any partition of the Property.
9.11    MATERIAL AGREEMENTS.

(a)    Borrower shall (i) promptly perform and/or observe the covenants, agreements and conditions required to be performed and observed by it under each Material Agreement and Operating Agreement to which it is a party, and do all things necessary to preserve and to keep unimpaired its rights thereunder, (ii) promptly notify Lender in writing of the giving by Borrower or receipt by Borrower of any notice of any default by any party under any Material Agreement and Operating Agreement of which it is aware and (iii) promptly enforce the performance and observance of all of the covenants, agreements and conditions required to be performed and/or observed by any other party under each Material Agreement and Operating Agreement to which Borrower is a party in a commercially reasonable manner
(b)    Borrower shall not, without Lender’s prior consent, which shall not be unreasonably withheld: (i) enter into, surrender or terminate any Material Agreement or Operating Agreement to which it is a party or to which Borrower or the Property is subject (unless, with respect to Material Agreements (other than Leases), the other party thereto is in material default and the termination of such agreement would be commercially reasonable), (ii) increase or consent to the increase of the amount of any charges under any Material Agreement or Operating Agreement to which it is a party or to which Borrower or the Property is subject, except as provided therein or, with respect to Material Agreements (other than Leases), on an arm’s-length basis and commercially reasonable terms; or (iii) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Material Agreement or Operating Agreement to which it is a party or to which Borrower or the Property is subject in any material respect, except, with respect to Material Agreements (other than Leases), on an arm’s-length basis and commercially reasonable terms. Notwithstanding the foregoing to the contrary, Lender consents to the termination of the LURA and the Development Agreement so long as the termination of such agreements (x) is not conditioned on any act, payment or obligation of Borrower or any other party (a “Termination Condition”) and (y) does not affect the use or operation of the Property or any permit or certificate of occupancy relating to the Property. If termination of the LURA and/or the Development Agreement is subject to a Termination Condition, Lender shall not unreasonably withhold its approval of any such Termination Condition that may be a condition to the termination of such agreements so long as such Termination Condition does not materially and adversely affect the value of the Collateral or the ability of Borrower to perform its obligations under this Agreement or the other Loan Documents.
9.12    COMPLETION OF REQUIRED CAPITAL IMPROVEMENTS AND OTHER IMPROVEMENTS COMMENCED BY BORROWER. Borrower shall complete all capital improvements required under the Approved Budget and this Agreement, and any improvements commenced by Borrower, each on-time and free and clear of any liens. Without limitation on the foregoing, (i) Borrower shall complete the Immediate Capital Improvement Work on or before the Immediate Capital Improvement Work Completion Date, (ii) Borrower shall complete the portion of the Capital Improvement Work corresponding with the milestone dates set forth on Schedule 1 attached hereto (each, individually, a “Milestone Date” and, collectively, the “Milestone Dates”) on or before the applicable Milestone Date, (iii) Borrower shall complete the Capital Improvement Work on or before the Capital Improvement Work Completion Date, and (iv) Borrower shall complete all capital improvements it commences which are not required by the Approved Budget and this Agreement, which Lender subsequently approves in writing as required hereunder. Notwithstanding anything to the contrary contained herein, so long as no Event of Default has occurred and is continuing hereunder or under the other Loan Documents, the Immediate Capital Improvement Work Completion Date, the Milestone Dates, and the Capital Improvement Work Completion Date, shall be extended one day for each day that Borrower is delayed in completing the same for reasons of Force Majeure. If Borrower fails to achieve Substantial Completion on or before July 31, 2016, and provided no Event of Default has occurred and is continuing hereunder or under the other Loan Documents, Lender shall have the right to complete such work on Borrower’s behalf in accordance with the Approved Plans and Specifications therefor and deduct the cost for such work from the Capital Improvement Reserve, and to the extent there is any shortfall in the Capital Improvement Reserve (the “Capex Shortfall”), Borrower shall fund such shortfall. Without limiting the foregoing, Borrower shall deposit all Excess Cash Flow Deposits into the Capital Improvements Reserve at any time there is a Capex Shortfall. As used herein, “Substantial Completion” means completion of construction of the Capital Improvement Work in accordance with the Approved Plans and Specifications, and in accordance with all applicable laws, which shall be deemed to have taken place upon the occurrence of the following: (a) (i) Lender’s receipt of an AIA certificate of substantial completion executed by the architect, without qualification or exception, that the Capital Improvement Work is substantially complete, and (ii) Lender’s receipt of all licenses, authorizations and/or permits which are required for the use, occupancy and operation of the Improvements as issued by the local government agency having jurisdiction and authority to issue same, (iii) Lender’s receipt of valid, unconditional releases thereof from all persons entitled to record liens excluding lien waivers with respect to the retainage amount that will not be released to the contractor until final completion, provided that nothing in this definition of “Substantial Completion” shall eliminate any obligation of Borrower to provide lien waivers in connection with Loan disbursements as required pursuant to the terms of this Agreement; or (b) Lender’s receipt of such other evidence of Substantial Completion as Lender deems satisfactory in its reasonable discretion. Lender may, at Borrower's expense, make or cause to be made on each Milestone Date inspections at the Property to determine the need, as determined by Lender in its reasonable judgment, for further Capital Improvement Work of the Property. In the event that such inspection reveals that further Capital Improvement Work of the Property are reasonably required, Lender shall provide Borrower with a written description of the required Capital Improvement Work and Borrower shall complete such Capital Improvement Work to the reasonable satisfaction of Lender within ninety (90) days after the receipt of such description from Lender, or such later date as may be approved by Lender in its reasonable discretion.
9.13    IN-BALANCE. Borrower shall at all times cause the undisbursed Loan funds to be equal to or greater than the amount which Lender from time to time reasonably determines necessary to: (a) pay, through completion, all costs of development, construction, marketing and sale or leasing of the Property and Improvements in accordance with the Loan Documents and any Approved Budget; (b) pay all sums which may accrue under the Loan Documents prior to repayment of the Loan; (c) enable Borrower to perform and satisfy all of the covenants of Borrower contained in the Loan Document. Furthermore, without limitation of the immediately preceding sentence Borrower shall at all times cause: (i) the undisbursed portion of the Capital

Improvement Reserve to be equal to or greater than the amount which Lender from time to time reasonably determines necessary to pay, through completion, all costs to complete all work required to be completed under the Capital Improvement Budget; and (ii) there to be no Interest Reserve Deficiency (collectively “In-Balance”). If Lender reasonably determines at any time that the undisbursed Loan funds (and available Reserves) are insufficient for said purposes, then Borrower shall deposit the amount of such deficiency into the applicable Reserve designated by Lender within five (5) Business Days of Lender’s written demand and, notwithstanding anything to the contrary in this Agreement, Lender shall not be required to disburse any proceeds of the Loan until Borrower deposits the applicable amount of such deficiency in an account as required by this paragraph. Any funds deposited in accordance with this paragraph shall be available for payment of costs and expenses enumerated in this paragraph prior to any additional Reserve funds being made available for payment of such costs by Lender.
9.14    ASSET MANAGEMENT FEE. Borrower shall pay Lender a fee of Seven Thousand Five Hundred Dollars ($7,500) (the “Asset Management Fee”) each calendar quarter to reimburse Lender for the cost of a consultant hired by Lender to monitor operation of the Property. The Asset Management Fee shall be due and payable January 1, April 1, July 1, and October 1 of each calendar year during the terms of the Loan and shall be in addition to the Servicing Fee.

9.15    PROPERTY MANAGEMENT AGREEMENT. Without the prior written consent of Lender, Borrower shall not enter into any agreement, or modify, amend, supplement, assign, replace or terminate any agreement, in each case, which provides for the management, leasing and/or operation of the Property or Improvements. Any such agreements must expressly provide that they are subordinate to Lender’s rights and interests under the Loan and the Loan Documents in all respects. All consultants, property managers and leasing agents for the Property shall be subject to Lender’s reasonable prior approval and, at Lender’s request, Borrower shall cause each such consultant, property manager or leasing agent to execute and deliver to Lender a consent and agreement to the foregoing provisions in form and substance reasonably acceptable to Lender.
9.16    MAINTENANCE. Borrower shall keep the Property in good condition and repair and shall provide security for the Property in at least the same manner as maintained on the date hereof.
9.17    UTILITIES. Borrower shall pay when due all charges that are incurred by Borrower for the benefit of the Property for gas, telephone, electricity, water, sewer, or other services furnished to the Property.
9.18    NO CHANGE IN USE. The Property shall be used solely as a hotel (together with incidental and ancillary uses related thereto) and Borrower shall not permit any change in use or additional uses on the Property without the prior written consent of Lender.

9.19    PATRIOT ACT AND RELATED MATTERS. Borrower and Guarantor shall comply with any and all existing and future Applicable Laws, including, without limitation, all Prescribed Laws.
9.20    OPERATING COVENANTS. Borrower shall cause the Property to maintain (i) a Debt Service Coverage Ratio of not less than 1.15 (ii) the applicable Net Operating Income above the "L’Auberge & Orchards Inn Operating Covenants", all on a trailing 12 month basis (as applicable) as of the applicable dates, as more particularly shown on Exhibit D attached hereto, and (iii) a Loan-to-Value Ratio of not more than 70%.
9.21    INTERIM BEVERAGE MANAGEMENT. Upon written request by Lender, or any purchaser at a foreclosure sale affiliated with Lender, following foreclosure or transfer by deed-in-lieu of foreclosure of the Security Instrument, which request may be made by Lender or such purchaser in its sole and absolute discretion within thirty (30) days after the date a foreclosure of the Security Instrument is final or the date a deed-in-lieu of foreclosure is delivered, as the case may be, Borrower shall cooperate with Lender or such purchaser to obtain an interim liquor license for the Property including, without limitation, signing Section 5 of any liquor license application.
9.22    ORGANIZATIONAL DOCUMENTS.
(a)    The organizational documents of Borrower shall provide that the business and affairs of Borrower shall be (A) managed by or under the direction of a board of one or more directors designated by Borrower’s sole member (the “Sole Member”) or (B) a committee of managers designated by Sole Member (a “Committee”) or (C) by Sole Member, and at all times there shall be at least one (1) duly appointed Independent Director or Independent Manager.  In addition, the organizational documents of Borrower shall provide that no Independent Director or Independent Manager (as applicable) of Borrower may be removed or replaced without cause and unless Borrower provides Lender with not less than three (3) Business Days’ prior written notice of (a) any proposed removal of an Independent Director or Independent Manager (as applicable), together with a statement as to the reasons for such removal, and (b) the identity of the proposed replacement Independent Director or Independent Manager, as applicable, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director or Independent Manager (as applicable). Notwithstanding the foregoing, if (i) the Independent Manager is no longer affiliated with or employed by the Nationally Recognized Service Company which provided the Independent Manager, and such Nationally Recognized Service Company provides a replacement Independent Manager, or (ii) the Independent Manager dies or voluntarily resigns and a Nationally Recognized Service Company provides a replacement Independent Manager, Borrower may appoint such replacement Independent Manager with no prior notice, identification or certifications to the Lender.
(b)    The organizational documents of Borrower shall also provide an express acknowledgment that Lender is an intended third-party beneficiary of the “special purpose” provisions of such organizational documents.

(c)    The organizational documents of Borrower shall provide that the board of directors, the Committee or Sole Member (as applicable) of Borrower shall not take any action which, under the terms of any certificate of formation, limited liability company operating agreement or any voting trust agreement, requires an unanimous vote of the board of directors (or the Committee as applicable) of Borrower unless at the time of such action there shall be (A) at least one (1) member of the board of directors (or the Committee as applicable) who is an Independent Director or Independent Manager, as applicable (and such Independent Director or Independent Manager, as applicable, has participated in such vote) or (B) if there is no board of directors or Committee, then such Independent Manager shall have participated in such vote.  The organizational documents of Borrower shall provide that Borrower will not and Borrower agrees that it will not, without the unanimous written consent of its board of directors, its Committee or its Sole Member (as applicable), including, or together with, the Independent Director or Independent Manager (as applicable) (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, (ii) seek or consent to the appointment of a receiver, liquidator or any similar official of Borrower or a substantial part of its business, (iii) take any action that might cause such entity to become insolvent, (iv) make an assignment for the benefit of creditors, (v) admit in writing its inability to pay debts generally as they become due, (vi) declare or effectuate a moratorium on the payment of any obligations, or (vii) take any action in furtherance of the foregoing.  Borrower shall not take any of the foregoing actions without the unanimous written consent of its board of directors, its Committee or its Sole Member, as applicable.
(d)    The organizational documents of Borrower shall provide that, until such time as the Loan shall be paid and performed in full, upon the occurrence of any event that causes Sole Member to cease to be a member of Borrower (other than (i) upon an assignment by Sole Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (ii) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), each of the persons acting as an Independent Director or Independent Manager (as applicable) of Borrower shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of Borrower, automatically be admitted as members of Borrower (in each case, individually, a “Special Member” and collectively, the “Special Members”) and shall preserve and continue the existence of Borrower without dissolution.  The organizational documents of Borrower shall further provide that until such time as the Loan shall be paid and performed in full, no Special Member may resign or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to Borrower as a Special Member, and (ii) such successor Special Member has also accepted such appointment (as applicable).
(e)    The organizational documents of Borrower shall provide that, until such time as the Loan shall be paid and performed in full, except as expressly permitted pursuant to the terms of this Agreement, (i) Sole Member may not resign, and (ii) no additional member shall be admitted to Borrower.

(f)    The organizational documents of Borrower shall provide that, until such time as the Loan shall be paid and performed in full: (i) Borrower shall be dissolved, and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of Borrower in Borrower unless the business of Borrower is continued in a manner permitted by its operating agreement or the Limited Liability Company Act of the state in which the Borrower is organized (the “Act”), or (B) the entry of a decree of judicial dissolution under the Act; (ii) upon the occurrence of any event that causes the last remaining member of Borrower to cease to be a member of Borrower or that causes Sole Member to cease to be a member of Borrower (other than (A) upon an assignment by Sole Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (B) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), to the fullest extent permitted by law, the personal representative of such last remaining member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in Borrower, agree in writing (I) to continue the existence of Borrower, and (II) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in Borrower; (iii) the bankruptcy of Sole Member or a Special Member shall not cause such Sole Member or Special Member, respectively, to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution; (iv) in the event of the dissolution of Borrower, Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of Borrower in an orderly manner), and the assets of Borrower shall be applied in the manner, and in the order of priority, set forth in the Act; and (v) to the fullest extent permitted by law, each of Sole Member and the Special Members shall irrevocably waive any right or power that they might have to cause Borrower or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of Borrower, to compel any sale of all or any portion of the assets of Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of Borrower.
(g)    Borrower shall conduct its business so that the assumptions made with respect to Borrower in any insolvency opinion shall be true and correct in all respects.  In connection with the foregoing, Borrower hereby covenants and agrees that it will comply with or cause the compliance with, (i) all of the facts and assumptions (whether regarding Borrower or any other Person) set forth in any insolvency opinion, (ii) all of the representations, warranties and covenants on this Schedule I, and (iii) all of the organizational documents of Borrower.
“Independent Director” or “Independent Manager” shall mean a natural person selected by Borrower (a) with prior experience as an independent director, independent manager or independent member, (b) with at least three (3) years of employment experience, (c) who is provided by a Nationally Recognized Service Company, (d) who is duly appointed as an

Independent Director or Independent Manager and is not, will not be while serving as Independent Director or Independent Manager (except pursuant to an express provision in Borrower’s operating agreement providing for the appointment of such Independent Director or Independent Manager to become a “special member” upon the last remaining member of Borrower ceasing to be a member of Borrower) and shall not have been at any time during the preceding five (5) years, any of the following:

(i)	a stockholder, director (other than as an Independent Director), officer, employee, partner, attorney or counsel of any Borrower Party or any direct or indirect parent of Borrower;

(ii)	a customer, supplier or other Person who derives any of its purchases or revenues from its activities with any Borrower Party;

(iii)	a Person or other entity Controlling or under common Control with any such stockholder, partner, customer, supplier or other Person described in clause (i) or clause (ii) above; or

(iv)	a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person described in clause (i) or clause (ii) above.
A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Director or Independent Manager of a “special purpose entity” affiliated with Borrower shall be qualified to serve as an Independent Director or Independent Manager of Borrower, provided that the fees that such individual earns from serving as Independent Director or Independent Manager of Affiliates of Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual's annual income for that year.
A natural person who satisfies the foregoing definition other than clause (ii) shall not be disqualified from serving as an Independent Director or Independent Manager of Borrower if such individual is an independent director, independent manager or special manager provided by a Nationally Recognized Service Company that provides professional independent directors, independent managers and special managers and also provides other corporate services in the ordinary course of its business. Lender accepts and approves of the appointment of Steven Novack of LordSPV as the Independent Manager of Orchards and L’Auberge.
“Nationally Recognized Service Company” shall mean any of Lord Securities Corporation, CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, National Corporate Research, Ltd., United Corporate Services, Inc., Independent Member Services LLC or such other nationally recognized company that provides independent director, independent manager or independent member services and that is reasonably satisfactory to Lender, in each case that is not an Affiliate of Borrower and that provides professional independent directors and other corporate services in the ordinary course of its business.

ARTICLE 10.
REPORTING COVENANTS
10.1    FINANCIAL INFORMATION.
(a)    Borrower shall deliver to Lender, as soon as available, but in no event later than ninety (90) days after each calendar year end, and not later than forty-five (45) days after each calendar quarter end, a current financial statement for Borrower (including, without limitation, an income and expense statement, rent roll and balance sheet) certified by an authorized representative of Borrower. Borrower shall cause Guarantor to deliver to Lender annual financial statements (including contingent liabilities) of Guarantor, within ninety (90) days after each calendar year end and quarterly financial statements not later than forty-five (45) days after each calendar quarter end Guarantor’s financial statements shall be certified by an authorized representative of each Guarantor, as applicable, to be true and correct in all material aspects and not contain any material omissions. Notwithstanding anything to the contrary contained herein, following an Event of Default hereunder or under the other Loan Documents, Lender may require, in Lender’s sole and absolute discretion, that all financial statements required hereunder shall be audited by a nationally recognized accounting firm selected by Borrower and approved by Lender in writing in its reasonable discretion. Lender agrees that BDO is an acceptable accounting firm for purposes of this Section 10.1 and, to the extent that separate audited financial statements cannot be prepared, then audited financial statements required under this Section 10.1 may be consolidated financial statements; provided, however, that Borrower shall continue to provide separate unaudited financial statements as required herein.
(b)    If in addition to the annual financial statements audited financial information is prepared, Borrower shall deliver to Lender copies of that information within thirty (30) days of its final preparation. All such financial information shall include a statement which specifies the accounting methodology used to prepare the information. Without limitation, all financial statements will include a calculation of Net Operating Income, expenses payable and receivable reports, rent rolls and occupancy statistics and shall be certified by Borrower. The form and methodology of the financial statements provided to Lender prior to the Effective Date are acceptable to Lender; however, Borrower acknowledges that Lender’s approval of the form and methodology of such statements does not constitute, and shall not be deemed to constitute, approval of any future financial information or a limitation on the information that may be requested by Lender in connection with the Loan.
(c)    If any statements, information or reports required hereunder (including under this Section 10.1, Sections 10.3, 10.4 and 10.5) are not timely delivered, there shall be an initial fee of $500.00 for the first day late and a subsequent fee of $250.00 per each day thereafter that such statements, information or reports are not delivered.
10.2    BOOKS AND RECORDS. Borrower shall maintain complete books of account and other records for the Property and Improvements and for disbursement and use of the proceeds of the Loan, and the same shall be available for inspection and copying by Lender upon reasonable prior notice.
10.3    OMITTED.
10.4    OMITTED
10.5    OPERATING STATEMENTS FOR PROPERTY AND IMPROVEMENTS. Until such time as the Note is paid in full, Borrower shall deliver to Lender monthly operating reports within thirty (30) days after the end of each month, and within thirty (30) days after the end of each quarter, which show in detail the amounts and sources of Gross Operating Income received by or on behalf of Borrower and the amounts and purposes of Permitted Operating Expenses paid by or on behalf of Borrower with respect to the Property and Improvements for the previous month.
(a)    "Gross Operating Income" for this purpose shall mean the sum of any and all amounts, payments, fees, rentals, additional rentals, expense reimbursements (including, without limitation, all reimbursements by tenants, lessees, licensees and other users of the Property and Improvements), discounts or credits to Borrower, income, interest and other monies directly or indirectly received by or on behalf of or credited to Borrower from any person with respect to Borrower’s ownership, use, development, operation, leasing, franchising, marketing or licensing of the Property and Improvements. Gross Operating Income shall be computed on a cash basis and shall include for each quarterly statement all amounts actually received in such quarter whether or not such amounts are attributable to a charge arising in such quarter.
(b)    "Permitted Operating Expenses" shall mean the following expenses, but only to the extent provided in the Operating Budget: (i) taxes and assessments imposed upon the Property and Improvements to the extent that such taxes and assessments are required to be paid by Borrower and are actually paid or reserved for by Borrower; (ii) bond assessments; (iii) insurance premiums for casualty insurance (including, without limitation, earthquake) and liability insurance carried in connection with the Property and Improvements; (iv) operating expenses incurred by Borrower for the management, operation, cleaning, leasing, maintenance and repair of the Property and Improvements (provided, however, that the property management fees may not exceed the lesser of four percent (4.0%) of the amount of Gross Revenues and the actual amounts payable under any property management agreement), but in all events only to the extent provided in the Approved Budget. Permitted Operating Expenses shall not include any interest or principal payments on the Loan or any allowance for depreciation.
10.6    BUDGET. On or before December 1 of each year throughout the term of the Loan, as the same may be extended, Borrower shall submit to Lender for Lender’s review and reasonable approval (a) a capital improvement budget for the Property which shall not include any payment to Borrower or any Affiliate unless expressly approved by Lender, in writing, in its sole discretion and (b) an operating budget (the "Operating Budget") for the Property (collectively with the Capital Improvement Budget, the "Approved Budget"). Borrower shall cause the Property to be owned and operated in accordance with the capital improvement budget and Operating Budget as approved by Lender, and shall make no changes to any such approved budgets without the prior written consent of Lender which consent shall not to be unreasonably withheld. The budget for 2015 is attached as Exhibit "C" attached hereto and has been approved by Lender.
ARTICLE 11.
EVENTS OF DEFAULT AND REMEDIES
11.1    EVENT OF DEFAULT. The occurrence of any one or more of the following shall constitute an event of default (an "Event of Default") under this Agreement and the other Loan Documents:
(a)    Monetary. Borrower’s failure to pay when due any sums payable under the Note or any of the other Loan Documents within five (5) days when due (provided, however, that there shall be no grace period for amounts due at the Maturity Date or upon earlier acceleration nor any grace period if a grace period is already provided hereunder for such payments); provided further, however, that Borrower’s non-payment of amounts other than those due at the Maturity Date or upon earlier acceleration of the Loan shall not be an Event of Default to the extent Lender is holding funds in any Reserves specifically for the payment of such amount, and Borrower has satisfied all conditions for disbursement of funds from the applicable Reserve, and Lender fails to apply or disburse such funds in accordance with the terms of this Agreement to the amounts then due and owing for which Borrower has satisfied the conditions of disbursement from such Reserve; or
(b)    Liens, Attachment; Condemnation. (i) The recording of any claim of lien against the Property or Improvements or the service on Lender of any bonded stop notice relating to the Loan and the continuance of such claim of lien or bonded stop notice for forty-five (45) days after the date on which Borrower becomes aware of such claim of lien without discharge, satisfaction or provision for payment (including a bond, cash deposit or other security reasonably satisfactory to Lender, so long as the Property nor any interest therein would not be in any danger of sale, loss or forfeiture) being made by Borrower in a manner satisfactory to Lender; or (ii) the condemnation, seizure or appropriation of, or occurrence of an uninsured casualty with respect to any material portion of the Property or Improvements, provided, however, that such shall not be an Event of Default if Borrower is otherwise performing its obligations under this Agreement and (y) in the event of an uninsured casualty with respect to any material portion of the Property or Improvements, Borrower pays to Lender an amount equal to the shortfall of any insurance proceeds required for the restoration therefor or, (z) in the event there is a condemnation, seizure or appropriation of any material portion of the Property or Improvements, condemnation proceeds are remitted to Lender, or Borrower otherwise pays to Lender, an amount equal to the diminution of the Property or Improvements, as reasonably determined by Lender; or (iii) the sequestration or attachment of, or any levy or execution upon any of the Property or Improvements, any other collateral provided by Borrower under any of the Loan Documents, any monies in the Reserves, or any substantial portion of the other assets of Borrower, which sequestration, attachment, levy or execution is not released, expunged or dismissed prior to the earlier of forty-five (45) days or the sale of the assets affected thereby; or

(c)    Representations and Warranties. Any of Borrower’s representations or warranties contained in the this Agreement or any other Loan Document was untrue when made (provided that in the event that Borrower did not know, or have a reasonable basis to know, that such representations or warranties were untrue, Borrower shall have the right to cure such default within thirty (30) days after receipt of written notice from Lender of the inaccuracy of such representation or warranty (except that, if the default is such that it cannot be cured within said thirty (30) day period, and Borrower promptly commences the cure of such default within thirty (30) days of the start of such thirty (30) day period and diligently pursues such cure to completion, then such thirty (30) day period shall be extended to such period of time as may be reasonably necessary, but in no event more than a total of ninety (90) days)); or
(d)    Voluntary Bankruptcy; Insolvency; Dissolution. (i) The filing of a petition by Borrower for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing of any pleading or an answer by Borrower in any involuntary proceeding under the Bankruptcy Code or other debtor relief law which admits the jurisdiction of the court or the petition’s material allegations regarding Borrower’s insolvency; (iii) a general assignment by Borrower for the benefit of creditors; or (iv) Borrower applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its property; or
(e)    Involuntary Bankruptcy. The failure of Borrower to effect a full dismissal of any involuntary petition under the Bankruptcy Code or under any other debtor relief law that is filed against Borrower or in any way restrains or limits Borrower or Lender regarding the Loan, the Property or the Improvements, prior to the earlier of the entry of any court order granting relief sought in such involuntary petition, or ninety (90) days after the date of filing of such involuntary petition; or
(f)    Partners; Corporate Guarantor; Limited Guarantor. The occurrence of any of the events specified in Section 11.1 (d) or 11.1 (e) as to any Guarantor; or
(g)    Transfer. Any Transfer occurs without the prior written consent of Lender in its sole and absolute discretion (except as may be expressly permitted by Section 9.9 hereof); or
(h)    Loss of Priority. The failure at any time of the Security Instrument to be a valid first lien upon the Property and Improvements or any portion thereof, other than as a result of any release or reconveyance of the Security Instrument with respect to all or any portion of the Property and Improvements pursuant to the terms and conditions of this Agreement; or
(i)    Single Purpose Entity. Borrower shall fail to comply with the provisions of Section 9.10 (Single Purpose Entity); or
(j)    Adverse Financial Condition. Any material adverse change in the financial condition of Borrower or any Guarantor, from the condition shown on the financial statement(s) submitted to Lender and relied upon by Lender in making the Loan which results in

Borrower being unable to fulfill the material obligations of Borrower hereunder and under the Loan Documents; or
(k)    Key Person or Entity. The retirement, death, or incapacity of Lawrence D. Bain or Greg Hanss or the withdrawal of Lawrence D. Bain or Greg Hanss from the operation of Borrower, and Borrower’s failure to provide a substitute or replacement of such Person approved in writing by Lender in its sole discretion (with respect to the replacement of Lawrence D. Bain) or its reasonable discretion (with respect to the replacement of Greg Hanss) within sixty (60) days after the occurrence of any such retirement, death, incapacity or withdrawal. Lender agrees that Jay Wolf is an acceptable replacement for Lawrence D. Bain.; or
(l)    Environmental Indemnity Agreement. The occurrence of a default (after all notice and grace periods provided therein, if any, shall have expired) under the Environmental Indemnity Agreement; or
(m)    Guaranties. The occurrence of a default (after all notice and grace periods provided therein, if any, shall have expired) under the Carveout Guaranty; or
(n)    Lockbox Agreement. Any default by Borrower under the Lockbox Agreement which is not cured within thirty (30) days after written notice of such default given by Lender to Borrower except that, if the default is such that it cannot be cured within said thirty (30) day period but is reasonably susceptible to cure within sixty (60) days, and Borrower promptly commences the cure of such default within thirty (30) days after such written notice and diligently pursues such cure to completion, then such thirty (30) day period shall be extended to such period of time as may be reasonably necessary, but in no event more than a total of sixty (60) days.; or
(o)    Other Payments. Borrower’s failure to timely fund any Reserves as required hereunder if such failure continues for five (5) Business Days following Borrower’s receipt of written notice thereof from Lender; or
(p)    Permits; Utilities; Insurance. (i) The neglect, failure or refusal of Borrower to keep in full force and effect any material permit, license, consent or approval required for the operation of the Property that is not fully reinstated within thirty (30) days after Lender gives Borrower notice of the lapse of effectiveness of such material permit, license, consent or approval; (ii) the curtailment in availability to the Property of utilities or other public services necessary for the full occupancy and utilization of the Improvements that is not restored to full availability within thirty (30) days after Lender gives Borrower notice of such curtailment of availability; or (iii) the failure by Borrower to maintain any insurance required under this Agreement or any Loan Document, provided, however, that with respect to clauses (i) and (ii) above, such shall not be an Event of Default provided that Borrower is otherwise performing its obligations under this Agreement and the other Loan Documents, Borrower commences to reinstate or restore such item within thirty (30) days of the loss or curtailment thereof, and Borrower reinstates such material permit, license, consent or approval, or restores such utilities or other public services within one hundred eighty (180) days following the initial lapse or curtailment; or

(q)    Material Obligation. Failure of Borrower to pay when due or the default beyond any applicable notice and cure period with respect to any indebtedness or other liability of Borrower or the Property aggregating in excess of $500,000.00 ("Material Indebtedness"); the default by Borrower in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any Material Indebtedness was created or is governed; the occurrence of any other event or condition, the effect of which event or condition is to cause, or to permit the holder or holders of any Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of Borrower shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; provided, however, that Borrower shall have the right to contest in good faith any of the matters set forth in this subparagraph (q), so long as Borrower does so diligently, by appropriate proceedings and without prejudice to Lender and provided that neither the Property nor any interest therein would be in any danger of sale, loss or forfeiture as a result of such proceeding or contest. In the event Borrower shall contest any such claim or demand, Borrower shall promptly notify Lender of such contest and thereafter shall, upon Lender's request, promptly provide a bond, cash deposit or other security satisfactory to Lender to protect Lender's interest and security should the contest be unsuccessful; or
(r)    Subleases. A default by Borrower has occurred which continues beyond any applicable cure period under any of the Subleases if such default permits the landlord thereunder to terminate or cancel the applicable Sublease.
(s)    Intentionally Omitted.
(t)    Intentionally Omitted.
(u)    Hotel Operation. Borrower ceases to do business as a hotel or motel on the Property or terminates such business for any reason whatsoever (other than temporary cessation in connection with any renovations to the Property or restoration thereof following a casualty or condemnation).
(v)    Other Default. The occurrence of an event of default under any other Loan Document or Borrower’s default in the performance of any other term, covenant or condition contained in this Agreement (including, without limitation, Section 9.20 hereof) or any other Loan Document which is not cured within thirty (30) days after written notice of such default given by Lender to Borrower except that, if the default is such that it cannot be cured within said thirty (30) day period but is reasonably susceptible to cure within ninety (90) days, and Borrower promptly commences the cure of such default within thirty (30) days after such written notice and diligently pursues such cure to completion, then such thirty (30) day period shall be extended to such period of time as may be reasonably necessary, but in no event more than a total of ninety (90) days.
11.2    ACCELERATION UPON EVENT OF DEFAULT; REMEDIES. Upon the occurrence and continuance of any Event of Default specified in this Article 11, Lender may, at its sole option, declare all sums owing to Lender under the Note, this Agreement and the other

Loan Documents immediately due and payable. Upon such acceleration, Lender may, in addition to all other remedies permitted under this Agreement and the other Loan Documents and at law or in equity, apply any sums in the Reserves to the sums owing under the Loan Documents and any and all obligations of Lender to fund further disbursements under the Loan shall terminate.
11.3    DISBURSEMENTS TO THIRD PARTIES. Upon the occurrence and continuance of an Event of Default occasioned by Borrower’s failure to pay money to a third party as required by this Agreement, Lender may but shall not be obligated to make such payment from the Loan proceeds or other funds of Lender. If such payment is made from proceeds of the Loan, Borrower shall immediately deposit with Lender, upon written demand, an amount equal to such payment. If such payment is made from funds of Lender, Borrower shall immediately repay such funds upon written demand of Lender. In either case, the Event of Default with respect to which any such payment has been made by Lender shall not be deemed cured until such deposit or repayment (as the case may be) has been made by Borrower to Lender.
11.4    LENDER’S COMPLETION OF CONSTRUCTION. Upon the occurrence and continuance of an Event of Default, Lender may, upon five (5) days prior written notice to Borrower, and with or without legal process, take possession of the Property and Improvements, remove Borrower and all agents, employees and contractors of Borrower from the Property and Improvements, complete the work of any construction and market and sell or lease the Property and/or Improvements. For this purpose, Borrower irrevocably appoints Lender as its attorney‑in‑fact, which agency is coupled with an interest. As attorney‑in-fact, Lender may, in Borrower’s name, take or omit to take any action Lender may deem appropriate, including, without limitation, exercising Borrower’s rights under the Loan Documents and all contracts concerning the Property and/or Improvements.
11.5    REPAYMENT OF FUNDS ADVANCED. Any funds expended by Lender in the exercise of its rights or remedies under this Agreement and the other Loan Documents shall be payable to Lender upon written demand, together with interest at the rate applicable to the principal balance of the Note from the date the funds were expended.
11.6    RIGHTS CUMULATIVE, NO WAIVER. All Lender’s rights and remedies provided in this Agreement and the other Loan Documents, together with those granted by law or at equity, are cumulative and may be exercised by Lender at any time. Lender’s exercise of any right or remedy shall not constitute a cure of any Event of Default unless all sums then due and payable to Lender under the Loan Documents are repaid and Borrower has cured all other Events of Default. No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Event of Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Event of Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.
ARTICLE 12.

MISCELLANEOUS PROVISIONS
12.1    INDEMNITY. EXCEPT TO THE EXTENT DUE SOLELY TO LENDER’S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FOR, FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES), WHICH ANY SUCH PARTY MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (A) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (B) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; (C) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; OR (D) ANY ACT OR OMISSION BY BORROWER, CONSTITUENT PARTNER OR MEMBER OF BORROWER, ANY CONTRACTOR, SUBCONTRACTOR OR MATERIAL SUPPLIER, ENGINEER, ARCHITECT OR OTHER PERSON OR ENTITY WITH RESPECT TO ANY OF THE PROPERTY OR IMPROVEMENTS. BORROWER SHALL PROMPTLY PAY TO LENDER UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS SUCH PARTIES SHALL SURVIVE CANCELLATION OF THE NOTE AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF THE SECURITY INSTRUMENT.
12.2    FORM OF DOCUMENTS. The form and substance of all documents, instruments, and forms of evidence to be delivered to Lender under the terms of this Agreement and any of the other Loan Documents shall be subject to Lender’s approval and shall not be modified, superseded or terminated in any respect without Lender’s prior written approval.
12.3    NO THIRD PARTIES BENEFITED. No person other than Lender and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents.
12.4    NOTICES. All notices or other communications required or permitted to be given pursuant to the provisions of this Agreement shall be in writing and shall be considered as properly given if delivered to the appropriate party at the address set forth below (subject to change from time to time by written notice to all other parties to this Agreement). Except when otherwise required by law, any notice which a party is required or may desire to give the other shall be in writing and may be sent by e-mail (provided that a copy is simultaneously sent by one of the other permitted means of giving notice hereinafter set forth), by personal delivery or by mail (either (i) by United States registered or certified mail, return receipt requested, postage prepaid, or (ii) by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery). Any notice so given by e-mail shall be deemed to have been given as of the date on which the sender of such communication shall confirm receipt thereof by the appropriate parties. Any notice so given by mail shall be deemed to have been given as of the date of delivery established by U.S. Post Office return receipt or the overnight carrier’s proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the notice is to be given; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the addresses of the parties shall be:

Borrower:	L’Auberge Newco, LLC
Orchards Newco, LLC
c/o IMH Financial Corporation
7001 N. Scottsdale Road
Scottsdale, Arizona 85253
Attention: Lawrence D. Bain
Email: ldb@imhfc.com

With a copies to:	Polsinelli PC
One East Washington Street, Suite 1200
Phoenix, Arizona 85004
Attention: Margaret Esler
Email: mesler@polsinelli.com

and	c/o IMH Financial Corporation
7001 N. Scottsdale Road
Scottsdale, Arizona 85253
Attention: Jonathan Brohard
Email: jbrohard@imhfc.com

Lender:	Calmwater Capital 3, LLC
11755 Wilshire Blvd., Suite 1400
Los Angeles, California 90025
Attention: Larry Grantham
Email: larry@karlinre.com

With a copy to:	Safarian, Choi & Bolstad LLP
555 South Flower St., Suite 650
Los Angeles, California 90071
Attention: Alex Choi
Email: achoi@safarianchoi.com
Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of fifteen (15) days’ notice to the other party in the manner set forth hereinabove. Borrower shall forward to Lender, without delay, any notices, letters or other communications delivered to the Property or to Borrower naming Lender, "Lender" or any similar designation as addressee, or which is reasonably likely to affect the ability of Borrower to perform its obligations to Lender under the Loan Documents.
12.5    ATTORNEY-IN-FACT. Borrower hereby irrevocably appoints and authorizes Lender, as Borrower’s attorney‑in‑fact, which agency is coupled with an interest, to execute and/or record in Lender’s or Borrower’s name any notices, instruments or documents that Lender deems appropriate to protect Lender’s interest under any of the Loan Documents.

12.6    ACTIONS. Borrower agrees that Lender, in exercising the rights, duties or liabilities of Lender or Borrower under the Loan Documents, may commence, appear in or defend any action or proceeding purporting to affect the Property, the Improvements, or the Loan Documents and Borrower shall promptly reimburse Lender upon written demand for all such out-of-pocket expenses so incurred or paid by Lender, including, without limitation, reasonable attorneys’ fees and expenses and court costs.
12.7    RIGHT OF CONTEST. Borrower may contest in good faith any claim, demand, lien, levy or assessment by any person other than Lender which would constitute an Event of Default if: (a) Borrower pursues the contest diligently, in a manner which Lender determines is not prejudicial to Lender, and does not impair the rights of Lender under any of the Loan Documents; and (b) Borrower deposits with Lender any funds or other forms of assurance which Lender in good faith reasonably determines from time to time appropriate to protect Lender from the consequences of the contest being unsuccessful. Borrower’s compliance with this Section 12.7 shall operate to prevent such claim, demand, levy or assessment from becoming an Event of Default.
12.8    RELATIONSHIP OF PARTIES. The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any third party with respect to the Property or Improvements, except as expressly provided in this Agreement and the other Loan Documents.
12.9    DELAY OUTSIDE LENDER’S CONTROL. Lender shall not be liable in any way to Borrower or any third party for Lender’s failure to perform or delay in performing under the Loan Documents (and Lender may suspend or terminate all or any portion of Lender’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock‑out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Lender deemed probable), or from any Act of God or other cause or event beyond Lender’s control.
12.10    ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT. If any attorney is engaged by Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Event of Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of the Borrower, then Borrower shall immediately pay to Lender, upon demand, the amount of all attorneys’ fees and expenses and all costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.
12.11    IMMEDIATELY AVAILABLE FUNDS. Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Lender shall be payable only in United States currency, immediately available funds.

12.12    LENDER’S CONSENT. Wherever in this Agreement there is a requirement for Lender’s consent, determination and/or a document to be provided or an action taken "to the satisfaction of Lender", except as otherwise expressly set forth herein, it is understood by such phrase that Lender shall exercise its consent, right or judgment in its sole and absolute discretion.
12.13    LOAN SALES AND PARTICIPATIONS; DISCLOSURE OF INFORMATION. Borrower agrees that Lender may elect, at any time, to sell, assign or grant participations in all or any portion of its rights and obligations under the Loan Documents, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities, at Lender’s sole discretion ("Participant"). Borrower further agrees that Lender may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lender with respect to: (a) the Property and Improvements and its operation; (b) any party connected with the Loan (including, without limitation, Borrower, any Person having any interest, whether direct or indirect, in Borrower, any constituent partner or member of Borrower, and any Guarantor); and/or (c) any lending relationship other than the Loan which Lender may have with any party connected with the Loan. In the event of any such sale, assignment or participation, Lender and the parties to such transaction shall share in the rights and obligations of Lender as set forth in the Loan Documents only as and to the extent they agree among themselves. In connection with any such sale, assignment or participation, Borrower further agrees that the Loan may be split into two or more loans with the economic terms materially the same as provided herein and in the other Loan Documents, the Loan Documents shall be sufficient evidence of the obligations of Borrower to each purchaser, assignee, or participant, and upon written request by Lender, Borrower shall enter into such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment or participation. The indemnity obligations of Borrower under the Loan Documents shall also apply with respect to any Participant.
Without limitation of the foregoing, Borrower acknowledges that Lender may effectuate one or more Secondary Market Transactions (as defined below). Borrower shall cooperate in all respects with Lender in effecting any such Secondary Market Transaction and shall cooperate in all respects to implement all requirements imposed by any Investment Party or Rating Agency (each as defined below) involved therein, including, without limitation, amendments to Borrower’s organizational documents and/or the obligations evidenced by each Note and this Agreement and secured by the Security Instrument, and modifications to any Loan Documents, provided however that such shall not materially increase Borrower’s obligations or liabilities under this Agreement or the other Loan Documents. Borrower shall provide such information and documents relating to Borrower, any Guarantor, the Property and any tenants as Lender may reasonably request in connection with such Secondary Market Transaction, including, without limitation, non-consolidation, Delaware and other customary opinions. Borrower shall make available to Lender all information concerning its business and operations that Lender may reasonably request pursuant to the terms of the Loan Documents. Lender shall be permitted to share all information provided in connection with the Loan with the Investment Parties, Rating Agencies, investment banking firms, accounting firms, law firms and other third-party advisory firms involved with the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided to Lender in connection with the Loan may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus potential Investment Parties may also see some or all of the information with respect to the Loan, any Guarantor, the Property, Borrower and the holders of direct or indirect interests in Borrower. Borrower irrevocably waives any and all rights it may have under any Applicable Laws (including, without limitation, any right of privacy) to prohibit such disclosure. Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Borrower. Except to the extent due solely to Lender’s willful misconduct or gross negligence, Borrower hereby indemnifies Lender as to any losses, claims, damages or liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the information provided by or on behalf of Borrower, or arise out of or are based upon the omission or alleged omission by Borrower to state therein a material fact required to be stated in such information, or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading. Lender may publicize the existence of the Loan or Borrower’s obligations under the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development. As used herein, the following terms shall have the following meanings: (x) “Secondary Market Transaction” shall be (1) any sale of the Security Instrument, this Agreement, any Note and other Loan Documents to one or more investors as a whole loan, (2) a participation of the Loan or Borrower’s obligations under the Loan to one or more investors, (3) a securitization of the Loan, (4) any other sale or transfer of the Loan or Borrower’s obligations under the Loan or any interest therein to one or more investors; (y) “Rating Agency” shall mean any nationally-recognized statistical rating organization that has been designated by Lender to provide, or that provides, a rating on Borrower, the Loan or any securities evidencing an interest in, inter alia, a trust or other entity which is the holder of any Note; and (z) “Investment Party” shall mean any actual or potential purchaser, transferee, assignee, servicer, participant or investor in a Secondary Market Transaction.
12.14    RESERVED.
12.15    LENDER’S AGENTS. Lender may designate an agent or independent contractor to exercise any of Lender’s rights under this Agreement and any of the other Loan Documents. Any reference to Lender in any of the Loan Documents shall include Lender’s agents, employees or independent contractors.
12.16    TAX SERVICE. Lender is authorized to secure, at Borrower’s expense, a tax service contract with a third party vendor which shall provide tax information on the Property and Improvements satisfactory to Lender.
12.17    WAIVER OF RIGHT TO TRIAL BY JURY; JUDICIAL REFERENCE IN THE EVENT OF JURY TRIAL WAIVER UNENFORCEABILITY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT

EXECUTED OR DELIVERED IN CONNECTION THEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY. THE PARTIES HERETO HEREBY AGREE THAT THE PROVISIONS CONTAINED HEREIN HAVE BEEN FAIRLY NEGOTIATED ON AN ARMS-LENGTH BASIS, WITH BOTH SIDES AGREEING TO THE SAME KNOWINGLY AND BEING AFFORDED THE OPPORTUNITY TO HAVE THEIR RESPECTIVE LEGAL COUNSEL CONSENT TO THE MATTERS CONTAINED HEREIN. ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY AND THE AGREEMENTS CONTAINED HEREIN REGARDING THE APPLICATION OF JUDICIAL REFERENCE IN THE EVENT OF THE INVALIDITY OF SUCH JURY TRIAL WAIVER.
12.18    SEVERABILITY. If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents; provided, however, that if the rate of interest or any other amount payable under the Note or this Agreement or any other Loan Document, or the right of collectability therefor, are declared to be or become invalid, illegal or unenforceable, Lender’s obligations to make advances under the Loan Documents shall not be enforceable by Borrower.
12.19    HEIRS, SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided under the terms and conditions of this Agreement, the terms of the Loan Documents shall bind and inure to the benefit of the heirs, successors and assigns of the parties.
12.20    TIME. Time is of the essence of each and every term of this Agreement.
12.21    HEADINGS. All article, section or other headings appearing in this Agreement and any of the other Loan Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.
12.22    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA.
12.23    INTEGRATION; INTERPRETATION. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.
12.24    JOINT AND SEVERAL LIABILITY. Except for the Guarantor, the liability of all persons and entities obligated in any manner under this Agreement and any of the Loan Documents shall be joint and several.
12.25    COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages. Facsimile and other electronically transmitted signatures shall serve as the functional equivalent of manually executed signatures for all purposes.
12.26    CONFIDENTIALITY AND PUBLICITY.
(a)    Borrower hereby agrees that Lender or any Affiliate of Lender may (i) disclose a general description of transactions arising under the Loan Documents for advertising, marketing or other similar purposes, (ii) use Borrower’s or any Guarantor’s names, logos or other indicia germane to such parties in connection with such advertising, marketing or other similar purposes and (iii) disclose any and all information concerning the Loan Documents, as well as any information regarding the Borrower or any Guarantor and their operations, received by Lender in connection with the Loan Documents required by its lenders or funding or financing sources
(b)    Borrower agrees, and agrees to cause each of its Affiliates, (i) not to transmit or disclose provision of any Loan Document to any Person (other than to Borrower’s advisors and officers on a need-to-know basis) without Lender’s prior written consent, (ii) to inform all Persons of the confidential nature of the Loan Documents and to direct them not to disclose the same to any other Person and to require each of them to be bound by these provisions. Borrower agrees to submit to Lender and Lender reserves the right to review and approve all materials that Borrower or any of its Affiliates prepares that contain Lender’s name or describe or refer to any Loan Document, any of the terms thereof or any of the transactions contemplated thereby. Borrower shall not, and shall not permit any of its Affiliates to, use Lender’s name (or the name of any of Lender’s Affiliates) in connection with any of its business operations, including without limitation, advertising, marketing or press releases or such other similar purposes, without Lender’s prior written consent. Nothing contained in any Loan Document is intended to permit or authorize Borrower or any of its Affiliates to contract on behalf of Lender.

(c)    Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower, (h) in connection with any Secondary Market Transaction, or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Lender or its Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower or any Guarantor relating to the Borrower or any Guarantor or any of their respective businesses, other than any such information that is available to Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
12.27    BROKERS. Except for Daniel MacDonnell of Cushman &Wakefield, Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower shall indemnify, defend and hold Lender harmless for, from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein, regardless of whether caused in whole or in part by the negligence or strict liability of Lender. The provisions of this Section 12.27 shall survive the expiration and termination of this Agreement and the payment of the Loan.
12.28    OFFSETS AND COUNTERCLAIMS. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, including any servicer of Borrower, or otherwise offset any obligations to make payments required under the Loan Documents.
12.29    REMEDIES OF BORROWER. If a claim or adjudication is made that Lender or any of its agents, including any servicer of Borrower, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents, including any servicer of Borrower, shall be liable for any monetary damages, and Borrower’s sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Borrower specifically waives any claim against Lender and its agents, including any servicer of Borrower, with respect to actions taken by Lender or its agents on Borrower’s behalf, other than any such claim arising from the gross negligence or willful misconduct of Lender or such agent.
12.30    PRINCIPLES OF CONSTRUCTION. Unless otherwise specifically provided, (a) all references to sections and schedules are to those in this Agreement or the other applicable Loan Document, as the context requires, (b) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement or the other applicable Loan Document, as the context requires, as a whole and not to any particular provision, (c) all definitions are equally applicable to the singular and plural forms of the terms defined, (d) the word "including" means "including but not limited to," (e) accounting terms not specifically defined herein shall be construed in accordance with GAAP, (f) the word "Property" shall be deemed followed by the words "or any part thereof," (g) the term "knowledge" of a Person shall mean the actual knowledge of such Person, after having made due inquiry and investigation and (h) whenever pursuant to this Agreement or any agreement, instrument or document contemplated herein, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory or acceptable to Lender or is to be in Lender’s discretion, the decision of Lender to approve or disapprove, to consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender’s discretion shall (unless otherwise expressly provided) be in the sole and absolute discretion of Lender and shall be final and conclusive.
12.31    INCORPORATION BY REFERENCE. Each of Borrower and Lender acknowledge and agree that it is obligated and bound by the terms and conditions of each of the Loan Documents, as applicable, as if the same were fully incorporated herein.

[SIGNATURE PAGE FOLLOWS]

Exhibit 10.1

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date appearing on the first page of this Agreement.

[SIGNATURE PAGE TO LOAN AGREEMENT]

LENDER:

CALMWATER CAPITAL 3, LLC, a California
limited liability company

By:	/s/David Cohen
Name:	David Cohen
Title:	Authorized Agent

“BORROWER”

L’AUBERGE NEWCO, LLC,
a Delaware limited liability company

By:	IMH Financial Corporation,
a Delaware corporation
its Sole Member

By:	/s/ Lawrence D. Bain
Name:	Lawrence D. Bain
Title:	Chairman & CEO

ORCHARDS NEWCO, LLC,
a Delaware limited liability company

By:	IMH Financial Corporation,
a Delaware corporation
its Sole Member

By:	/s/ Lawrence D. Bain
Name:	Lawrence D. Bain
Title:	Chairman & CEO

Exhibit 10.1

EXHIBIT A-1

DESCRIPTION OF L’AUBERGE PROPERTY
ALL THAT CERTAIN LAND SITUATED IN THE STATE OF ARIZONA, COUNTY OF COCONINO, AND DESCRIBED AS FOLLOWS:
PARCEL 1

A parcel of land situated in the West Half of Section 8, Township 17 North, Range 6 East of the Gila and Salt River Base and Meridian, Coconino County, Arizona, being more particularly described as follows:

COMMENCING at the West Quarter corner of said Section 8 as marked by a G.L.O. brass capped pipe under drain cover in sidewalk and from which the Southwest corner of said Section 8, as marked by a B.L.M. brass capped pipe in cairn, lies South 01°42'03" East (basis of bearings for this description) a distance of 2,621.04 feet;

THENCE from said West Quarter corner North 12°54'17" East (North 12°27'33" East rec.) a distance of 76.90 (76.90 rec.) feet to a point on the Southeasterly right of way line of Arizona State Highway 89-A;

THENCE Northeasterly along said Southeasterly right of way line being a non-tangent curve concave to the Southeast having a radius of 2,150.00 (2,150.00 rec.) feet, chord bearing of North 23°04'02" East and central angle of 05°24'36" (05°24'18" rec.) an arc distance of 203.00 (203.00 rec.) feet to the position of a previously set cotton picker spindle with brass tag stamped "LS 14184";

THENCE continuing Northeasterly along said Southeasterly right of way line being a curve concave to the Southeast having a radius of 2,150.00 (2,150.00 rec.) feet, chord bearing of North 26°36'58" East a central angle of 01°41'17" (01°41'39" rec.) an arc distance of 63.35 (63.57 rec.) feet to the position of a previously set chiseled “+” in concrete;

THENCE departing said Southeasterly right of way line of Arizona State Highway 89-A, South 89° 51' 31" East (North 89° 42' 07" East rec.) a distance of 3.74 feet to a ½ inch re-bar with cap stamped "LS 14184" found as previously set on the Northeasterly line of that certain tract of land acquired by the City of Sedona in December 2005 and described in Instrument No. 2005-3361777 of the Coconino County Recorder's Office in Coconino County, Arizona;

THENCE along the North line of the Orchards/L'Auberge parcel, South 89° 51' 31" East (North 89° 42' 07" East rec.) a distance of 212.10 feet to a ½ inch re-bar with cap stamped "LS 14184" (found as previously set);

THENCE along the Northerly line of the Orchards/L'Auberge parcel, South 40°28'17" East (South 41°45'00" East rec.) a distance of 62.25 feet to the POINT OF BEGINNING;

Exhibit A-1

THENCE South 40°28'17" East (South 41°45'00" East rec.) a distance of 47.00 feet to a ½ inch re-bar with brass tag stamped "LS 14184" (found as previously set);

THENCE North 38°57'49" East (North 38°15'00" East rec.) a distance of 150.75 (152.00 rec.) feet to a ½ inch re-bar with brass tag stamped "LS 14184 (found as previously set);

THENCE South 50°57'03" East (South 51°45'00" East rec.) a distance of 82.00 (82.00 rec.) feet to a ½ inch re-bar with brass tag stamped "LS 14184" (found as previously set);

THENCE North 57°27'57" East (North 56°40'00" East rec.) a distance of 26.55 (26.55 rec.) feet to a ½ inch re-bar with brass tag stamped "LS 14184" (found as previously set);

THENCE South 32°32'03" East (South 33°20'00" East rec.) a distance of 523.60 (542.50 rec.) feet to a point in Oak Creek that lies on the Northwesterly boundary of the "Brewer Tract" described in Docket 510, Page 496 of the Coconino County Recorder's Office and from which a ½ inch re-bar with cap stamped "LS 14184", previously set as a witness corner, lies North 32º 32'03” West, a distance of 100.00 feet;

THENCE South 51°44'33" West (no rec.), a distance of 6.59 (no rec.) feet to the Westerly corner of said "Brewer Tract" being a point in Oak Creek;

THENCE South 54°01'27" East (no rec.) a distance of 19.52 (no rec.) feet along the Southwesterly boundary of said "Brewer Tract" to a point in Oak Creek;

THENCE South 52°31'27" West (South 51°43'30" West rec.) a distance of 11.99 (11.40 rec.) feet to a point in Oak Creek;

THENCE along the Southerly boundary of “Parcel 1B” as shown and described on that certain ALTA/ACSM Land Title Survey map recorded as instrument number 3490268 in the Official Records of Coconino County, South 69°02'57" West a distance of 134.25 feet to the most Northerly corner of the Weckerly parcel as described in Dkt. 1525, Pgs. 007-009 of the Coconino County Recorder's Office;

THENCE along a prolongation of the Northeasterly boundary of said Weckerly parcel, North 54°01'29" West a distance of 23.88 feet, more or less, to the centerline of Oak Creek as it may exist from time to time in the future;

THENCE along said centerline of Oak Creek, as it may exist from time to time in the future, an approximate bearing of South 65°34'01" West a distance of 111.83 feet, more or less;

THENCE continuing along said centerline of Oak Creek, as it may exist from time to time in the future, an approximate bearing of South 69°31'14" West a distance of 163.52 feet, more or less, to the intersection of said centerline of Oak Creek with the Northwesterly prolongation of the Southwesterly boundary of the Miller parcel as described in Dkt. 1478, Pgs. 378 & 378A of the Coconino County Recorder's Office;

THENCE in a reversed direction of said Northwesterly prolongation of the Southwesterly boundary of the Miller parcel, South 38°15'58" East a distance of 98.08 feet, more or less, to said Southerly boundary of “Parcel 1B”;

THENCE along said Southerly boundary of “Parcel 1B”, South 63°20'02" West (South 62°02'45" West rec.) a distance of 579.51 feet to a point in Oak Creek that is on the West line of said Section 8 and lies South 01"42'03" East a distance of 624.60 feet from said West Quarter corner of Section 8;

THENCE North 01°42'03" West (North 02°30'00" West rec.) a distance of 447.60 (447.60 rec.) feet along said West line of Section 8 to a ½ inch re-bar with brass tag stamped "PE 2924" (found as previously found);

THENCE North 38°37'57" East (North 37°50'00" East rec.) a distance of 207.55 feet to a ½ inch re-bar with cap stamped "LS 14184" (found as previously set);

THENCE North 38°09'30" East (North 37°50'00" East rec.) a distance of 109.23 feet to a ½ inch re-bar with cap stamped "LS 14184" (found as previously set);

THENCE North 49°44'02" East a distance of 94.50 feet;

THENCE North 37°42'35" East a distance of 174.72 feet to the POINT OF BEGINNING.

PARCEL 2

An easement for ingress, egress and public utilities created by instrument recorded December 22, 1982, in Docket 911, Page 206, records of Coconino County, Arizona, described as follows:

A strip of land 33.00 feet wide situated in the Southeast Quarter of Section 7, Township 17 North, Range 6 East of the Gila and Salt River Meridian, Coconino County, Arizona, being more particularly defined as lying 16.50 feet on each side of the following described center line:

COMMENCING at the East Quarter corner of said Section 7 as marked by a G.L.O. brass capped pipe under drain cover in sidewalk and from which the Southeast corner of said Section 7 as marked by a B.L.M. brass capped pipe, lies South 0l°42'03" East (basis of bearings for this description) a distance of 2621.04 feet;

THENCE South 0l°42'03" East (South 02°30'00" East rec.) a distance of 261.40 (261.4 rec.) feet along the East line of said Southeast Quarter of Section 7 to the POINT OF BEGINNING of this center line (side lines of this strip of land begin on said East line);

THENCE South 28°37'57" West (South 27°50'00" West rec.) a distance of 500.20 (500.2 rec.) feet;

THENCE South 37°53'57" West (South 37°06'00" West rec.) a distance of 330.00 (330.00 rec.) feet to the terminus of this center line;

EXCEPTING THEREFROM all that portion thereof lying within the right-of-way of Arizona Highway 89-A.

PARCEL 3

A perpetual, non-exclusive easement for ingress and egress as set forth in that certain easement agreement recorded April 25, 2002 in instrument number 2002-3138455 and re-recorded July 18, 2005 in instrument number 2005-3332653 of Official Records, Coconino County, Arizona.

PARCEL 4

A parcel of land being a portion of the "PACINI TRACT" described as Parcel II in Docket 1711, Pages 863 and 864 of the Coconino County Recorder's Office and situated in the West half of Section 8, Township 17 North, Range 6 East of the Gila and Salt River Meridian in Coconino County, Arizona, said parcel being more particularly described as follows:

COMMENCING at the West quarter corner of said Section 8, as marked by a G.L.O. brass cap under drain cover in sidewalk, from which the Southwest corner of said Section 8, as marked by a B.L.M. brass capped pipe, lies S 01°42'03" E (Basis of Bearings for this description) a distance of 2,621.04 feet;

THENCE from said West quarter corner, N 21°27'04" E a distance of 342.00 feet (N 20°32' E, 342' rec.) to the position of a previously set chiseled "+" in concrete on the Southeasterly right-of-way line of Arizona Highway 89-A;

THENCE departing said Southeasterly right-of-way line of Arizona Highway 89-A, S 89°51'31" E a distance of 215.82 feet (N 89°10' E, 217.50' rec.) to a ½" re-bar with plastic cap stamped "LS 14184" (found as previously set);

THENCE S 40°28'17" E a distance of 109.25 feet (S 41°45' E, 110.77' rec.) to a ½" re-bar with brass tag stamped "LS 14184" (found as previously set);

THENCE N 38°57'49" E a distance of 150.75 feet (N 38°15' E, 152.0' rec.) to a ½" re-bar with brass tag stamped "LS 14184" found as previously set at a corner of said "PACINI TRACT";

THENCE along the boundary of said "PACINI TRACT", S 50°57'03" E a distance of 82.00 feet (same as rec.) to a ½" re-bar with brass tag stamped "LS 14184" found as previously set at a corner thereof;

THENCE continuing along the boundary of said "PACINI TRACT", N 57°27'57" E a distance of 26.55 feet (same as rec.) to a ½" re-bar with brass tag stamped "LS 14184" found as previously set at a corner thereof;

THENCE continuing along the boundary of said "PACINI TRACT" S 32°32'03" E a distance of 5.00 feet to a ½" re-bar with plastic cap stamped "LS 14184" found as previously set at the POINT OF BEGINNING;

THENCE N 57°27'57" E a distance of 58.00 feet to a concrete nail with brass tag stamped "LS 14184" (found as previously set);

THENCE N 89°27'57" E a distance of 35.39 feet to a ½" re-bar with cap stamped "LS 14184" (found as previously set);

THENCE S 00°32'03" E a distance of 163.25 feet to the position of a previously set nail with brass tag stamped "LS 14184";

THENCE S 32°32'03" E a distance of 215.13 feet ½" re-bar with cap stamped "LS 14184" (found as previously set);

THENCE S 31°56'49" E a distance of 146.28 feet to a point on the Northwesterly boundary of the "BREWER TRACT" as described in Docket 510, Page 496 of the Coconino County Recorder's Office, at the Southwest corner of the said "PACINI TRACT", and from which a ½" re-bar with cap stamped "LS 14184" (found as previously set as a witness corner) bears N 32°32'03" W a distance of 100.00 feet;

THENCE along the Westerly boundary of the said "PACINI TRACT", N 32°32'03" W a distance of 518.60 feet to the POINT OF BEGINNING.

Exhibit 10.1

EXHIBIT A-2

DESCRIPTION OF ORCHARDS PROPERTY
ALL THAT CERTAIN LAND SITUATED IN THE STATE OF ARIZONA, COUNTY OF COCONINO, AND DESCRIBED AS FOLLOWS:
PARCEL 5

A parcel of land situated in the West Half of Section 8, Township 17 North, Range 6 East of the Gila and Salt River Meridian, Coconino County, Arizona, being more particularly described as follows:

COMMENCING at the West Quarter corner of said Section 8 as marked by a G.L.O. brass capped pipe under drain cover in sidewalk and from which the Southwest corner of said Section 8, as marked by a B.L.M. brass capped pipe in cairn, lies South 01°42'03" East (basis of bearings for this description) a distance of 2,621.04 feet;

THENCE from said West Quarter corner North 12°54'17" East (North 12°27'33" East rec.) a distance of 76.90 (76.90 rec.) feet to a point on the Southeasterly right of way line of Arizona State Highway 89-A;

THENCE Northeasterly along said Southeasterly right of way line being a non-tangent curve concave to the Southeast having a radius of 2,150.00 (2,150.00 rec.) feet, chord bearing of North 23°04'02" East and central angle of 05°24'36" (05°24'18" rec.) an arc distance of 203.00 (203.00 rec.) feet to the position of a previously set cotton picker spindle with tag stamped "LS 14184";

THENCE departing said Southeasterly right of way line of Arizona State Highway 89-A, South 65° 25' 03" East a distance of 11.73 feet to the POINT OF BEGINNING which lies on the Southeasterly line of that certain tract of land acquired by the City of Sedona in December 2005 and described in Instrument No. 2005-3361777 of the Coconino County Recorder's Office in Coconino County, Arizona;

THENCE along said Southeasterly line, North 24º 46' 32" East a distance of 23.47 feet;

THENCE continuing along said Southeasterly line, North 21º 21' 48" East a distance of 3.63 feet;

THENCE continuing along said Southeasterly line, North 20º 52' 26" West a distance of 8.33 feet;

THENCE continuing along said Southeasterly line, North 69º 07' 34" East a distance of 1.00 foot;

THENCE continuing along said Southeasterly line, North 19º 27' 50" West a distance of 6.81 feet;

THENCE continuing along said Southeasterly line, North 26º 18' 08" East a distance of 19.54 feet;

THENCE continuing along said Southeasterly line, South 62º 51' 12" East a distance of 4.07 feet;

THENCE continuing along said Southeasterly line, North 23º 53' 25" East a distance of 6.93 feet;

Exhibit A-2

THENCE continuing along said Southeasterly line of that tract of land acquired by the City of Sedona in December 2005, North 62º 35' 35" West a distance of 0.55 feet to the North line of the Orchards/L'Auberge parcel;

THENCE along said North line of the Orchards/L'Auberge parcel, South 89° 51' 31" East (North 89° 42' 07" East rec.) a distance of 212.10 feet to a 1/2 inch rebar with cap stamped "LS 14184" found as previously set;

THENCE South 40°28'17" East (South 41°45'00" East rec.) a distance of 62.25 feet;

THENCE South 37º 42' 35" West a distance of 174.72 feet;

THENCE South 49º 44' 02" West a distance of 94.50 feet to a 1/2 inch rebar with cap stamped "LS 14184" found as previously set;

THENCE North 31°49'11" West (North 32°21'20" West rec.) a distance of 114.47 (113.94 rec.) feet to a 1/2 inch rebar with cap stamped "LS 14184" found as previously set;

THENCE North 22°35'10" East (North 24°24'07" East rec.) a distance of 66.04 (65.00 rec.) feet to a concrete nail with brass tag stamped "LS 14184" found as previously set;

THENCE North 65°25'03" West (North 65°34'02" West rec.) a distance of 65.96 feet to the POINT OF BEGINNING.

PARCEL 6

An easement for overhead canopies and other purposes by or pursuant to that certain Special Warranty Deed (In Lieu of Condemnation) recorded December 27, 2005, in Document No. 3361777, Official Records of Coconino County, Arizona.

Exhibit 10.1

EXHIBIT A-3

DESCRIPTION OF ORCHARDS SUBLEASES

1.
That certain Lease of a forty (40) unit hotel property dated as of March 13, 2009, by and between Canyon Portal and Orchards Annex, LLC, an Arizona limited liability company (“Original Orchards Annex Lessee”), as amended by that certain Amendment to Lease dated as of July 1, 2011, by and between Canyon Portal and Original Orchards Annex Lessee, as further amended by that certain Second Amendment to Lease dated as of May 14, 2013, by and between Canyon Portal and Original Orchards Annex Lessee, as assigned to Orchards pursuant to that certain Assignment and Assumption of Lease and Consent to Assignment and Assumption of Lease dated as of May 14, 2013, by and between Original Orchards Annex Lessee and Orchards, and consented to by Canyon Portal (the “Orchards Annex Lease”) [Affects Parcels 8, 9 and 10 on Exhibit A-4];

2.
That certain Lease for Parking Spaces dated as of January 1, 2012, by and between Canyon Portal and Orchards Inn & Restaurant LLC, an Arizona limited liability company (“Original Orchards Parking Lessee”), as amended by that certain Amendment to Lease dated as of May 1, 2012, by and between Canyon Portal and Original Orchards Parking Lessee, as further amended by that certain Second Amendment to Lease dated as of May 14, 2013, by and between Canyon Portal and Original Orchards Parking Lessee, as assigned to Orchards pursuant to that certain Assignment and Assumption of Lease and Consent to Assignment and Assumption of Lease dated as of May 14, 2013, by and between Original Orchards Annex Lessee and Orchards, and consented to by Canyon Portal (the “Orchards Parking Lease”) [Affects Parcels 12, 13, and 14 on Exhibit A-4];

3.
That certain Lease for five (5) hotel room units dated as of April 1, 2012, by and between Canyon Portal and L’Auberge Orchards LLC, an Arizona limited liability company (“Original L’Auberge Lessee”), as amended by that certain Amendment to Lease dated as of May 14, 2013, by and between Canyon Portal and Original L’Auberge Lessee, as assigned to Orchards pursuant to that certain Assignment and Assumption of Lease and Consent to Assignment and Assumption of Lease dated as of May 14, 2013, by and between Original L’Auberge Lessee and Orchards, and consented to by Canyon Portal (the “Temporary Housing Lease”) [Affects Parcel 11 on Exhibit A-4]; and

4.
That certain Lease of 174 square feet dated as of April 1, 2010, by and between Canyon Portal and Original L’Auberge Lessee, as amended by that certain First Amendment to Lease dated as of February 1, 2011, by and between Canyon Portal and Original L’Auberge Lessee, as further amended by that certain Second Amendment to Lease dated as of May 14, 2013, by and between Canyon Portal and Original L’Auberge Lessee, as assigned to Orchards pursuant to that certain Assignment and Assumption of Lease and Consent to Assignment and Assumption of Lease dated as of May 14, 2013, by and

Exhibit A-3

between Original L’Auberge Lessee and Orchards, and consented to by Canyon Portal [Affects Parcel 7 on Exhibit A-4].

Exhibit A-3

Exhibit 10.1

EXHIBIT A-4

DESCRIPTION OF GROUND LEASE PARCEL

PARCEL 7 (I.T. EQUIPMENT ROOM):
A parcel of land situated in the Northwest quarter of Section 8, Township 17 North, Range 6 East of the Gila and Salt
River Meridian in Coconino County, Arizona, being more particularly described as follows:
Commencing at the West quarter corner of said Section 8, as marked by a G.L.O. brass cap under drain cover in sidewalk, from which the Southwest corner of said Section 8, as marked by a B.L.M. brass capped pipe, lies S01°42'03"E (Basis of Bearings for this description) a distance of 2,621.04 feet;
THENCE from said West quarter corner, N21°27'04"E a distance of 342.00 feet to West corner of the Canyon Portal property that lies on the Southeasterly right-of-way line of Arizona State Route 89A;
THENCE N74°53'13"E a distance of 103.87 feet to the POINT OF BEGINNING;
THENCE S56°33'53"E a distance of 8.00 feet;
THENCE S33°26'07"W a distance of 22.14 feet;
THENCE N89°41'47"W a distance of 9.55 feet;
THENCE N33°26'07"E a distance of 27.36 feet to the POINT OF BEGINNING.

Exhibit A-4

PARCEL 8 (ORCHARDS ANNEX BUILDING “A”):
A parcel of land situated in the Northwest quarter of Section 8, Township 17 North, Range 6 East of the Gila and Salt River Meridian in Coconino County, Arizona, being more particularly described as follows:
Commencing at the West quarter corner of said Section 8, as marked by a G.L.O. brass cap under drain cover in sidewalk, from which the Southwest corner of said Section 8, as marked by a B.L.M. brass capped pipe, lies S01°42'03"E (Basis of Bearings for this description) a distance of 2,621.04 feet;
THENCE from said West quarter corner, N21°27'04"E a distance of 342.00 feet to West corner of the Canyon Portal property that lies on the Southeasterly right-of-way line of Arizona State Route 89A;
THENCE N67°01'52"E a distance of 426.86 feet to the POINT OF BEGINNING;
THENCE S56°17'32"E a distance of 37.30 feet;
THENCE S33°42'28"W a distance of 14.70 feet;
THENCE S56°17'32"E a distance of 8.10 feet;
THENCE S33°42'28"W a distance of 62.40 feet;
THENCE N56°17'32"W a distance of 50.00 feet;
THENCE N33°42'28"E a distance of 62.30 feet;
THENCE S56°17'32"E a distance of 4.60 feet;
THENCE N33°42'28"E a distance of 14.80 feet to the POINT OF BEGINNING.

Exhibit A-4

PARCEL 9 (ORCHARDS ANNEX BUILDING “B”):
A parcel of land situated in the Northwest quarter of Section 8, Township 17 North, Range 6 East of the Gila and Salt River Meridian in Coconino County, Arizona, being more particularly described as follows:
Commencing at the West quarter corner of said Section 8, as marked by a G.L.O. brass cap under drain cover in sidewalk, from which the Southwest corner of said Section 8, as marked by a B.L.M. brass capped pipe, lies S01°42'03"E (Basis of Bearings for this description) a distance of 2,621.04 feet;
THENCE from said West quarter corner, N21°27'04"E a distance of 342.00 feet to West corner of the Canyon Portal property that lies on the Southeasterly right-of-way line of Arizona State Route 89A;
THENCE N77°31'12"E a distance of 296.27 feet to the POINT OF BEGINNING;
THENCE N33°26'55"E a distance of 44.70 feet;
THENCE S56°33'05"E a distance of 12.70 feet;
THENCE N33°26'55"E a distance of 8.20 feet;
THENCE S56°33'05"E a distance of 38.10 feet;
THENCE S33°26'55"W a distance of 67.10 feet;
THENCE N56°33'05"W a distance of 38.30 feet;
THENCE N33°26'55"E a distance of 14.20 feet;
THENCE N56°33'05"W a distance of 12.50 feet to the POINT OF BEGINNING.

Exhibit A-4

PARCEL 10 (ORCHARDS ANNEX BUILDING “C”):
A parcel of land situated in the Northwest quarter of Section 8, Township 17 North, Range 6 East of the Gila and Salt River Meridian in Coconino County, Arizona, being more particularly described as follows:
Commencing at the West quarter corner of said Section 8, as marked by a G.L.O. brass cap under drain cover in sidewalk, from which the Southwest corner of said Section 8, as marked by a B.L.M. brass capped pipe, lies S01°42'03"E (Basis of Bearings for this description) a distance of 2,621.04 feet;
THENCE from said West quarter corner, N21°27'04"E a distance of 342.00 feet to West corner of the Canyon Portal property that lies on the Southeasterly right-of-way line of Arizona State Route 89A;
THENCE N80°02'28"E a distance of 274.61 feet to the POINT OF BEGINNING;
THENCE S56°52'51"E a distance of 45.40 feet;
THENCE S33°07'09"W a distance of 76.10 feet;
THENCE N56°52'51"W a distance of 38.30 feet;
THENCE N33°07'09"E a distance of 5.70 feet;
THENCE N56°52'51"W a distance of 12.70 feet;
THENCE N33°07'09"E a distance of 55.70 feet;
THENCE S56°52'51"E a distance of 5.60 feet;
THENCE N33°07'09"E a distance of 14.70 feet to the POINT OF BEGINNING.

Exhibit A-4

PARCEL 11 (TEMPORARY HOUSING):
A parcel of land situated in the Northwest quarter of Section 8, Township 17 North, Range 6 East of the Gila and Salt River Meridian in Coconino County, Arizona, being more particularly described as follows:
Commencing at the West quarter corner of said Section 8, as marked by a G.L.O. brass cap under drain cover in sidewalk, from which the Southwest corner of said Section 8, as marked by a B.L.M. brass capped pipe, lies S01°42'03"E (Basis of Bearings for this description) a distance of 2,621.04 feet;
THENCE from said West quarter corner, N21°27'04"E a distance of 342.00 feet to West corner of the Canyon Portal property that lies on the Southeasterly right-of-way line of Arizona State Route 89A;
THENCE N59°47'28"E a distance of 330.63 feet;
THENCE N56°03'17"W a distance of 25.50 feet to the POINT OF BEGINNING (Point “A” for reference hereinafter);
THENCE N56°03'17"W a distance of 34.10 feet;
THENCE N33°56'43"E a distance of 18.84 feet;
THENCE S86°25'02"E a distance of 1.59 feet;
THENCE N03°34'58"E a distance of 5.00 feet;
THENCE S86°25'02"E a distance of 3.50 feet;
THENCE N03°34'58"E a distance of 50.13 feet;
THENCE S86°25'02"E a distance of 5.10 feet;
THENCE N03°34'58"E a distance of 5.02 feet to Point “B” for reference hereinafter;
THENCE S86°25'02"E a distance of 26.10 feet;
THENCE S03°34'58"W a distance of 33.00 feet to Point “C” for reference hereinafter;
THENCE S03°34'58"W a distance of 30.49 feet;
THENCE S56°03'17"E a distance of 1.10 feet;
THENCE S33°56'43"W a distance of 34.30 feet to the POINT OF BEGINNING.
EXCEPTING THEREFROM the following described two portions thereof that are on the bottom floor of a two story building:

Exhibit A-4

BEGINNING at Point “A” as referenced hereinbefore;
THENCE N56°03'17"W a distance of 24.90 feet;
THENCE N33°56'43"E a distance of 23.30 feet;
THENCE N03°34'58"E a distance of 0.80 feet;
THENCE S86°25'02"E a distance of 21.00 feet;
THENCE S03°34'58"W a distance of 0.35 feet;
THENCE S56°03'17"E a distance of 7.01 feet;
THENCE S33°56'43"W a distance of 34.30 feet to the POINT OF BEGINNING (Point “A”).
Beginning at Point “C” as referenced hereinbefore;
THENCE S03°34'58"W a distance of 17.70 feet;
THENCE N86°25'02"W a distance of 5.10 feet;
THENCE N03°34'58"E a distance of 17.70 feet;
THENCE S86°25'02"E a distance of 5.10 feet to the POINT OF BEGINNING (Point “C”).
AND FURTHER EXCEPTING THEREFROM the following described portion thereof that is on the top floor of said two story building:
BEGINNING at Point “B” as referenced hereinbefore;
THENCE S86°25'02"E a distance of 26.10 feet;
THENCE S03°34'58"W a distance of 34.15 feet;
THENCE N86°25'02"W a distance of 26.10 feet;
THENCE N03°34'58"E a distance of 34.15 feet to the POINT OF BEGINNING (Point “B”).

Exhibit A-4

PARCEL 12 (PARKING LEASEHOLD SITE NO. 1):
A parcel of land situated in the Northwest quarter of Section 8, Township 17 North, Range 6 East of the Gila and Salt River Meridian in Coconino County, Arizona, being more particularly described as follows:
Commencing at the West quarter corner of said Section 8, as marked by a G.L.O. brass cap under drain cover in sidewalk, from which the Southwest corner of said Section 8, as marked by a B.L.M. brass capped pipe, lies S01°42'03"E (Basis of Bearings for this description) a distance of 2,621.04 feet;
THENCE from said West quarter corner, N21°27'04"E a distance of 342.00 feet to West corner of the Canyon Portal property that lies on the Southeasterly right-of-way line of Arizona State Route 89A;
THENCE N65°24’08”E a distance of 429.98 feet to the POINT OF BEGINNING;
THENCE N32°17’00”E a distance of 27.00 feet;
THENCE S57°43’00”E a distance of 18.00 feet;
THENCE S32°17’00”W a distance of 27.00 feet;
THENCE N57°43’00”W a distance of 18.00 feet to the POINT OF BEGINNING.

Exhibit A-4

PARCEL 13 (PARKING LEASEHOLD SITE NO. 2):
A parcel of land situated in the Northwest quarter of Section 8, Township 17 North, Range 6 East of the Gila and Salt River Meridian in Coconino County, Arizona, being more particularly described as follows:
Commencing at the West quarter corner of said Section 8, as marked by a G.L.O. brass cap under drain cover in sidewalk, from which the Southwest corner of said Section 8, as marked by a B.L.M. brass capped pipe, lies S01°42'03"E (Basis of Bearings for this description) a distance of 2,621.04 feet;
THENCE from said West quarter corner, N21°27'04"E a distance of 342.00 feet to West corner of the Canyon Portal property that lies on the Southeasterly right-of-way line of Arizona State Route 89A;
THENCE N62°08’42”E a distance of 198.61 feet to the POINT OF BEGINNING;
THENCE N34°11’13”E a distance of 18.00 feet;
THENCE S55°48’47”E a distance of 36.00 feet;
THENCE S34°11’13”W a distance of 18.00 feet;
THENCE N55°48’47”W a distance of 36.00 feet to the POINT OF BEGINNING.

Exhibit A-4

PARCEL 14 (PARKING LEASEHOLD SITE NO. 3):
A parcel of land situated in the Northwest quarter of Section 8, Township 17 North, Range 6 East of the Gila and Salt River Meridian in Coconino County, Arizona, being more particularly described as follows:
Commencing at the West quarter corner of said Section 8, as marked by a G.L.O. brass cap under drain cover in sidewalk, from which the Southwest corner of said Section 8, as marked by a B.L.M. brass capped pipe, lies S01°42'03"E (Basis of Bearings for this description) a distance of 2,621.04 feet;
THENCE from said West quarter corner, N21°27'04"E a distance of 342.00 feet to West corner of the Canyon Portal property that lies on the Southeasterly right-of-way line of Arizona State Route 89A;
THENCE N73°08’07”E a distance of 158.27 feet to the POINT OF BEGINNING;
THENCE N33°52’16”E a distance of 18.00 feet;
THENCE S56°07’44”E a distance of 27.00 feet;
THENCE S33°52’16”W a distance of 18.00 feet;
THENCE N56°07’44”W a distance of 27.00 feet to the POINT OF BEGINNING.

Exhibit A-4

Exhibit 10.1

EXHIBIT A-5

DESCRIPTION OF L’AUBERGE LEASES

1.
That certain Lease For Parking Spaces dated as of January 1, 2012, by and between Sinagua and L’Auberge Orchards LLC, an Arizona limited liability company (“Original L’Auberge Lessee”), as amended by that certain Amendment to Lease dated as of May 1, 2012, by and between Sinagua and Original L’Auberge Lessee, as further amended by that certain Second Amendment to Lease dated as of May 14, 2013, by and between Sinagua and Original L’Auberge Lessee, as assigned to L’Auberge pursuant to that certain Assignment and Assumption of Lease and Consent to Assignment and Assumption of Lease dated as of May 14, 2013, by and between Original L’Auberge Lessee and L’Auberge, and consented to by Sinagua; and

2.
That certain Lease for Storage Space dated as of January 1, 2012, by and between Sinagua and Original L’Auberge Lessee, as amended by that certain Amendment to Lease dated as of May 1, 2012, by and between Sinagua and Original L’Auberge Lessee, as further amended by that certain Second Amendment to Lease dated as of May 14, 2013, by and between Sinagua and Original L’Auberge Lessee, as assigned to L’Auberge pursuant to that certain Assignment and Assumption of Lease and Consent to Assignment and Assumption of Lease dated as of May 14, 2013, by and between Original L’Auberge Lessee and L’Auberge, and consented to by Sinagua.

Exhibit A-5

Exhibit 10.1

EXHIBIT A-6

DESCRIPTION OF SINAGUA PARCELS

PARCEL NO. 1:

A parcel of land being a portion of the Northwest quarter of Section 8, Township 17 North, Range 6 East, of the Gila and Salt River Base and Meridian, Coconino County, Arizona, described as follows:

COMMENCING at the West quarter corner of said Section 8 as marked by a B.L.M. brass cap under a drain cover in sidewalk and from which the Southwest corner of said Section 8 as marked by a B.L.M brass capped iron pipe lies South 01°42'03" East (Basis of Bearings) a distance of 2,621.04 feet;

Thence from said West quarter corner of Section 8, North 30°07'59" East, a distance of 916.99 feet to a ½ inch rebar with plastic cap stamped "LS 14184", on the Southeasterly right-of-way line of Arizona State Highway 89A, said point being the TRUE POINT OF BEGINNING;

Thence Northeasterly along said Southeasterly right-of-way line of Arizona State Highway 89A being a non-tangent curve to the right with a radius of 2,150.00 feet, chord bearing of North 46°38’13” East a distance of 272.98 feet through a central angle of 07°16'47" an arc distance of 273.17 feet to a' inch rebar with plastic cap stamped “LS14184”;

Thence South 41°57'23" East, a distance of 29.20 feet to a concrete nail with brass tag stamped “LS14184”;
Thence continuing South 41°57'23" East, a distance of 3.86 feet to a ½ inch rebar with plastic cap stamped "LS14184";
Thence South 46°38'13" West, a distance of 42.83 feet to a ½ inch rebar with plastic cap stamped "LS14184";
Thence North 85°34'54" East, a distance of 93.69 feet to a ½ inch rebar with cap "LS 14184";
Thence South 12°45'42" East, a distance of 60.56 feet to a 1 ¼ inch pipe, with no identification;
Thence South 13°36'15" West, a distance of 21.07 feet to a ½ inch rebar, with no identification;
Thence South 18°11'28" West, a distance of 63.83 feet to a 1 ¼ inch pipe, with no identification;
Thence South 39°06'47" West, a distance of 66.31 feet to a ½ inch rebar with plastic cap stamped "RLS 15888";
Thence South 19°19'46” East, a distance of 49.71 feet to a ½ inch rebar with plastic cap;
Thence North 78°11'14” West, a distance of 56.00 feet to a 1/2 inch rebar with plastic cap "LS 14184";
Thence South 81°59’22” West, a distance of 81.56 feet to ½ inch rebar with plastic cap stamped “LS 14184”;
Thence South 56°57’39” West, a distance of 91.19 feet, to a ½ inch rebar with plastic cap stamped “LS 14184”;
Thence North 33°02’21” West, a distance of 140.07 feet to a ½ concrete nail with brass tag stamped “LS 14184”;
Thence North 21°24’00” West, a distance of 152.40 feet to the Point of Beginning.

Exhibit A-6

PARCEL NO. 2
An easement for ingress and egress, as granted in Instrument No. 00-3070064, over and across, the following described parcel:

That part of the Northwest quarter of Section 8, Township 17 North, Range 6 East of the Gila and Salt River Base and Meridian, Coconino County, Arizona, more particularly described as follows:

BEGINNING at a point on the Southeasterly line of Highway 89-A at a 5/8 inch iron rod marking the most Westerly corner of that parcel described in instrument recorded in Docket 188, page 467, records of Coconino County, Arizona, said point of beginning being Northerly, a distance of 994.44 feet and Easterly a distance of 672.96 feet from the West quarter corner of said Section 8;
Thence South 41°52'17" East, along the Southwesterly line of said parcel a distance of 155.05 feet to a ¾ inch pipe at the Southerly most corner of said parcel;
Thence South 30°30'45" East, a distance of 22.62 feet to a ½ inch rebar being an angle point in the Northwesterly line of that parcel described in Docket 141, page 257, records of Coconino County Arizona;
Thence South 47°50'15" West, along the Northwesterly line of said parcel, a distance of 18.85 feet;

Thence North 40°52'59" West, a distance of 178.27 feet to to the Southeasterly line of Highway 89-A, said point being on a curve concave to the Southeast having a radius of 2150.00 feet and a chord bearing of North 50°41’21” East;

Thence Northeasterly along said curve, an arc distance of 20.40 feet through a central angle of 00°32’37” to the Point of Beginning.

Exhibit A-6

Exhibit 10.1

EXHIBIT B

DOCUMENTS
1.    Loan Documents. The documents listed in this Section 1, and amendments, modifications and supplements thereto which have received the prior written consent of Lender, together with any documents executed in the future that are approved by Lender and that recite that they are "Loan Documents" for purposes of this Agreement are collectively referred to herein as the Loan Documents.
1.1    This Agreement.
1.2    The Promissory Note dated as of the date hereof, in the maximum principal amount of $50,000,000, made by Borrower payable to the order of Lender.
1.3    The Deed of Trust, Security Agreement and Financing Statement dated as of the date hereof, executed by Borrower, as Trustor, to the trustee named therein, for the benefit of Lender, as Beneficiary.
1.4    Uniform Commercial Code – National Financing Statement – Form UCC-1, showing Borrower, as debtor, and Lender, as secured party, to be filed with the Secretary of State of the State of Delaware.
1.5    Uniform Commercial Code – National Financing Statement – Form UCC-1, showing Borrower, as debtor, and Lender, as secured party, to be recorded in the Official Records.
1.6    Lockbox and Security Agreement dated as of the date hereof, executed by Borrower and Lender.
1.7    Assignment of Option Agreement dated as of the date hereof, executed by Borrower in favor of Lender.
1.8    Assignment of Leases and Rents dated as of the date hereof, executed by Borrower and Lender.
1.9    Assignment of Warranties and Other Contract Rights dated as of the date hereof, executed by Borrower and Lender.
1.10    Agreement of Ground Lessor and Ground Lessee between Lender, Borrower and Canyon Portal.
1.11    Blocked Account Control Agreement dated as of the date hereof, executed by U.S. Bank, Lender and L’Auberge.

Exhibit B

1.12    Blocked Account Control Agreement dated as of the date hereof, executed by U.S. Bank, Lender and Orchards.
1.13    Certificate Regarding Borrower Structure dated as of the date hereof, executed by Borrower.
1.14    Receipt and Closing Certificate dated as of the date hereof, executed by Borrower.
1.15    Indemnity and Guaranty Agreement dated as of the date hereof, executed by Guarantor in favor of Lender.
1.16    Hazardous Substances Indemnity Agreement dated as of the date hereof, executed by the Borrower and Guarantor in favor of Lender.
1.17    Collateral Assignment of Interest Rate Cap Agreement dated as of the date hereof, executed by the Borrower and the counterparty named therein in favor of Lender.
1.18    Agreement of Landlord between Lender, Borrower and Sinagua.
1.19    Undelivered Items Letter Agreement dated as of the date hereof, executed by Borrower in favor of Lender.

Exhibit B

Exhibit 10.1

EXHIBIT C

Approved Budget

Exhibit C

Structural/Exterior/Grounds																	
Roads and Walks - (entry)	**$100,000**							$35,000	$65,000								**$100,000**
Landscaping	**$150,000**						$49,500	$49,500	$51,000								**$150,000**
Structural/Exterior/Grounds Sub-Total	**$250,000**	**$0**	**$0**	**$0**	**$0**	**$0**	**$49,500**	**$84,500**	**$116,000**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$250,000**
Design Fees																	
(includes Orchards) Architect	**$400,000**	$175,000	$125,000	$100,000													**$400,000**
Interior Design	**$25,000**				$25,000												**$25,000**
Landscape Design	**$40,000**	$15,000	$15,000	$10,000													**$40,000**
M&E	**$20,000**	$20,000															**$20,000**
Third Party Consultant	**$12,134**		$6,000	$6,132													**$12,132**
Design Fees Sub-Total	**$497,134**	**$210,000**	**$146,000**	**$116,132**	**$25,000**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$497,132**
FF&E Purchase Fee (10%)	**$101,950**		$25,488	$76,463													**$101,950**
FF&E Shipping (5%)	**$50,975**				$16,822	$16,822	$17,332										**$50,975**
FF&E Tax (5.6%)	**$57,092**				$18,840	$18,840	$19,411										**$57,092**
FF&E Sub-Total	**$210,017**	**$0**	**$25,488**	**$76,463**	**$35,662**	**$35,662**	**$36,743**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$210,017**
Contingency (10% Construction Cost)	**$196,279**							**$0**	**$0**	**$0**				**$98,140**	**$49,070**	**$49,070**	**$196,280**
Total L'Auberge Owner Funding	**$4,528,430**	**$297,500**	**$321,638**	**$192,595**	**$318,282**	**$268,142**	**$286,493**	**$437,250**	**$304,750**	**$99,990**	**$281,260**	**$383,275**	**$604,475**	**$587,140**	**$96,570**	**$49,070**	**$4,528,429**
Orchards Inn																	
Rooms Renovation																	
Standard Rooms (40 Keys)																	
FF&E ($9,500k per)	**$380,000**					$125,400		$254,600									**$380,000**
Room Construction ($2k per)	**$80,000**					$40,000	$40,000	$0									**$80,000**
Bath Construction ($2k per)	**$80,000**					$40,000	$40,000										**$80,000**
Technology / Media ($500 per)	**$20,000**				$20,000												**$20,000**
Deluxe Rooms (30 Keys)																	
FF&E ($9,500k per)	**$285,000**					$94,050	$190,950										**$285,000**
Room Construction ($2k per)	**$60,000**					$0		$30,000	$30,000								**$60,000**
Bath Construction ($2k per)	**$60,000**							$30,000	$30,000								**$60,000**
Technology / Media ($500 per)	**$15,000**						$15,000										**$15,000**
Rooms Renovation Sub-Total	**$980,000**	**$0**	**$0**	**$0**	**$20,000**	**$299,450**	**$285,950**	**$314,600**	**$60,000**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$980,000**
Taos Cantina FF&E	**$75,000**			$24,750		$50,250											**$75,000**
Construction	**$175,000**	$0	$0	$0	$17,500	$87,500	$70,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	**$175,000**
Taos Cantina Sub-Total	**$250,000**	**$0**	**$0**	**$24,750**	**$17,500**	**$137,750**	**$70,000**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$250,000**
Lobby																	
Expansion	**$50,000**											$15,000	$35,000				**$50,000**
Bathroom	**$17,500**												$17,500				**$17,500**
Entry Way	**$25,000**											$12,500	$12,500				**$25,000**
Office	**$2,500**												$2,500				**$2,500**
FF&E	**$5,000**										$5,000						**$5,000**
Lobby Sub-Total	**$100,000**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$5,000**	**$27,500**	**$67,500**	**$0**	**$0**	**$0**	**$100,000**
Structural/Exterior/Grounds																	
Balconies ($400 per)	**$28,000**					$8,000	$8,000	$6,000	$6,000								**$28,000**
Walkway - Stairs	**$42,000**												$12,000	$30,000			**$42,000**
Façade	**$55,000**												$25,000	$30,000			**$55,000**
Orchards Pool	**$75,000**													$75,000			**$75,000**
Structural/Exterior/Grounds Sub-Total	**$200,000**	**$0**	**$0**	**$0**	**$0**	**$8,000**	**$8,000**	**$6,000**	**$6,000**	**$0**	**$0**	**$0**	**$37,000**	**$135,000**	**$0**	**$0**	**$200,000**
Contingency (10% Construction Cost)	**$65,550**												**$30,550**	**$35,000**			**$65,550**
FF&E Purchase Fee (flat)	**$55,000**					$25,000	$30,000										**$55,000**
FF&E Shipping (5%)	**$33,500**					$10,000	$23,500										**$33,500**
FF&E Tax (5.6%)	**$37,520**					$17,520	$20,000										**$37,520**
FF&E Sub-Total	**$126,020**	**$0**	**$0**	**$0**	**$0**	**$52,520**	**$73,500**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$126,020**
Total Orchard Inn Owner Funding	**$1,721,570**	**$0**	**$0**	**$24,750**	**$37,500**	**$497,720**	**$437,450**	**$320,600**	**$66,000**	**$0**	**$5,000**	**$27,500**	**$135,050**	**$170,000**	**$0**	**$0**	**$1,721,570**
COMBINED TOTAL OWNER FUNDING	**$6,250,000**	**$297,500**	**$321,638**	**$217,345**	**$355,782**	**$765,862**	**$723,943**	**$757,850**	**$370,750**	**$99,990**	**$286,260**	**$410,775**	**$739,525**	**$757,142**	**$96,570**	**$49,070**	**$6,250,001**

Exhibit B

Exhibit 10.1

EXHIBIT C-1

Immediate Capital Improvement Work

L'Auberge
		1/1/2015	2/1/2015	3/1/2015	4/1/2015
Rooms Renovation
	Creekside Cottages (15 Keys)
	FF&E ($17.5k per)		$86,625	$0	$86,625
	Bath Construction ($10k per)				$0
	Technology / Media ($1k per )				$0
	Deck ($1500 per)				$0
		$0	$86,625	$0	$86,625
	Creekside Suites (2 Keys)
	FF&E ($22k per)				$14,520
	Bath Construction ($10k per)
	Technology / Media ($1k per )
	Deck ($1500 per)
		$0	$0	$0	$14,520
	Garden Cottages (11 Keys)
	FF&E ($17.5k per)		$63,525		$128,975
	Bath Construction ($10k per)
	Technology / Media ($1k per )				$11,000
	Deck ($1500 per)
		$0	$63,525	$0	$139,975
	Garden Cottage (2bd - 2 Keys)
	FF&E ($25k per key)				$16,500
	Construction ($12k per key)
	Technology ($2k per key)

Exhibit C-1

	Deck ($2500 per key)
		$0	$0	$0	$16,500
	Creekhouse Suite (5 keys)
	FF&E ($18.5k per key)
	Construction ($29.5k per key)
	Technology ($2k per key)
	Deck (Large Area)
		$0	$0	$0	$0
Rooms Sub-Total		$0	$150,150	$0	$257,620

F&B (Restaurants & Kitchen)
	Kitchen Equipment	$87,500
	Main Kitchen Construction
	Restaurant Construction
	Restaurant FF&E
	Lobby Bar Construction
	Lobby Bar FF&E
Lobby Area
	Lobby Area Construction
	Public Area Restrooms
	Lobby FF&E
Lobby, Restaurant & Main Kitchen Sub-Total		$87,500	$0	$0	$0

Spa Building
	Construction
	FF&E				$0
Spa Sub-Total		$0	$0	$0	$0

Structural/Exterior/Grounds
	Roads and Walks - (entry)
	Landscaping

Exhibit C-1

Structural/Exterior/Grounds Sub-Total		$0	$0	$0	$0

Design Fees
(includes Orchards)	Architect	$175,000	$125,000	$100,000
	Interior Design				$25,000
	Landscape Design	$15,000	$15,000	$10,000
	M&E	$20,000
	Third Party Consultant		$6,000	$6,132
Design Fees Sub-Total		$210,000	$146,000	$116,132	$25,000

	FF&E Purchase Fee (10%)		$25,488	$76,463
	FF&E Shipping (5%)				$16,822
	FF&E Tax (5.6%)				$18,840
FF&E Sub-Total		$0	$25,488	$76,463	$35,662

Contingency (10% Construction Cost)

Total L'Auberge Owner Funding		$297,500	$321,638	$192,595	$318,282
Orchards Inn
Rooms Renovation
	Standard Rooms (40 Keys)
	FF&E ($9,500k per)
	Room Construction ($2k per)
	Bath Construction ($2k per)
	Technology / Media ($500 per )				$20,000
	Deluxe Rooms (30 Keys)
	FF&E ($9,500k per)
	Room Construction ($2k per)
	Bath Construction ($2k per)
	Technology / Media ($500 per )

Exhibit C-1

	Rooms Renovation Sub-Total	$0	$0	$0	$20,000

Taos Cantina	FF&E			$24,750
	Construction	$0	$0	$0	$17,500
Taos Cantina Sub-Total		$0	$0	$24,750	$17,500

Lobby
	Expansion
	Bathroom
	Entry Way
	Office
	FF&E
Lobby Sub-Total		$0	$0	$0	$0

	Structural/Exterior/Grounds
	Balconies ($400 per)
	Walkway - Stairs
	Façade
	Orchards Pool
	Structural/Exterior/Grounds Sub-Total	$0	$0	$0	$0

	Contingency (10% Construction Cost)

	FF&E Purchase Fee (flat)
	FF&E Shipping (5%)
	FF&E Tax (5.6%)
FF&E Sub-Total		$0	$0	$0	$0

	Total Orchard Inn Owner Funding	$0	$0	$24,750	$37,500

	COMBINED TOTAL OWNER FUNDING	$297,500	$321,638	$217,345	$355,782

Exhibit C-1

Exhibit C-1

Exhibit 10.1

Section 13EXHIBIT D

FINANCIAL COVENANTS

L'AUBERGE & ORCHARDS INN OPERATING COVENANTS
Combined
05/2015 - Trailing 12 months	$4,031,251
08/2015 - Trailing 12 months	$4,290,315
11/2015 - Trailing 12 months	$4,433,997
02/2016 - Trailing 12 months	$4,404,252
05/2016 - Trailing 12 months	$4,419,258
08/2016 - Trailing 12 months	$4,472,653
11/2016 - Trailing 12 months	$4,502,216
02/2017 - Trailing 12 months	$4,536,380
05/2016 - Trailing 12 months	$4,551,836
08/2016 - Trailing 12 months	$4,606,833
11/2016 - Trailing 12 months	$4,637,282
02/2018 - Trailing 12 months	$4,672,471

Exhibit D

EXHIBIT E

FORM OF DISBURSEMENT REQUEST

Attention:
Re:    _________________________ ("Borrower")
Loan # __________ ("Loan")
Dear_____________:
Pursuant to the terms of that certain Loan Agreement dated as of _______________, 20__ (as modified, amended and/or supplemented from time to time, the "Loan Agreement"), and the representations and warranties set forth therein and herein, Borrower hereby submits a disbursement request for the amount of $__________. Capitalized terms have the same meanings as in the Loan Agreement.
This disbursement request ("Request") shall be deemed to be a representation by Borrower and of the person/entity signing this Request (in the case of the person/entity signing this Request, to person’s/entity’s knowledge) that (A) no Event of Default has occurred or will exist (and no event that with the passage of time or giving of notice has occurred and is continuing or will exist that would constitute an Event of Default) upon the making of this requested disbursement; (B) the representations and warranties contained herein and in the other Loan Documents as of the date hereof are true and correct in all material respects; (C) all information set forth in this Request; and on any exhibit attached hereto is true, correct and complete in all material respects; and (D) all conditions precedent to the disbursement to be made in connection with this Request have been satisfied.
(a)    the Borrower has received no notice and has no knowledge of any litigation, proceedings (including proceedings under Title 11 of the United States Code), liens or claims of lien, either filed or threatened against the Borrower, any Guarantor or the Property, except the liens of the Lender and those which have heretofore been specifically identified in writing to the Lender;
(b)    no event, circumstance or condition exists or has occurred which could delay or prevent the completion of the Immediate Capital Improvement Work by the Immediate Capital Improvement Work Completion Date or the Capital Improvement Work by the Capital Improvement Work Completion Date;
(c)    all construction related disbursements advanced by the Lender to the Borrower for labor, materials and/or services furnished prior to this draw

Exhibit E

request have been paid to the parties entitled to such payment, and all Loan proceeds so disbursed have been used for the purposes set forth in the Loan Agreement;
(d)    all work and materials furnished to date for the Property conform with the Approved Plans and Specifications, and the Borrower has approved all work and materials for which a payment is now due and for which this construction disbursement is being requested;
(e)    the total amount of the requested construction disbursement represents the actual amount payable to the general contractor and/or subcontractors who have performed work on the Project, and all of the construction disbursement requested hereby will be used as payment for the work on the Property described on the attached documentation and for no other reason; and
(f)    [all change orders or changes to the Approved Plans and Specifications or the schedule of values have been submitted to and approved by Lender].
(g)    there are sufficient amounts in the Capital Improvement Reserve to pay for and complete the Capital Improvement Work (including, without limitation, any change orders approved by the Lender).

ITEM	TOTAL AMOUNT INCURRED LESS PRIOR DISBURSEMENTS
1)
2)
TOTAL DISBURSEMENT REQUEST
This Request is submitted as of _______________, 20__.
[BORROWER]
By:
Name:
Title:

Exhibit E

Exhibit E

Exhibit 10.1

EXHIBIT F

RENT ROLL AND LEASES

None.

Exhibit F

Exhibit 10.1

EXHIBIT G

SCHEDULE OF RETENTION WORK

L'Auberge		Budget
Rooms Renovation
	Creekside Cottages (15 Keys)
	Bath Construction ($10k per)	$150,000
	Deck ($1500 per)	$22,500
	Creekside Suites (2 Keys)
	Bath Construction ($10k per)	$20,000
	Deck ($1500 per)	$3,000
	Garden Cottages (11 Keys)
	Bath Construction ($10k per)	$110,000
	Deck ($1500 per)	$16,500
	Garden Cottage (2bd - 2 Keys)	-
	Construction ($12k per key)	$24,000
	Deck ($2500 per key)	$5,000
	Creekhouse Suite (5 keys)
	Construction ($29.5k per key)	$147,500
	Deck (Large Area)	$25,000
F&B (Restaurants & Kitchen)
	Main Kitchen Construction	$350,000
	Restaurant Construction	$300,000
	Lobby Bar Construction	$300,000
Lobby Area
	Lobby Area Construction	$90,000
	Public Area Restrooms	$25,000
Spa Building
	Construction	$375,000
	L'Auberge Construction Total	$1,963,500
Contingency (10% Construction Cost)		$196,279

Orchards Inn	OWNER Funding

Rooms Renovation
Standard	Room Construction ($2k per)	$80,000
	Bath Construction ($2k per)	$80,000
Deluxe	Room Construction ($2k per)	$60,000
	Bath Construction ($2k per)	$60,000

Exhibit G

Taos Cantina	Construction		$175,000
Lobby	Expansion		$50,000
	Bathroom		$17,500
	Entry Way		$25,000
		Sub Total	$555,500
Contingency (10% Construction Cost +$18,000)			$65,550

Exhibit E

Exhibit 10.1

SCHEDULE 1
PERCENTAGE COMPLETION MILESTONE DATES

Date	Milestone
March 1, 2015	Capital Expenditure Start Date
October 31, 2015	40% Completion
April 30, 2016	80% Completion
April 30, 2016	100% of guestrooms renovated (excluding Creekhouse)
July 31, 2016	100% Completion

Schedule 1